As filed with the United States Securities and Exchange Commission on May 2, 2024

Registration No. 333-277630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FB Bancorp, Inc.

FIDELITY BANK 401(k) RETIREMENT PLAN

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	99-1859402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

353 Carondelet Street

New Orleans, Louisiana 70130

(504) 569-8640

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher Ferris

President and Chief Executive Officer

353 Carondelet Street

New Orleans, Louisiana 70130

(504) 569-8640

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas Hutton, Esq. Marc P. Levy, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Ross Bevan, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W., Suite 100 Washington, DC 20007 (202) 295-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

FIDELITY BANK 401(k) RETIREMENT PLAN

Offering of Participation Interests of up to 3,179,835 Shares of

FB Bancorp, Inc. Common Stock

In connection with the mutual to stock conversion of Fidelity Bank, a Louisiana-chartered mutual savings bank (“Fidelity”), FB Bancorp, Inc. (“FB Bancorp”), a newly-formed Maryland corporation and the to-be holding company of Fidelity, is offering shares of its common stock for sale at $10.00 per share. In connection with the stock offering, FB Bancorp will use its best efforts to list its common stock on a national or regional securities exchange. It is expected that shares of FB Bancorp common stock will be listed on the Nasdaq Capital Markets under the symbol “FBLA” following the stock offering.

In connection with the stock offering, Fidelity is allowing participants in the Fidelity Bank 401(k) Plan (the “401(k) Plan”) to invest a portion of their account balances in FB Bancorp common stock. This prospectus supplement relates to elections by 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest up to 50% of their account balance in the 401(k) Plan in FB Bancorp common stock in connection with the stock offering. Based upon the value of the 401(k) Plan assets at December 31, 2023, the trustee of the 401(k) Plan could purchase up to 3,179,835 shares of FB Bancorp common stock on behalf of participants, at the purchase price of $10.00 per share, in the stock offering.

Before you consider investing, you should read the prospectus of FB Bancorp, dated [date], 2024, which is enclosed with this prospectus supplement. It contains detailed information regarding the conversion, the stock offering of FB Bancorp and the financial condition, results of operations and business of Fidelity. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 12 of the attached prospectus, and “Notice of Your Rights Concerning Employer Securities” in this prospectus supplement.

The interests in the 401(k) Plan and the offering of shares of FB Bancorp common stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used only in connection with offers and sales by FB Bancorp in the stock offering of FB Bancorp common stock that may be acquired within the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of FB Bancorp common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the enclosed prospectus. FB Bancorp, Fidelity and the 401(k) Plan have not authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the enclosed prospectus nor any sale of FB Bancorp common stock shall under any circumstances imply that there has not been a change in the affairs of FB Bancorp, Fidelity or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [date], 2024.

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page 12 of the attached prospectus, you should also consider the following:

If you elect to purchase FB Bancorp common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase FB Bancorp common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated amount within your 401(k) Plan account among your investment fund balances. If the stock offering is oversubscribed (i.e., there are more orders for FB Bancorp common stock than shares available for sale in the stock offering) and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase FB Bancorp common stock, the funds that cannot be invested in FB Bancorp common stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan, according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a portion of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all of the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Stock Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered

Fidelity is offering participants in the 401(k) Plan the opportunity to purchase participation interests in shares of FB Bancorp common stock through the 401(k) Plan. A “participation interest” represents indirect ownership of a share of FB Bancorp common stock that is acquired by the 401(k) Plan and is equivalent to one share of FB Bancorp common stock. In this prospectus supplement, “participation interests” are referred to as shares of FB Bancorp common stock. At the stock offering purchase price of $10.00 per share, and to allow participants to use up to 50% of their account balances, the 401(k) Plan may acquire up to 3,179,835 shares of FB Bancorp common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets as of December 31, 2023.

Only employees of Fidelity may become participants in the 401(k) Plan and only participants may purchase shares of FB Bancorp common stock through the 401(k) Plan. However, your investment in shares of FB Bancorp common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with respect to the financial condition, results of operations and business of FB Bancorp and Fidelity is contained in the accompanying prospectus. The address of the corporate/main office of FB Bancorp and Fidelity is 353 Carondelet Street, New Orleans, Louisiana 70130, and the telephone number at this address is (504) 569-8640.

Address questions about this prospectus supplement to Bryan J. Bode, SVP, Director of Human Resources, Fidelity Bank, 353 Carondelet Street, New Orleans, Louisiana 70130; telephone number (504) 831-7376, ext. 11421; email: bryan.bode@bankwithfidelity.com.

Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the stock offering outside the 401(k) Plan to the Stock Information Center at (504) 569-3483, Monday through Friday, 9:00 a.m. to 5:00 p.m., Central time. The Stock Information Center will be closed on bank holidays.

Election to Purchase FB Bancorp Common Stock	In connection with the stock offering, you may elect to designate a portion (up to 50%) of your 401(k) Plan account balance to a money market fund called “Stock Purchase,” which will be used to subscribe for FB Bancorp common stock in the stock offering. Before making this election, you should carefully read the prospectus and this prospectus supplement and consider the information set forth on page 16 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the FB Bancorp Stock Fund will subscribe to purchase shares of FB Bancorp common stock at $10.00 per share in accordance with your election. However, your election is subject to the purchase priorities and purchase limitations, as described below.

Purchase Priorities

All 401(k) Plan participants are eligible to elect to subscribe for FB Bancorp common stock in the stock offering. However, the elections are subject to the purchase priorities in Fidelity Bank’s Plan of Conversion, which provides for a subscription offering and, if necessary, a community offering. In the stock offering, the purchase priorities are as follows and apply in case more shares of FB Bancorp common stock are ordered than are available for sale (an “oversubscription):

Subscription Offering:

(1)   Each person with $50 or more on deposit at Fidelity as of the close of business on December 31, 2022, has first priority.

(2)   Fidelity’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan, have second priority.

(3)   Each person with $50 or more on deposit at Fidelity as of the close of business on March 31, 2024, has third priority.

(4)   Each person with a deposit account at Fidelity at the close of business on May 13, 2024, has fourth priority.

Community Offering:

Shares of FB Bancorp common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons (including trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank.

If you fall into subscription offering categories (1), (3) or (4) above, you have subscription rights to purchase FB Bancorp common stock in the subscription offering in the highest category and you may use funds (up to 50% of your account balance) in the 401(k) Plan to pay for the FB Bancorp common stock.

If you fall into purchase priority (1), (3) or (4), you will separately receive offering materials in the mail, including a stock order form. You may use the stock order form to purchase shares of FB Bancorp common stock outside the 401(k) Plan.

Additionally, instead of (or in addition to) placing an order outside the 401(k) Plan using the stock order form, you may place an order for the purchase of FB Bancorp common stock through the 401(k) Plan in the manner described below under “How to Order Stock in the Offering.”

2

Purchases in the Offering and Oversubscriptions

The trustee of the 401(k) Plan will subscribe for FB Bancorp common stock in the stock offering in accordance with your election. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of FB Bancorp common stock will be sold from your existing investment options and the proceeds will be transferred to the Stock Purchase option (which will be invested in a money market fund during the stock offering period) pending the completion of the stock offering several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the stock offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of FB Bancorp common stock. Following the closing of the stock offering, your purchased shares of FB Bancorp common stock will be transferred to the 401(k) Plan and will be reflected in your 401(k) Plan account as soon as practicable thereafter.

If the stock offering is oversubscribed, and the trustee is unable to use the full amount allocated by you to purchase FB Bancorp common stock in the stock offering, the amount that cannot be invested in shares of FB Bancorp common stock, and any interest earned on that amount, will be transferred from the Stock Purchase option and reinvested in the existing funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to elect to invest part of your account balances towards the purchase of FB Bancorp common stock in connection with the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Composition of the FB Bancorp Stock Fund

Shares of FB Bancorp common stock purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held in the FB Bancorp Stock Fund. The FB Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by 401(k) Plan participants in the stock offering through the 401(k) Plan. The FB Bancorp Stock Fund will consist solely of shares of FB Bancorp common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price).

Following the closing of the stock offering, the aggregate value of the FB Bancorp Stock Fund will be determined each day by dividing the total market value of the fund at the end of the day by the total number of shares held in the fund by all participants as of the previous day’s end. The change in share value reflects the day’s change in stock price of FB Bancorp common stock, and the value of each participation interest should be the same as one share of FB Bancorp common stock.

Investment in FB Bancorp common stock involves risks common to investments in shares of common stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The portion of your 401(k) Plan account invested in the FB Bancorp Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go online at any time to www.principal.com or call 1-800-547-7754 to review your account balances.

3

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 50% of your 401(k) Plan account balance for the purchase of FB Bancorp common stock in the stock offering.

The trustee of the 401(k) Plan will subscribe for shares of FB Bancorp common stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the stock offering. To purchase FB Bancorp common stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. No individual may purchase more than $700,000 (70,000 shares) of FB Bancorp common stock. Furthermore, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $1,200,000 (120,000 shares) of FB Bancorp common stock in all categories of the stock offering combined. Please see the prospectus for further details regarding additional maximum purchase limits for investors in the stock offering.

Value of the 401(k) Plan Assets	As of December 31, 2023, the market value of the assets of the 401(k) Plan attributable to active and former employees of Fidelity was approximately $31,798,350.

How to Order Stock in the Offering

You can elect to transfer up to 50% of your current 401(k) Plan account balance (in whole dollar amounts) to the Stock Purchase option, which will be used by the 401(k) Plan trustee to purchase shares of FB Bancorp common stock. This is done by following the procedures described below. Please note the following conditions concerning this election:

•  Your election is subject to a minimum purchase of 25 shares of common stock, which equals $250.

Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase limit of no more than 70,000 shares of FB Bancorp common stock, which equals $700,000. The prospectus describes an additional purchase limitation of 120,000 shares of FB Bancorp common stock, which equals $1,200,000, for an individual, together with associates or persons acting in concert with such individual.

•  The election period for the 401(k) Plan purchases ends at 3:00 p.m., Central time, on June 13, 2024 (the “Plan Purchase Period”).

•  Your election to purchase common stock in the offering through the 401(k) Plan will be accepted by Principal Financial Group, the recordkeeper of the 401(k) Plan. After your election is accepted by Principal Financial Group, it will be rounded down to the closest dollar amount divisible by $10.00 and will be used by the trustee to purchase shares of FB Bancorp common stock sold in the stock offering. This difference will remain in the Stock Purchase option until the completion of the stock offering, which is expected to be several weeks after the Plan Purchase Period ends. At that time, the FB Bancorp common stock purchased based on your election will be transferred to the 401(k) Plan and any remaining funds will be transferred out of the Stock Purchase option for investment in other funds under the 401(k) Plan, based on your election currently on file for future contributions.

4

•  The amount you elect to transfer to the Stock Purchase option will be held separately until the completion of the stock offering. Therefore, this money is not available for distributions, loans, or withdrawals until the stock offering is completed, which is expected to be several weeks after the 401(k) Plan Purchase Period ends.

•  Following the completion of the stock offering, your purchased shares of FB Bancorp common stock will be reflected in your 401(k) Plan account through the FB Bancorp Stock Fund.

Follow these steps to make your election to use your account balance in the 401(k) Plan to purchase shares of FB Bancorp common stock in the stock offering. You are allowed only one election to transfer funds to the Stock Purchase option.

•  Go to www.principal.com and log into your 401(k) Plan account. In Account Login, click on drop down and choose “Personal,” then “GO.” Enter your Username and Password. If you haven’t established your Username and Password, click on the link “Establish your Username and Password” and follow the prompts.

•  On your Personal Summary Page, choose the line for the Fidelity Bank 401(k) Plan and click on “View Details” for your 401(k) Plan account.

•  When you reach “Your Account Overview,” click on “Investments” across the top navigation of the screen, and then click on “Change Investments.”

•  When you reach the “Change Investments” screen, click on the box titled “Move Balances.” Then click on “Make a Transfer.”

•  Click on “Advanced Transfer Features” and choose “dollars,” then enter the amount you would like to transfer “From” each investment. When you have completed transferring “From” each investment, choose “Continue.”

•  Enter the dollars that you will be transferring into the Stock Purchase account. The Stock Purchase account is a money market investment that will hold the funds until the stock offering is concluded. All of the funds that you transferred “From” other investments must be transferred “To” another investment.

When you have completed the “To” portion of the transaction, click “Continue.” You will be taken to a confirmation page. Please review your transaction for accuracy. If you need to make changes, click on “Cancel” or “Start Over” or “Previous” to make changes. If the information is correct, click “Submit Request” to authorize Principal Life Insurance Company to process the request. You will receive a communication in your Message Center confirming your transaction.

After you completed your online election, you will also need to complete the Stock Information Form and return it either by emailing it to Bryan J. Bode, SVP, Director of Human Resources at bryan.bode@bankwithfidelity.com, by faxing it to (504) 312-4578 or by delivering it in person, to be received by Bryan J. Bode, SVP, Director of Human Resources, Fidelity Bank, 353 Carondelet Street, New Orleans, Louisiana 70130; telephone number (504) 831-7376, ext. 11421.

5

Order Deadline	You must make your election online at www.principal.com and return your Stock Information Form by emailing to Bryan J. Bode, SVP, Director of Human Resources at bryan.bode@bankwithfidelity.com, by faxing it to (504) 312-4578 or by delivering it in person to Bryan J. Bode, SVP, Director of Human Resources, Fidelity Bank, 353 Carondelet Street, New Orleans, Louisiana 70130; telephone number (504) 831-7376, ext. 11421; to be received no later than 3:00 p.m., Central time, on June 13, 2024.

Irrevocability of Transfer Direction

Once you make an election to transfer amounts to the Stock Purchase option to be used by the 401(k) Plan trustee to purchase FB Bancorp common stock on your behalf in connection with the stock offering, you may not change your election.

Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of FB Bancorp common stock among all of the other investment funds on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will be able to purchase FB Bancorp common stock after the completion of the stock offering through the 401(k) Plan by investing your future contributions through the FB Bancorp Stock Fund. However, while no more than 50% of your contributions (both employer and employee) may be invested in the FB Bancorp Stock Fund in the stock offering, following the stock offering only 25% of your deferral may be used to purchase FB Bancorp common stock. Additionally, after the stock offering, you will be able to transfer no more than 25% of your account balance to the FB Bancorp Stock Fund.

After the completion of the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of FB Bancorp common stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. In addition, a brokerage commission of $0.05 per share of stock purchased will be charged.

You may change your investment allocation on a daily basis, subject to the limitations imposed by the 401(k) Plan. However, please be advised that your ability to buy or sell FB Bancorp common stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If FB Bancorp common stock is illiquid (meaning there are few buyers and sellers of the stock) on the date you elect to buy or sell FB Bancorp common stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for FB Bancorp common stock may be less or more than its fair market value on the date of your election.

Special restrictions may apply to purchasing shares of FB Bancorp common stock by 401(k) Plan participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of FB Bancorp.

Please note that if you are an officer of the Fidelity who is restricted by regulation from selling shares of FB Bancorp common stock acquired in the stock offering for one year, the FB Bancorp common stock that you purchased in the stock offering through the 401(k) Plan will not be tradable until the one-year trading restriction has lapsed.

6

Voting Rights of Common Stock	You may direct the 401(k) Plan trustee as to how to vote your shares of FB Bancorp common stock held in the FB Bancorp Stock Fund, if permitted by Fidelity. If the trustee does not receive your voting instructions, the trustee will be directed by Fidelity to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of FB Bancorp common stock held by the 401(k) Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Fidelity originally adopted the 401(k) Plan effective as of May 1, 2000. In connection with the mutual-to-stock conversion of Fidelity, FB Bancorp and Fidelity desire to allow participants to purchase common stock of FB Bancorp in their accounts in the 401(k) Plan, which Fidelity has amended to allow for investments in FB Bancorp common stock. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Fidelity intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Fidelity will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

ERISA. The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of Plan. This prospectus supplement summarizes certain provisions of the 401(k) Plan. These summaries are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator c/o Fidelity Bank, Attn: Bryan J. Bode, SVP, Director of Human Resources, Fidelity Bank, 353 Carondelet Street, New Orleans, Louisiana 70130; telephone number (504) 831-7376, ext. 11421; email: bryan.bode@bankwithfidelity.com.

Eligibility and Participation

As an employee of Fidelity, you are eligible to become a participant in the 401(k) Plan for purposes of making elective deferral contributions and receiving employer contributions on the entry date coinciding with or immediately upon your completion of 90 days of servcice. The entry dates under the 401(k) Plan are the day you complete the 90 days of service.

As of December 31, 2023, there were approximately 380 active and former employees with account balances in the 401(k) Plan.

Contributions under the Plan

Elective Deferrals. You are permitted to defer up to 100% of your compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. Your elective deferrals are subject to certain restrictions imposed by the Code, and for 2024, you may defer up to $23,000 and you may defer an additional $7,500 if you qualify for catch-up contributions as described in the next paragraph. The compensation of each participant taken into account under the 401(k) Plan is limited by the Code, and for 2024 the limit is $345,000 (this limit may change on an annual basis). Canceling or changing your contribution percentage can be accomplished by going to www.principal.com.

7

Catch-up Contributions. If you have made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the applicable tax year, which is December 31), you are also eligible to make an additional catch-up contribution. In 2024, the maximum catch-up contribution is $7,500. You may authorize Fidelity to withhold a specified dollar amount of your compensation for this purpose.

Employer Contributions. Fidelity currently makes matching contributions to the 401(k) Plan equal to 100% of a participant’s deferrals up to 3% of the participant’s compensation, plus 50% of the participant’s deferrals over 3% but not exceeding 6% of the participant’s compensation. Fidelity may also make discretionary contributions to the plan. Fidelity reserves the right to eliminate or modify the amount of this contribution at any time and from time to time.

Limitations on Contributions

Contribution Limits. For the tax year beginning January 1, 2024, the amount of your elective deferrals may not exceed $23,000 per calendar year, or $30,500, if you are eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

The total amount of contributions that you make and any contribution your employer makes on your behalf to the 401(k) Plan and other defined contribution tax-qualified retirement plans in one year is generally limited to the lesser of 100% of your compensation or $69,000 (for 2024), or if applicable, $76,500 (for 2023) including catch-up contributions.

Rollovers. You may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement account (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest.

Benefits under the 401(k) Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the portion of your account balance attributable to elective deferrals and your employer contributions under the 401(k) Plan vest at the rate of 20% per year of service beginning after two years of service.

Distribution at Termination of Employment. You will be entitled to receive a distribution of the vested amounts in your account when your employment terminates for any reason. Your benefit will be equal to the vested balance of your account. The 401(k) Plan will make involuntary cash-out distributions of vested account balances in accordance with the plan. If you are not a 5% or more owner of your employer, your required benefit commencement date is the April 1st following the close of the year in which the later occurs: you attain age 72 1⁄2 or you terminate employment.

Distribution after Death of Participant. If you die, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

8

Investment of Contributions and Account Balances

All amounts credited to your account under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee of the 401(k) Plan. Prior to the effective date of the offering, you were provided the opportunity to direct the investments of your account into one of the investment options described below.

JP Morgan Equity Income R6 Fund

Fidelity 500 Index Fund

DFA US Large Cap Growth Portfolio Institutional Fund

MFS Mid Cap Value R6 Fund

Fidelity Mid Cap Index Fund

JP Morgan Mid Cap Growth R6 Fund

Allspring Special Small Cap Value R6 Fund

Fidelity Small Cap Index Fund

AB Small Cap Growth Portolio Z Fund

Fidelity Total International Index Fund

MFS International Growth R6 Fund

Principal LifeTime Hybrid Income CIT Z

Principal LifeTime Hybrid 2015 CIT Z

Principal LifeTime Hybrid 2020 CIT Z

Principal LifeTime Hybrid 2025 CIT Z

Principal LifeTime Hybrid 2030 CIT Z

Principal LifeTime Hybrid 2035 CIT Z

Principal LifeTime Hybrid 2040 CIT Z

Principal LifeTime Hybrid 2045 CIT Z

Principal LifeTime Hybrid 2050 CIT Z

Principal LifeTime Hybrid 2055 CIT Z

Principal LifeTime Hybrid 2060 CIT Z

Principal LifeTime Hybrid 2065 CIT Z

Principal LifeTime Hybrid 2070 CIT Z

Voya Stable Value Fund II Class VS1

PIMCO Income Institutional Fund

Fidelity US Bond Index Fund

Fidelity Total Bond K6 Fund

Performance History

The following table provides performance data with respect to the investment funds in the Plan:

	Average Annual Total Return (%) (as of December 31, 2023 year end)
Investment Option Name	1-Year	3-Year	5-Year	10-Year
JP Morgan Equity Income R6 Fund	(3.22)	8.37	8.35	9.20
Fidelity 500 Index Fund	13.83	9.74	12.50	11.80
DFA US Large Cap Growth Portfolio Institutional Fund	13.89	9.97	13.49	12.50
MFS Mid Cap Value R6 Fund	1.57	9.69	9.27	8.41
Fidelity Mid Cap Index Fund	2.94	4.92	8.73	8.92
JP Morgan Mid Cap Growth R6 Fund	9.22	(0.31)	12.11	11.23
Allspring Special Small Cap Value R6 Fund	2.50	8.69	6.85	7.41
Fidelity Small Cap Index Fund	(2.38)	1.21	4.88	6.29
AB Small Cap Growth Portolio Z Fund	0.46	(8.09)	6.04	8.12
Fidelity Total International Index Fund	7.29	1.78	5.08	N/A
MFS International Growth R6 Fund	5.72	2.37	7.56	6.07
Principal LifeTime Hybrid Income CIT Z	10.87	0.36	4.46	3.59

9

	Average Annual Total Return (%) (as of December 31, 2023 year end)
Investment Option Name	1-Year	3-Year	5-Year	10-Year
Principal LifeTime Hybrid 2015 CIT Z	11.19	1.20	5.91	4.75
Principal LifeTime Hybrid 2020 CIT Z	12.26	1.78	6.90	5.43
Principal LifeTime Hybrid 2025 CIT Z	13.39	2.37	7.78	6.04
Principal LifeTime Hybrid 2030 CIT Z	15.12	2.83	8.56	6.54
Principal LifeTime Hybrid 2035 CIT Z	16.59	3.53	9.42	7.07
Principal LifeTime Hybrid 2040 CIT Z	18.38	4.24	10.16	7.50
Principal LifeTime Hybrid 2045 CIT Z	19.62	4.80	10.73	7.82
Principal LifeTime Hybrid 2050 CIT Z	20.50	5.18	11.14	8.08
Principal LifeTime Hybrid 2055 CIT Z	20.49	5.37	11.35	8.19
Principal LifeTime Hybrid 2060 CIT Z	20.46	5.48	11.53	8.36
Principal LifeTime Hybrid 2065 CIT Z	20.42	5.52	11.70	N/A
Principal LifeTime Hybrid 2070 CIT Z	N/A	N/A	N/A	N/A
Voya Stable Value Fund II Class VS1	1.69	1.27	N/A	N/A
PIMCO Income Institutional Fund	5.78	0.59	2.93	4.14
Fidelity US Bond Index Fund	1.08	(4.53)	0.69	1.34
Fidelity Total Bond K6 Fund	2.40	(3.21)	1.86	N/A

Description of the Investment Funds

JP Morgan Equity Income R6 Fund. The investment seeks capital appreciation and current income. Under normal circumstances, at least 80% of the fund’s assets will be invested in the equity securities of corporations that regularly pay dividends, including common stocks and debt securities and preferred securities convertible to common stock. “Assets” means net assets, plus the amount of borrowings for investment purposes. Although the fund invests primarily in securities of large cap companies, it may invest in equity investments of companies across all market capitalizations.

Fidelity 500 Index Fund. The investment seeks to provide investment results that correspond to the total return performance of common stocks publicly traded in the United States. The fund normally invests at least 80% of assets in common stocks included in the S&P 500(R) Index, which broadly represents the performance of common stocks publicly traded in the United States. It lends securities to earn income.

DFA US Large Cap Growth Portfolio Institutional Fund. The investment seeks to achieve long-term capital appreciation. The Portfolio purchases a broad and diverse group of readily marketable securities of large U.S. companies that the Advisor determines to have high profitability and relative prices compared to other U.S. large cap companies at the time of purchase. As a non-fundamental policy, under normal circumstances, it will invest at least 80% of its net assets in securities of large cap U.S. companies.

MFS Mid Cap Value R6 Fund. The investment seeks capital appreciation. The fund normally invests at least 80% of the fund’s net assets in issuers with medium market capitalizations. The adviser generally defines medium market capitalization issuers as issuers with market capitalizations similar to those of issuers included in the Russell Midcap(R) Value Index over the last 13 months at the time of purchase. It normally invests the fund’s assets primarily in equity securities.

Fidelity Mid Cap Index Fund. The investment seeks to provide investment results that correspond to the total return of stocks of mid-capitalization United States companies. The fund invests normally at least 80% of its assets in securities included in the Russell Midcap(R) Index. It lends securities to earn income.

JP Morgan Mid Cap Growth R6 Fund. The investment seeks growth of capital. Under normal circumstances, at least 80% of the fund’s assets will be invested in equity securities of mid cap companies, including common stocks and debt securities and preferred securities that are convertible to common stocks. “Assets” means net assets, plus the amount of borrowings for investment purposes. The fund invests primarily in common stocks of mid cap companies which the fund’s adviser believes are capable of achieving sustained growth.

10

Allspring Special Small Cap Value R6 Fund. The investment seeks long-term capital appreciation. Under normal circumstances, the fund invests: at least 80% of the fund’s net assets in equity securities of small-capitalization companies. It invests principally in equity securities of small-capitalization companies, which the managers define as companies with market capitalizations within the range of the Russell 2000(R) Index at the time of purchase.

Fidelity Small Cap Index Fund. The investment seeks to provide investment results that correspond to the total return of stocks of small-capitalization United States companies. The fund invests normally at least 80% of its assets in securities included in the Russell 2000(R) Index. It lends securities to earn income.

AB Small Cap Growth Portolio Z Fund. The investment seeks long-term growth of capital. The fund invests primarily in a diversified portfolio of equities with relatively smaller capitalizations as compared to the overall U.S. market. It invests at least 80% of its net assets in equities of smaller companies. For these purposes, “smaller companies” are those that, at the time of investment, fall within the lowest 20% of the total U.S. equity market capitalization (excluding, for purposes of this calculation, companies with market capitalizations of less than $10 million). The fund may invest in any company and industry and in any type of equity security with potential for capital appreciation.

Fidelity Total International Index Fund. The investment seeks to provide investment results that correspond to the total return of foreign developed and emerging stock markets. The fund normally invests at least 80% of assets in securities included in the MSCI ACWI (All CountryWorld Index) ex USA Investable Market Index and in depositary receipts representing securities included in the index. The MSCI ACWI (All CountryWorld Index) ex USA Investable Market Index is a market capitalization-weighted index designed to measure the investable equity market performance for global investors of large, mid, and small-cap stocks in developed and emerging markets, excluding the U.S.

MFS International Growth R6 Fund. The investment seeks capital appreciation. The fund normally invests its assets primarily in foreign equity securities, including emerging market equity securities. Equity securities include common stocks and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer. The advisor focuses on investing the fund’s assets in the stocks of companies the advisor believes to have above average earnings growth potential compared to other companies (growth companies).

Principal LifeTime Hybrid Income CIT Z. The investment option seeks current income and, as a secondary objective, capital appreciation. To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on investors who have reached their investment time horizon.

Principal LifeTime Hybrid 2015 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2020 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2025 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

11

Principal LifeTime Hybrid 2030 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2035 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2040 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2045 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2050 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2055 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2060 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2065 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal LifeTime Hybrid 2070 CIT Z. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

12

Voya Stable Value Fund II Class VS1. The Fund’s investment objective is to provide safety of principal and a competitive yield with low return volatility, while maintaining adequate liquidity to provide for participant-directed distributions or withdrawals at book value, through the investment in a group annuity separate account contract (the “Contract”) issued by Voya Retirement Insurance and Annuity Company. The Contract invests in one or more separate accounts managed by Voya Investment Management LLC. The various investments that make up the separate accounts are blended together to provide a combined daily accrual rate, net of all Fund and portfolio expenses.

PIMCO Income Institutional Fund. The investment seeks to maximize current income; long-term capital appreciation is a secondary objective. The fund invests at least 65% of its total assets in a multi-sector portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. It may invest up to 50% of its total assets in high yield securities rated below investment grade by Moody’s, S&P or Fitch, or if unrated, as determined by PIMCO.

Fidelity US Bond Index Fund. The investment seeks to provide investment results that correspond to the aggregate price and interest performance of the debt securities in the Bloomberg U.S. Aggregate Bond Index. The fund normally invests at least 80% of the fund’s assets in bonds included in the Bloomberg U.S. Aggregate Bond Index. It uses statistical sampling techniques based on duration, maturity, interest rate sensitivity, security structure, and credit quality to attempt to replicate the returns of the Bloomberg U.S. Aggregate Bond Index using a smaller number of securities. The fund invests in Fidelity’s central funds.

Fidelity Total Bond K6 Fund. The investment seeks a high level of current income. The fund normally invests at least 80% of assets in debt securities of all types and repurchase agreements for those securities. It invests up to 20% of assets in lower-quality debt securities (those of less than investment-grade quality, also referred to as high yield debt securities or junk bonds).

An investment in any of the funds listed above is not a bank deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

FB Bancorp Stock Fund

In connection with the stock offering, the 401(k) Plan now offers the FB Bancorp Stock Fund as an additional choice among the investment options described above. The FB Bancorp Stock Fund invests primarily in the shares of common stock of FB Bancorp. In connection with the stock offering, you may, in the manner described earlier, elect to direct the 401(k) Plan trustee to invest up to 50% of your 401(k) Plan account in the FB Bancorp Stock Fund.

As of the date of this prospectus supplement, there is no established market for FB Bancorp common stock. Accordingly, there is no record of the historical performance of the FB Bancorp Stock Fund. Performance of the FB Bancorp Stock Fund will depend on a number of factors, including the financial condition and profitability of FB Bancorp and Fidelity and market conditions for shares of FB Bancorp common stock generally.

Investments in the FB Bancorp Stock Fund involve special risks common to investments in the shares of common stock. In making a decision to invest a part of your account balance in the FB Bancorp Stock Fund, you should carefully consider the information set forth on page 16 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities – The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page 12 of the enclosed prospectus and the section of this prospectus supplement entitled “Notice of Your Rights Concerning Employer Securities” below.

13

Withdrawals from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with Fidelity. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 1⁄2, regardless of whether the withdrawal occurs during his or her employment with Fidelity or after termination of employment.

Withdrawal from Your Account Prior to Retirement. Once you have attained age 59 1⁄2, you may request distribution of all or part of the amounts credited to your account attributable to elective deferrals, matching contributions and discretionary employer contributions.

Hardship Withdrawals. If you incur a financial hardship, you may request a withdrawal from the portion of your account attributable to your pre-tax and after-tax elective deferrals.

Rollover Contributions. You may withdraw amounts you contributed to the 401(k) Plan as a rollover contribution twice within any twelve-month period.

Administration of the 401(k) Plan

The 401(k) Plan Trustee. The trustee of the 401(k) Plan is Principal Trust Company. Principal Trust Company serves as trustee for all the investments funds under the 401(k) Plan, except that Todd Wanner will serve as trustee of the FB Bancorp Stock Fund only during the stock offering period.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator. The address of the 401(k) Plan administrator is Fidelity, 353 Carondelet Street, New Orleans, Louisiana 70130. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of the statement period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any). In addition, you can go online to www.principal.com or call 1-(800) 547-7754 at any time to review your account balances.

Amendment and Termination

Fidelity intends to continue the 401(k) Plan indefinitely. Nevertheless, Fidelity may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your account. Fidelity reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Fidelity may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax aspects of the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

14

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Fidelity will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1⁄2, and consists of the balance credited to the participant under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by Fidelity. The portion of any lump-sum distribution required to be included in a participant’s taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, the participant has made to the 401(k) Plan and any other profit-sharing plans maintained by Fidelity, which is included in the distribution.

FB Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes FB Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to FB Bancorp common stock, that is, the excess of the value of FB Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of FB Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of FB Bancorp common stock at the time of distribution, less the amount of any net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of FB Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of FB Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of FB Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an IRA in accordance with the terms of the other plan or the IRA.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as FB Bancorp common stock. Because you may have investments in the FB Bancorp Stock Fund under the 401(k) Plan in the future, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the FB Bancorp Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan Administrator shown above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of the FB Bancorp Stock Fund.

15

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should carefully consider the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be sufficiently diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should consider all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in FB Bancorp common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your investment discretion. Second, no person who otherwise is a fiduciary, such as Fidelity, the 401(k) Plan Administrator, or the 401(k) Plan’s trustee, is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in FB Bancorp common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as FB Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of FB Bancorp, the individual must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts, generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of FB Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the FB Bancorp Stock Fund of the 401(k) Plan by officers and persons beneficially owning more than 10% of the common stock of FB Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

16

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by FB Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of FB Bancorp common stock resulting from non-exempt purchases and sales of FB Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of FB Bancorp common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons subject to Section 16(b) are required to hold shares of FB Bancorp common stock distributed to them from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases within the FB Bancorp Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information regarding the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits is available upon written request to the 401(k) Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the FB Bancorp common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to FB Bancorp in connection with FB Bancorp’s stock offering.

17

PROSPECTUS

(Proposed Holding Company for Fidelity Bank)

Up to 17,250,000 Shares of Common Stock

(Subject to Increase to up to 19,837,500 Shares)

FB Bancorp, Inc., referred to as “FB Bancorp” throughout this prospectus, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Fidelity Bank, referred to as “Fidelity Bank” throughout this prospectus, from the mutual form of organization to the stock form of organization. There is currently no market for our common stock. We will use our best efforts to list our common stock on a national or regional securities exchange, and we expect our common stock to be listed on the Nasdaq Capital Market under the symbol “FBLA” upon the completion of the conversion and stock offering. The stock offering is not contingent on FB Bancorp’s receipt of certification to list on Nasdaq. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, referred to as the JOBS Act throughout this prospectus.

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors of Fidelity Bank and to tax-qualified employee benefit plans of Fidelity Bank. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank. Any shares of common stock not purchased in the subscription offering or the community offering may be offered for sale to the public through a syndicate of broker-dealers, referred to as the “syndicated community offering” throughout this prospectus. The syndicated community offering, if held, may commence before the subscription offering and the community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated community offering. We may sell up to 19,837,500 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 12,750,000 shares to complete the conversion and stock offering.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 70,000 shares ($700,000) of common stock, and no person or entity together with associates or persons acting in concert with such person or entity, may purchase more than 120,000 shares ($1.2 million) of common stock in all categories of the stock offering combined.

The subscription offering will expire at 5:00 p.m., Central time, on June 20, 2024. We expect that the community offering, if held, will expire at the same time. We may extend the expiration date of the subscription offering and any community offering without notice to you until August 5, 2024, or longer if the Louisiana Office of Financial Institutions, referred to as the “LOFI” throughout this prospectus, and the Federal Deposit Insurance Corporation, referred to as the “FDIC” throughout this prospectus, approves a later date. No single extension may exceed 90 days and the stock offering must be completed by June 21, 2026. Once submitted, orders are irrevocable unless the subscription offering and/or the community offering are terminated or extended, with regulatory approval, beyond August 5, 2024, or the number of shares of common stock to be sold is increased to more than 19,837,500 shares or decreased to less than 12,750,000 shares. If the subscription offering and any community offering are extended beyond August 5, 2024, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the stock offering is increased to more than 19,837,500 shares or decreased to less than 12,750,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription offering and any community offering will be returned promptly with interest. Funds received in the subscription offering and any community offering will be held in a segregated account at Fidelity Bank and will earn interest at 0.05% per annum until completion or termination of the stock offering.

Performance Trust Capital Partners, LLC, referred to as “Performance Trust” throughout this prospectus, will assist us in selling our shares of common stock on a best efforts basis in the subscription offering and any community offering, and will serve as sole manager for any syndicated community offering. Performance Trust is not required to purchase any shares of common stock we are offering for sale.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	12,750,000	15,000,000	17,250,000	19,837,500
Gross offering proceeds	$127,500,000	$150,000,000	$172,500,000	$198,375,000
Estimated offering expenses, excluding selling agent fees and expenses (1) (2)	$1,550,000	$1,550,000	$1,550,000	$1,550,000
Selling agent fees and expenses (1)	$1,286,000	$1,483,000	$1,680,000	$1,906,000
Estimated net proceeds	$124,664,000	$146,967,000	$169,270,000	$194,919,000
Estimated net proceeds per share (1)	$9.78	$9.80	$9.81	$9.83

(1)

See “The Conversion and Stock Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” for a discussion of Performance Trust’s compensation for this stock offering including any compensation to be received by Performance Trust and other broker-dealers for any syndicated community offering.

(2)	Excludes records agent fees and expenses payable to Performance Trust, which are included in estimated offering expenses. See “The Conversion and Stock Offering – Stock Information Center Management.”

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 12.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE LOUISIANA OFFICE OF FINANCIAL INSTITUTIONS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For assistance, contact the Stock Information Center at (504) 569-3483.

The date of this prospectus is ________, 2024.

Fidelity
FIDELITY BANK
MISSISSIPPI
59
HAMMOND
COVINGTON
10
BATON ROUGE
MANDEVILLE
12
10
55
SLIDELL
10
10
KENNER
NEW ORLEANS
METAIRIE
ALGIERS
RIVER RIDGE
GRETNA
LOUISIANA

★ **NEW ORLEANS (MAIN OFFICE)**
353 Carondelet St.
New Orleans, LA 70130

■ **METAIRIE**
(CUSTOMER SERVICE ONLY)
(Stock Information Center)
2509 Severn Ave.
Metairie, LA 70002

● **BRANCH LOCATIONS**

ALGIERS
3511 General DeGaulle Dr.
New Orleans, LA 70114

BATON ROUGE
6920 Bluebonnet Blvd.
Baton Rouge, LA 70810

5643 Corporate Blvd.
Baton Rouge, LA 70808

COVINGTON
2201 US Hwy 190 North
Covington, LA 70433

METAIRIE
1811 Metairie Ave.
Metairie, LA 70005

3829 Veterans Blvd.
Metairie, LA 70002

GRETNA
1888 Belle Chasse Hwy.
Gretna, LA 70056

HAMMOND
500 CM Fagan Dr.
Hammond, LA 70403

KENNER
3720 Williams Blvd.
Kenner, LA 70065

NEW ORLEANS
149 Allen Toussaint Blvd.
New Orleans, LA 70124

5530 Crowder Blvd.
New Orleans, LA 70127

1011 Julia St., Ste. 112A
New Orleans, LA 70113

2729 Prytania St.
New Orleans, LA 70130

1201 S. Carrollton Ave.
New Orleans, LA 70118

MANDEVILLE
2550 Florida St.
Mandeville, LA 70448

RIVER RIDGE
9099 Jefferson Hwy.
River Ridge, LA 70123

SLIDELL
1901 Gause Blvd.
Slidell, LA 70461

LOUISIANA
NEW ORLEANS

i

SUMMARY

The following summary provides material information about Fidelity Bank’s mutual-to-stock conversion and the related stock offering of FB Bancorp common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, as well as the section entitled “Risk Factors.”

FB Bancorp, Inc.

FB Bancorp, a newly formed Maryland corporation, is offering for sale shares of its common stock in connection with the conversion of Fidelity Bank from a mutual savings bank (meaning it has no stockholders) to a stock savings bank. Upon completion of the conversion and stock offering, FB Bancorp will be 100% owned by its stockholders and Fidelity Bank will be 100% owned by FB Bancorp. FB Bancorp was incorporated on February 29, 2024, and has not engaged in any business to date. Upon completion of the conversion and stock offering, FB Bancorp will register as a bank holding company and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System, referred to as the “Federal Reserve Board” throughout this prospectus.

FB Bancorp’s principal office is located at 353 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number at that address is (504) 569-8640.

Fidelity Bank

Originally chartered in 1908 under the name “The Fidelity Homestead Association,” Fidelity Bank is a Louisiana-chartered mutual savings bank headquartered in New Orleans, Louisiana, with 18 full-service branches, two drive-up branches and 14 stand-alone ATMs located in southern Louisiana. We conduct our operations from our main office in New Orleans, Louisiana. In January 2014, Fidelity Bank acquired the net assets of NOLA Lending Group, referred to as “NOLA” throughout this prospectus, and established NOLA as a fully-owned division of Fidelity Bank. NOLA currently operates 14 loan production offices and originates all of our residential mortgages, primarily for resale, in southern Louisiana, the Florida panhandle and Mississippi. We consider our primary market areas for deposit gathering and origination of loans held for investment to be southern Louisiana and for origination of loans held for sale to be southern Louisiana, the Florida panhandle and Mississippi.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential mortgage loans secured by properties located in our primary market areas. We also originate residential construction loans, commercial real estate loans (which includes commercial mortgage, commercial construction and land development loans), commercial loans (which includes commercial and industrial, small business and other commercial loans not secured by real estate), home equity loans and lines of credit, and consumer loans.

In recent years, we have increased, at a managed pace and consistent with what we believe to be conservative underwriting standards, our originations of higher yielding commercial real estate loans. We intend to continue that focus after the conversion and stock offering.

Our primary revenue source is interest income earned on loans and investments. Non-interest income is also a revenue source.

At December 31, 2023, we had total assets of $1.12 billion, total deposits of $769.3 million and total equity of $156.7 million. We had net income of $1.1 million for the year ended December 31, 2023, and net income of $2.1 million for the year ended December 31, 2022.

We are subject to comprehensive regulation and examination by the LOFI, our primary state regulator, and the FDIC, our primarily federal regulator.

Our main office is located at 353 Carondelet Street, New Orleans, Louisiana 70130, and our telephone number at that address is (504) 569-8640. Our website address is www.bankwithfidelity.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community financial institution dedicated to meeting the banking needs of our customers and community. Highlights of our current business strategy include:

•

continuing to seek to grow and diversify our loan portfolio prudently by increasing originations of commercial real estate and commercial loans in an effort to increase the overall loan portfolio yield;

•	continuing NOLA’s focus on originating residential mortgage loans at its current pace primarily for sale into the secondary market;

•	maintaining our strong asset quality through conservative loan underwriting;

•

continuing to attract and retain customers in our current market areas and growing our low-cost “core” deposit base while expanding our offices and banking activity into the Baton Rouge and Lafayette, Louisiana markets;

•

continuing to implement and invest in both our online banking infrastructure and our fully digital bank (“Andi”) in order to meet current customer needs as well as expand our customer base in existing and new markets;

•	remaining a community-oriented institution relying on high quality service to maintain and build a loyal local customer base; and

•	continuing to grow through organic growth while also considering opportunistic acquisitions or branching.

We expect the strategies outlined above to guide our investment of the net proceeds of the stock offering. We intend to continue to pursue these business strategies after the conversion and the stock offering, subject to any changes necessitated by future market conditions and other factors. See “Business of Fidelity Bank” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion and Stock Offering

Consistent with our business strategy, our primary reasons for converting to stock form and raising additional capital through the stock offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to offer our customers and employees an opportunity to purchase an equity interest in Fidelity Bank by purchasing shares of common stock of FB Bancorp; and

•	to pursue opportunistic acquisitions and partnerships.

At December 31, 2023, Fidelity Bank was considered “well capitalized” for regulatory purposes. The proceeds from the stock offering will further improve our capital position to support expected future growth and profitability.

See “The Conversion and Stock Offering” for a more complete discussion of our reasons for conducting the conversion and stock offering.

Terms of the Stock Offering

FB Bancorp is offering for sale between 12,750,000 shares and 17,250,000 shares of common stock to eligible depositors of Fidelity Bank and to Fidelity Bank’s tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons (and trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank. We may also offer for sale shares of common stock not purchased in the subscription offering or in any community offering to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 19,837,500 shares as a result of demand for the shares of common stock in the stock offering or changes in market conditions. Unless the number of shares of common stock offered for sale is increased to more than 19,837,500 shares or decreased to fewer than 12,750,000 shares, or the stock offering is extended beyond August 5, 2024, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the stock offering is extended past August 5, 2024, we will resolicit subscribers and you will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.05% per annum. If the number of shares offered for sale is increased to more than 19,837,500 shares or decreased to fewer than 12,750,000 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the stock offering will be returned promptly with interest at 0.05% per annum. We will give these subscribers an opportunity to place new orders for a specified period of time.

The shares of common stock are being offered for sale at a purchase price of $10.00 per share. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the stock offering. Performance Trust, our marketing agent for the stock offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the stock offering.

Important Risks in Owning FB Bancorp’s Common Stock

Before you order shares of our common stock, you should read the “Risk Factors” section beginning on page 12 of this prospectus.

How We Determined the Offering Range and the $10.00 per Share Purchase Price

The amount of common stock FB Bancorp is offering for sale is based on an independent appraisal of the estimated pro forma market value of FB Bancorp, assuming the conversion and stock offering are completed. FinPro Capital Advisors, Inc., referred to as “FinPro” throughout this prospectus, our independent appraiser, has estimated that, as of February 14, 2024, this market value was $150,000,000. Based on LOFI and FDIC regulations, this market value forms the midpoint of a valuation range with a minimum of $127,500,000 and a maximum of $172,500,000. Based on this valuation and the $10.00 per share purchase price, the number of shares of common stock being offered for sale in the stock offering ranges from a minimum of 12,750,000 shares to a maximum of 172,500,000 shares. We may sell up to 19,837,500 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share purchase price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Fidelity Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the stock offering and an analysis of a peer group of 12 publicly traded thrift holding companies with assets of between $555 million and $2.8 billion as of December 31, 2023 that FinPro considers comparable to FB Bancorp. The independent appraiser considered adjustments to FB Bancorp’s pro forma market value based on a comparison to its peer group, and made downward adjustments for the financial condition, earnings quality, market area and liquidity of the issue. See “The Conversion and Stock Offering – Determination of Share Price and Number of Shares to be Issued.”

The following table presents a summary of selected pricing ratios for the peer group companies and for FB Bancorp (on a pro forma basis) that FinPro utilized in its appraisal. See “The Conversion and Stock Offering – Determination of Share Price and Number of Shares to be Issued” for information regarding the peer group companies. These ratios are based on FB Bancorp’s book value, tangible book value and core earnings as of and for the 12 months ended December 31, 2023. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 2, 2023. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicate a discount of 38.8% on a price-to-book value basis and a discount of 38.3% on a price-to-tangible book value basis.

	Price-to-core earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
FB Bancorp (pro forma basis, assuming completion of the conversion and stock offering):
Adjusted Maximum	40.0%	60.5%	61.6%
Maximum	38.5%	56.5%	57.6%
Midpoint	37.0%	52.5%	53.6%
Minimum	35.7%	47.9%	49.0%
Valuation of peer group companies, all of which are fully converted (historical basis):
Average	28.9x	81.3x	85.5x
Median	13.6x	83.0x	86.8x

(1)	Price-to-earnings multiples calculated by FinPro are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and stock offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, FinPro used the pricing ratios presented in the appraisal to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the common stock of the institutions in the peer group. The value of the common stock of any company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Stock Offering – Determination of Share Price and Number of Shares to be Issued.”

How We Intend to Use the Proceeds from the Stock Offering

Fidelity Bank will receive from FB Bancorp a capital contribution equal to at least 50% of the net proceeds of the stock offering. Based on this formula, we anticipate that FB Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $62.3 million, $73.5 million, $84.6 million and $97.5 million, respectively, of the net proceeds from the stock offering in Fidelity Bank. Assuming we sell 15,000,000 shares of common stock in the stock offering at the midpoint of the offering range, resulting in net proceeds of $147.0 million, based on the above formula, we anticipate that FB Bancorp will invest $73.5 million in Fidelity Bank and retain the remaining $73.5 million of net proceeds. A portion of the net proceeds invested in Fidelity Bank may be used to pay off Fidelity Bank’s $120.0 million borrowing under the Federal Reserve Board’s Bank Term Funding Program. The borrowing carries a fixed rate of 4.84% and is prepayable at any time without penalty.

FB Bancorp may use the remaining funds that it retains to repurchase shares of common stock (subject to compliance with regulatory requirements), to pay cash dividends, for investments, or for other general corporate purposes. Fidelity Bank intends to invest the net proceeds it receives from FB Bancorp to pay off the existing Federal Reserve Board’s Bank Term Funding Program advance, fund new loans, enhance existing products and services, invest in securities, or for general corporate purposes.

For more information, see “How We Intend to Use the Proceeds from the Stock Offering” on page 37.

Persons Who May Order Shares of Common Stock in the Stock Offering

We are offering the shares of common stock in a subscription offering in the following order of priority:

First, to depositors with accounts at Fidelity Bank with aggregate balances of at least $50 as of the close of business on December 31, 2022.

Second, to Fidelity Bank’s tax-qualified employee benefit plans (including its employee stock ownership plan), which will receive, without payment, non-transferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering. We expect the employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the stock offering.

Third, to depositors with accounts at Fidelity Bank with aggregate balances of at least $50 as of the close of business on March 31, 2024.

Fourth, to depositors of Fidelity Bank as of the close of business on May 13, 2024.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons (and trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank. If held, the community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or in any community offering to the general public through a syndicated community offering, which will be managed by Performance Trust. We have the right to accept or reject, in our sole discretion, orders received in any community offering or syndicated community offering. Any determination to accept or reject stock orders in any community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fill your order, in full or in part. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Stock Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than the greater of: (i) 70,000 shares ($700,000) of common stock; (ii) 0.10% of the total number of shares of common stock issued in the stock offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of capital stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders in the applicant, subject to the overall purchase limitations. If there is an oversubscription to the conversion stock, shares shall be allocated among subscribing eligible account holders so as to permit each such account holder, to the extent possible, to purchase a number of shares sufficient to make that person’s total allocation equal to 100 shares.

Any remaining shares will be allocated among the subscribing eligible account holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each eligible account holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all eligible account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated (one or more times as necessary) among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

. If any of the following persons purchase shares of common stock, their purchases, in all categories of the stock offering combined, when combined with your purchases, cannot exceed 120,000 shares ($1.2 million) of common stock:

•	any relative or spouse of yours, or any relative of your spouse, who has the same legal residence as or shares living quarters with you;

•

any corporation or organization (other than FB Bancorp, Fidelity Bank or a majority-owned subsidiary of such entities) of which you, or members of your immediate family, is an officer, director or partner, or is directly or indirectly, the beneficial owner of 10.0% or more of any class of equity securities;

•	any trust or other estate (excluding any employee stock benefit plans) in which you have a substantial beneficial interest or as to which you serve as trustee or a similar fiduciary capacity;

•	other persons who may be your associates; or

•

any person or entity who may be acting in concert with you. To act in concert includes knowingly participating in a joint activity or an interdependent conscious parallel action towards a common goal, regardless of the existence or lack of an express agreement.

Unless we determine otherwise, persons having joint account relationships, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 120,000 shares ($1.2 million). See the detailed definitions of “associate” and “acting in concert” in the section of this prospectus entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

Subject to LOFI and FDIC approval, we may increase or decrease the purchase limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and in any Community Offering

In the subscription offering, and in any community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable to FB Bancorp, Inc.; or

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from your account(s) maintained with Fidelity Bank, other than individual retirement accounts (IRAs).

You may not use any type of third-party check to pay for shares of common stock. Do not submit cash. Wire transfers will not be accepted. Applicable regulations prohibit Fidelity Bank from lending funds or extending credit to any person to purchase shares of common stock in the stock offering. You may not submit a Fidelity Bank line of credit check. You may not designate withdrawal from Fidelity Bank’s accounts with check-writing privileges; instead, submit a check drawn against such account. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from a Fidelity Bank IRA. See “— Using Individual Retirement Account Funds.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to FB Bancorp, Inc. or authorization to withdraw funds from one or more of your Fidelity Bank deposit accounts, provided that the stock order form is received (not postmarked) before 5:00 p.m., Central time, on June 20, 2024, which is the expiration of the subscription offering period. You may submit your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to our Stock Information Center located at Fidelity Bank’s Severn location at 2509 Severn Avenue, Metairie, Louisiana 70002; or (3) regular mail using the stock order postage paid reply envelope provided. In-person delivery of stock order forms will be accepted only at the Stock Information Center. Do not deliver your stock order form to any other of Fidelity Bank’s offices. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 5:00 p.m., Central Time, excluding bank holidays. Do not mail stock order forms to Fidelity Bank’s offices.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering.”

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your Individual Retirement Account, referred to as an “IRA” throughout this prospectus, or other retirement account. If you wish to use some or all of the funds in your Fidelity Bank IRA or other retirement account, the applicable funds must be first transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center as soon as possible, but in no event less than two weeks before the June 20, 2024 offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Fidelity Bank or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering – Using Individual Retirement Account Funds.”

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 426,500 shares ($4,265,000) of common stock in the stock offering, representing 3.3% of shares to be sold at the minimum of the offering range. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. They will pay the same $10.00 per share purchase price that all other persons who purchase shares of common stock in the stock offering will pay. Our directors and executive officers are subject to the same minimum purchase requirements and purchase limitations as other participants in the stock offering.

Purchases by our directors and executive officers and their associates will be included in determining whether the required minimum number of shares have been subscribed for in the stock offering.

For more information, see “Subscriptions by Directors and Executive Officers.”

Deadline for Submitting Orders for Shares of Common Stock in the Subscription Offering and any Community Offering

The deadline for submitting orders to purchase shares of common stock in the subscription offering and in any community offering is 5:00 p.m., Central time, on June 20, 2024, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by 5:00 p.m., Central time. Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 5:00 p.m., Central time, on June 20, 2024, whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Stock Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account. Taking this action may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 12,750,000 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek regulatory approval to extend the stock offering beyond August 5, 2024.

If we extend the stock offering beyond August 5, 2024, we will resolicit subscribers and you will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.05% per annum from the date the stock order was processed.

If one or more purchase limitations are increased we will not resolicit all subscribers, however, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable purchase limit. We may increase the individual or aggregate purchase limitations to an amount generally not to exceed 5.0% of the common stock sold in the stock offering. See “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

Conditions to Completion of the Conversion and Stock Offering

The Board of Directors of Fidelity Bank has approved the plan of conversion. In addition, the LOFI has conditionally approved and the FDIC has expressed its intent not to object to the plan of conversion and the Federal Reserve Board has conditionally approved FB Bancorp’s application to become the bank holding company of Fidelity Bank. We cannot complete the conversion and stock offering unless:

•

The plan of conversion is approved by a majority of votes eligible to be cast by members of Fidelity Bank (depositors of Fidelity Bank). A special meeting of members to consider and vote upon the plan of conversion has been scheduled for June 21, 2024;

•	We sell at least 12,750,000 shares, which is the minimum of the offering range; and

•

We receive the final approval required from the LOFI and non-objection of the FDIC to complete the conversion and stock offering and the final approval required from the Federal Reserve Board with respect to FB Bancorp’s holding company application.

Any approval or non-objection by the LOFI, the FDIC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Following completion of the stock offering, our Board of Directors will be authorized to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. The stock offering is not contingent on FB Bancorp’s receipt of certification to list on Nasdaq. See “Our Dividend Policy” for additional information.

Market for Common Stock

We will use our best efforts to list our common stock on a national or regional securities exchange, and we anticipate that the common stock sold in the stock offering will be listed on the Nasdaq Capital Market under the symbol “FBLA” upon the completion of the conversion and stock offering. See “Market for the Common Stock.”

Delivery of Shares of Stock

All shares of common stock of FB Bancorp sold in the stock offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the stock offering will be mailed by our transfer agent to the persons entitled thereto at the address noted by them on their stock order form as soon as practicable following consummation of the stock offering. Shares of common stock sold in any syndicated community offering may be delivered electronically through The Depository Trust Company. We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, it is possible that purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

FinPro will update its appraisal before we complete the stock offering. If, as a result of demand for the shares or changes in market conditions, FinPro determines that our pro forma market value has increased, we may sell up to 19,837,500 shares in the stock offering without further notice to you. If our pro forma market value at that time is either below $127,500,000 or above $198,375,000, then, after consulting with the LOFI and the FDIC, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the sock offering with interest at 0.05% per annum;

•	set a new offering range; or

•	take such other actions as may be permitted by the LOFI, the FDIC, the Federal Reserve Board, the Financial Industry Regulatory Authority and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.05% per annum, received in the stock offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In a resolicitation, we will notify subscribers and, at Fidelity Bank’s discretion, other potential purchasers of their right to place a new stock order for a specified period of time.

Possible Termination of the Stock Offering

We may terminate the stock offering at any time before the special meeting of members of Fidelity Bank that has been called to vote on the conversion, and at any time after member approval with the concurrence of the LOFI and the FDIC. If we terminate the stock offering, we will promptly return funds and cancel deposit withdrawal authorizations, as described above.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion and Stock Offering

We expect Fidelity Bank’s employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we sell in the stock offering. For further information, see “Management – Executive Compensation – Employee Stock Ownership Plan.”

The purchase by the employee stock ownership plan in the stock offering will be included in determining whether the required minimum number of shares have been sold in the stock offering. Subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the stock offering in order to fill all or a portion of its intended subscription.

We also intend to implement a stock-based benefit plan no earlier than six months after completion of the conversion. Stockholder approval of this plan will be required, and the stock-based benefit plan cannot be implemented until at least six months after the completion of the conversion according to applicable LOFI and FDIC regulations. If adopted within 12 months following the completion of the conversion, and provided that upon completion of the stock offering Fidelity Bank has at least a 10% tangible capital to assets ratio, the LOFI and FDIC conversion regulations would allow for the stock-based benefit plan to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the stock offering, or up to 690,000 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plan will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the stock offering, or up to 1,725,000 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plan is adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt a stock-based benefit plan encompassing more than 2,415,000 shares of our common stock assuming the maximum of the offering range. We have not yet determined whether we will present this plan for stockholder approval within 12 months following the completion of the conversion or whether we will present this plan for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under a stock-based benefit plan if such plan is adopted within one year following the completion of the conversion and stock offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting From Issuance of Shares for Stock Benefit Plans	Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued		At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	1,020,000	1,380,000	8.00%	— (3)	$10,200,000	$13,800,000
Stock awards	510,000	690,000	4.00%	3.9%	5,100,000	6,900,000
Stock options	1,275,000	1,725,000	10.00%	9.1%	4,730,250	6,399,750

Total	2,805,000	3,795,000	22.00%	13.0%	$20,030,250	$27,099,750

(1)	The stock-based benefit plan may award a greater number of options and shares, respectively, if the plan is adopted more than 12 months after the completion of the conversion.
(2)

The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.71 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 4.05%; and a volatility rate of 34.2%. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.

(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the stock offering.

Income Tax Consequences

FB Bancorp and Fidelity Bank have received an opinion from their counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the non-transferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors of Fidelity Bank upon the distribution to them of the non-transferable subscription rights to purchase the common stock and no taxable income will be realized by them as a result of the exercise of the non-transferable subscription rights. FB Bancorp and Fidelity Bank have also received an opinion of Jones Walker LLP, tax advisors to FB Bancorp and Fidelity Bank, regarding the material Louisiana state income tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to FB Bancorp, Fidelity Bank, or persons eligible to subscribe for shares of common stock in the subscription offering. For additional information, see “Taxation.”

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the stock offering. If you have questions regarding the conversion and stock offering, call our Stock Information Center at (504) 569-3483. The Stock Information Center is accepting telephone calls Monday through Friday between 9:00 a.m. and 5:00 p.m., Central time, excluding bank holidays.

RISK FACTORS

You should carefully consider the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in the shares of common stock.

Risks Related to Our Lending Activities

Our commercial real estate loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2023, commercial real estate loans totaled $206.3 million, or 30.9% of our loan portfolio. Commercial real estate loans (which includes commercial mortgage, commercial construction and land development loans) generally have large balances and depend on the underlying collateral. Because the repayment of commercial real estate loans depends on the successful management and operation of the borrower’s properties or related businesses, their repayment can be affected by adverse conditions in the local real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. We intend to increase our commercial real estate loan portfolio which may increase the corresponding risks and potential for losses from these loans.

Our commercial loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2023, commercial loans (which includes commercial and industrial, small business and other commercial loans not secured by real estate) totaled $69.6 million, or 10.4% of our loan portfolio. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flows of the borrower’s business. Further, any collateral securing commercial loans may depreciate over time, may be difficult to appraise and may fluctuate in value. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. We intend to increase our commercial loan portfolio and as it increases, the corresponding risks and potential for losses from these loans may also increase.

If our allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for credit losses, we review our current loans, analyze our historical and current losses and delinquencies, and evaluate market and national economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on loan growth and on increasing our portfolios of commercial real estate and commercial loans, as well as any future credit deterioration, could require us to increase our allowance for credit losses in the future. Material additions to our allowance would materially decrease our net income.

The implementation of the Current Expected Credit Loss, referred to as “CECL” throughout this prospectus, standard became effective for Fidelity Bank on January 1, 2023. CECL requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for credit losses. Accordingly, we changed our method of providing allowances for loan losses that are incurred or probable, which required us to increase our provision for credit losses, and to greatly increase the types of data we must collect and review to determine the appropriate level of the allowance for credit losses.

In addition, bank regulators periodically review our allowance for credit losses and, as a result of such reviews, we may increase our provision for credit losses or recognize further loan charge-offs. Any increase in our allowance for credit losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.

We primarily serve individuals and businesses located in southern Louisiana, the Florida panhandle and Mississippi. At December 31, 2023, approximately $611.0 million, or 91.7%, of our total loan portfolio was primarily secured by real estate located in these market areas. Therefore, our success is largely dependent on the economic conditions, including employment levels, population growth, income levels, savings trends and government policies, in these market areas. For more information about our market areas, please see the section of this prospectus entitled “Business of Fidelity Bank –Market Areas.” Although our loan portfolio has very limited exposure to commercial office space in the New Orleans metropolitan area, increased vacancies in this market resulting in depressed prices could have a ripple effect on the surrounding market area and our other market areas. Moreover, the continued trend of hybrid and remote work could result in increased vacancy rates in commercial office space in our primary market areas, which could also negatively affect the demand for retail occupancy and sales in surrounding areas, any of which could adversely affect the value of the properties used as collateral for such loans. Similarly, weaker economic conditions caused by recession, unemployment, inflation, a decline in real estate values or other factors beyond our control may adversely affect the ability of our borrowers to service their debt obligations and could result in higher loan and lease losses and lower net income for us.

Although there is not a single employer or industry in our market areas on which a significant number of our customers are dependent, we are still vulnerable to a downturn in the local economy and real estate markets. Decreases in local real estate values caused by economic conditions or other events could adversely affect the value of the property used as collateral for our loans, which could cause us to realize a loss in the event of a foreclosure.

A worsening of business and economic conditions generally or specifically in the principal markets in which we conduct business could have adverse effects on our business, including the following:

•	a decrease in the demand for, or the availability of, loans and other products and services offered by us;

•	a decrease in the value of our loans or other assets secured by residential or commercial real estate; and

•

an increase in the number of customers and counterparties who become delinquent, file for protection under bankruptcy laws or default on their loans or other obligations to us, which could result in a higher level of non-performing assets, net charge-offs, provisions for credit losses, and valuation adjustments on loans held for sale.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment, public health crises or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance. In the event of severely adverse business and economic conditions generally, or specifically in the principal markets in which we conduct business, there can be no assurance that the federal government and the Federal Reserve Board would intervene. If economic conditions worsen or volatility increases, our business, financial condition and results of operations could be materially adversely affected. For more information about our market area, please see the section of this prospectus entitled “Business of Fidelity Bank – Market Areas.”

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans and, in doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to Market Interest Rates

Inflationary pressures and rising prices may affect our results of operations and financial condition.

Inflation rose sharply at the end of 2021 and remained at an elevated level through 2022 and 2023. Small to medium-sized businesses may be impacted more during periods of high inflation as they are not able to leverage economies of scale to mitigate cost pressures compared to larger businesses. Consequently, the ability of our business customers to repay their loans may deteriorate, and in some cases this deterioration may occur quickly, which would adversely impact our results of operations and financial condition. Furthermore, a prolonged period of inflation could cause wages and other costs to Fidelity Bank to increase, which could adversely affect our results of operations and financial condition.

Hedging against interest rate exposure on loans held for sale that are originated by NOLA may adversely affect our earnings.

We employ various financial risk methodologies that limit, or hedge, the adverse effects of rising or decreasing interest rates on our residential mortgage loans held for sale. One of our hedging strategies is to enter into forward commitments for the future delivery of residential mortgage bonds to hedge the effect of changes in interest rates ahead of the funding of the loans. Our hedging activity varies based on the level and volatility of interest rates and other changing market conditions, and interest rate hedging may fail to protect us from loss. Moreover, hedging activities could result in losses if the event against which we hedge does not occur. Additionally, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the party owing money in the hedging transaction may default on its obligation to pay;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value; and/or

•	downward adjustments, or “mark-to-market” losses, would reduce our stockholders’ equity.

Our securities portfolio performance in difficult market conditions could have adverse effects on our results of operations.

Unrealized losses on investment securities result from changes in credit spreads and liquidity issues in the marketplace, along with changes in the credit profile of individual securities issuers. Under GAAP, we are required to review our investment portfolio periodically for the presence of credit losses of our securities, taking into consideration current and future market conditions, the extent and nature of changes in fair value, issuer rating changes and trends, volatility of earnings, current analysts’ evaluations, our ability and intent to hold investments until a recovery of fair value, as well as other factors. Adverse developments with respect to one or more of the foregoing factors may require us to deem particular securities to be impaired, with the credit-related portion of the reduction in the value recognized as a charge to our earnings through an allowance. Subsequent valuations, in light of factors prevailing at that time, may result in significant changes in the values of these securities in future periods. Any of these factors could require us to recognize further impairments in the value of our securities portfolio, which may have an adverse effect on our results of operations in future periods.

Future changes in interest rates could reduce our profits and asset values.

Net income is the amount by which net interest income and non-interest income exceed non-interest expense and the provision for credit losses. Net interest income makes up a majority of our income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

A substantial portion of our loans are fixed-rate loans, and we generally do not sell the non-residential loans we originate. Furthermore, the rates we earn on our other interest-earning assets and the rates we pay on our interest-bearing liabilities are generally fixed for a contractual period of time. Like many savings banks, our interest-bearing liabilities generally have shorter contractual maturities than our interest-earning assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower, current interest rates.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed-rate mortgage loans.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. At December 31, 2023, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would experience a 16.1% decrease in EVE and a 4.54% decrease in net interest income. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Management of Market Risk.”

Risks Related to Our Business Strategy and Operational Matters

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy includes growth in assets, deposits and the scale of our operations. Achieving such growth will require us to attract customers that currently bank at other financial institutions in our market areas. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities and the level of competition from other financial institutions. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached.

Development of new products and services may impose additional costs on us and may expose us to increased operational risk.

The introduction of new products and services can entail significant investments in time and resources, financial or otherwise, including regulatory approvals. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented, rapid technological change in the industry, our ability to access technical and other information from its clients, the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices and the preparation of marketing, sales and other materials that fully and accurately describe the product or service and its underlying risks. Our failure to manage these risks and uncertainties also exposes us to enhanced risk of operational lapses which may result in the recognition of financial statement liabilities. Regulatory and internal control requirements, capital requirements, competitive alternatives, vendor relationships and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our clients. Products and services relying on internet and mobile technologies may expose us to fraud and cybersecurity risks. Failure to successfully manage these risks in the development and implementation of new products or services could have a material adverse effect on our business and reputation, as well as on its consolidated results of operations and financial condition.

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees, business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code or cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

Although we have invested in cybersecurity measures and review such measures on an ongoing basis, if there is a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

We outsource critical operations to third-party service providers. Systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.

We outsource a majority of our data processing requirements to third-party providers. Accordingly, our operations are exposed to the risk that these vendors will not perform in accordance with our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel, and our third-party service providers may be vulnerable to unauthorized access, computer viruses, phishing schemes and other security breaches. We may have to expend additional resources to protect against the threat of such security breaches and computer viruses, or to alleviate problems caused by such security breaches or viruses. To the extent that the activities of our third-party service providers or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, regulatory scrutiny, litigation costs and other possible liabilities. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

Our business may be adversely affected by an increasing prevalence of fraud and other financial crimes.

Our loans to businesses and individuals and our deposit relationships and related transactions are subject to exposure to the risk of loss due to fraud and other financial crimes. Nationally, reported incidents of fraud and other financial crimes have increased. To our knowledge, we have not experienced material losses due to apparent fraud or other financial crimes. While we have policies and procedures designed to prevent such losses, losses may still occur.

Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

Concerns over the long-term impacts of climate change have led and will continue to lead to governmental efforts around the world to mitigate those impacts. Consumers and businesses also may change their behavior as a result of these concerns. We and our customers will need to respond to new laws and regulations as well as consumer and business preferences resulting from climate change concerns. The impact on our customers will likely vary depending on their specific attributes, including reliance on or role in carbon intensive activities. Among the impacts to us could be a drop in demand for our products and services, particularly in certain sectors. In addition, we could face reductions in creditworthiness on the part of some customers or in the value of assets securing loans. Our efforts to take these risks into account in making lending and other decisions, including by increasing our business with climate-friendly companies, may not be effective in protecting us from the negative impact of new laws and regulations or changes in consumer or business behavior.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise, extensive knowledge of our markets, and key business relationships. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key factor in implementing our business strategy is our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market areas and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments, including the use of brokered deposits as appropriate. As we continue to grow, we are likely to become more dependent on these sources, which may include Federal Home Loan Bank of Dallas advances, federal funds purchased and brokered certificates of deposit. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Fidelity Bank is subject to extensive regulation, supervision and examination by the LOFI and the FDIC. FB Bancorp will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Fidelity Bank, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets, and determination of the adequacy of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand. We have not been subject to fines or other penalties or suffered business or reputational harm as a result of money laundering or terrorist activities in the past.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

FB Bancorp qualifies as an “emerging growth company” under the JOBS Act. For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. As an emerging growth company, FB Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors audit our internal control over financial reporting. In addition, as an emerging growth company, we have elected to take advantage of the extended transition periods for adopting new or revised financial accounting standards until the date they are required to be adopted by private companies (however, if any new or revised financial accounting standards would not apply to private companies, we would not be able to delay their adoption). Accordingly, our financial statements may not be comparable to those of public companies that adopt new or revised financial accounting standards as of an earlier date. Investors may find our common stock less attractive since we have chosen to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Risks Related to Economic Conditions

Inflation can have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. In recent periods, there has been a pronounced rise in inflation and the Federal Reserve Board has raised certain benchmark interest rates significantly in an effort to combat inflation. As inflation increased, the value of our investment securities, particularly those with longer maturities, decreased, although this effect can be less pronounced for floating rate instruments. In addition, inflation increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our non-interest expense. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.

Risks Related to Competitive Matters

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and unregulated or less regulated non-banking entities. Many of these competitors are substantially larger than us and have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates and/or more attractive terms than the loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to successfully compete for business and qualified employees in our market areas. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. See “Business of Fidelity Bank — Competition.”

Our size makes it more difficult for us to compete.

Our asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Risks Related to Accounting Matters

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus, as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, as amended, upon the completion of the conversion and stock offering, including FB Bancorp’s consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses, the valuation of other real estate acquired in connection with foreclosure or in satisfaction of loans, valuation allowances associated with the realization of deferred tax assets, and determinations with respect to amounts owed for income taxes.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our consolidated financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Other Risks Related to Our Business

Our net income has relied on mortgage banking revenues, which are highly dependent on macroeconomic factors and conditions in the United States real estate, mortgage and financial markets.

The success of our business strategies and our results of operations are materially affected by current or future conditions in the real estate market, mortgage markets, financial markets and the economy generally. Factors such as changes in policies employed by Fannie Mae and other government agencies related to the purchase of mortgage loans, the costs and impact of inflation, deflation, unemployment, personal and business income taxes, healthcare, energy costs, domestic political issues, government shutdowns, and climate change, and the availability and cost of credit may contribute to increased volatility and unclear expectations for the economy in general and the real estate, mortgage market and financial markets in particular going forward. Volatility in the real estate market, mortgage market and financial markets or deterioration in these markets also could reduce our loan production volume or adversely affect our ability to sell mortgage loans that we originate, either at a profit or at all. Any of the foregoing could materially and adversely affect our business, financial condition, liquidity and results of operations.

The risks of severe weather due to our geographic location could materially affect our financial condition.

Due to the geographic regions in which we operate, which are primarily coastal areas, we are exposed to risks created by severe weather events that may negatively affect our revenues, costs, and liabilities, despite efforts we undertake to plan for these events. Hurricanes and other natural disasters have historically impacted spending and credit performance in the areas affected as well as the ability to obtain, and the associated costs. of, flood insurance. Other disasters or catastrophic events in the future, and the impact of such events on Fidelity Bank and its customers, the banking industry or the overall economy could have a negative effect on our business, results of operations and real property. These environmental risks can also directly affect our residential lending and investment portfolios, and more broadly, could materially impact our results of operations, financial condition, and liquidity.

Legal proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, reputation, or our financial condition and results of our operations. We are not currently involved in any litigation or administrative proceedings anticipated to have a material adverse effect.

Risks Related to the Stock Offering

The future price of our shares of common stock may be less than the $10.00 purchase price per share in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the stock offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of FB Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

There may be a limited trading market in our common stock, which could hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “FBLA” upon conclusion of the offering. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in the offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.

A significant percentage of our common stock will be held by our directors and executive officers and benefit plans.

We expect that our directors and executive officers, together with their associates, will subscribe for 426,500 shares in the stock offering. As a result, upon consummation of the conversion and stock offering, an aggregate up to 3.3% and 2.6%, of our outstanding common stock would be held by our directors and executive officers and their associates at the minimum and maximum of the offering range, respectively. In addition, we intend to establish an employee stock ownership plan that will purchase an amount of shares equal to 8.0% of the sum of the shares sold in the stock offering. Further, additional shares would be held by management following the implementation of one or more equity incentive plans, which we intend to implement no earlier than six months following the completion of the conversion and stock offering following the receipt of stockholder approval of such plan. The articles of incorporation and bylaws of FB Bancorp contain supermajority voting provisions that require that the holders of at least 80% of FB Bancorp’s outstanding shares of voting stock approve certain actions including, but not limited to, the amendment of certain provisions of FB Bancorp’s bylaws. If our directors and executive officers and their associates and benefit plans hold more than 20% of our outstanding common stock following the completion of the conversion and stock offering, the shares held by these individuals and benefit plans could be voted in a manner that would ensure that the 80% supermajority needed to approve such action could not be attained.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to contribute between $62.3 million and $84.6 million of the net proceeds of the stock offering (or $97.5 million at the adjusted maximum of the offering range) to Fidelity Bank. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the stock offering. Fidelity Bank may use a portion of the net proceeds it receives in combination with other sources to pay off the existing Federal Reserve Board’s Bank Term Funding, fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of our bank regulators. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of the conversion and stock offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. The Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting, and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the aggregate number of shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the conversion and stock offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $3.3 million ($2.6 million after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management — Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 9.09% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the aggregate number of shares sold in the stock offering, and all such stock options are exercised, and a 3.85% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the aggregate number of shares sold in the stock offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt one or more stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of the sum of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “— Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “— The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our Board of Directors.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations generally restrict us from repurchasing our shares of common stock during the first year following the completion of the conversion and stock offering. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the stock offering may negatively affect our stock price.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws coupled with federal banking laws and regulatory approval requirements could make it more difficult for a third party to acquire control of FB Bancorp without our Board of Directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a bank holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of FB Bancorp without the consent of our Board of Directors, and may increase the cost of an acquisition. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Management – Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The articles of incorporation of FB Bancorp provide that, unless FB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of FB Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of FB Bancorp to FB Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with FB Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your decision to purchase FB Bancorp common stock in the subscription offering or in any community offering after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription offering and in any community offering will be held by us until the completion or termination of the conversion and stock offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the conversion and stock offering will be subject to regulatory approvals and an update of the independent appraisal, among other factors, there may be one or more delays in completing the conversion and stock offering. Orders submitted in the subscription offering and in any community offering are irrevocable, and purchasers will have no access to their funds unless the stock offering is terminated, or extended beyond August 5, 2024, or the number of shares to be sold in the stock offering is increased to more than 19,837,500 shares or decreased to fewer than 12,750,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted in connection with the stock offering are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED FINANCIAL AND OTHER DATA OF FIDELITY BANK

The following tables set forth selected historical financial and other data of Fidelity Bank for the periods and at the dates indicated. The information at and for the years ended December 31, 2023 and December 31, 2022 is derived in part from, and should be read together with, the audited financial statements and related notes beginning at page F-1 of this prospectus.

	At December 31,
	2023	2022
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,124,932	$1,007,267
Total cash and cash equivalents	87,108	60,737
Securities available for sale	249,898	270,118
Loans held for sale, at fair value	22,576	17,110
Loans held for investment, net	659,481	548,831
Total deposits	769,288	791,528
Federal Home Loan Bank advances	52,200	30,100
Federal Reserve Bank Term Funding	120,000	—
Total equity	156,737	152,019

	For the Years Ended December 31,
	2023	2022
	(In thousands)
Selected Operating Data:
Total interest and dividend income	$54,298	$43,810
Total interest expense	10,130	2,244

Net interest income	44,168	41,566
Provision (benefit) for credit losses	649	(396)

Net interest income after provision for credit losses	43,519	41,962
Total non-interest income	24,925	22,541
Total non-interest expense	66,996	62,398

Net income before income taxes	1,448	2,105
Income tax expense (benefit)	330	(5)

Net income	$1,118	$2,110

	At or For the Year Ended December 31,
	2023	2022
Performance Ratios:
Return on average assets (1)	0.11%	0.20%
Return on average equity (2)	0.73%	1.31%
Interest rate spread (3)	4.37%	4.23%
Net interest margin (4)	4.72%	4.32%
Non-interest income to average assets	2.39%	2.11%
Efficiency ratio (5)	96.96%	97.33%
Average interest-earning assets to average interest-bearing liabilities	132.20%	138.52%
Capital Ratios:
Total risk-based capital	23.52%	25.68%
Tier 1 risk-based capital	22.67%	24.60%
Common equity Tier 1 risk-based capital	22.67%	24.60%
Tier 1 leverage capital	14.80%	15.83%
Average equity to average assets	14.64%	15.11%
Asset Quality Ratios:
Allowance for credit losses to total loans (6)	0.90%	1.27%
Allowance for credit losses to non-performing loans	80.93%	147.46%
Net charge-offs to average outstanding loans	(0.27)%	(0.09)%
Non-performing loans to total loans	1.11%	0.86%
Non-performing loans to total assets	0.68%	0.49%
Total non-performing assets to total assets (6)	0.75%	0.51%
Other:
Number of offices	18	17
Number of full-time equivalent employees	366	387

(1)	Represents net income divided by average total assets.
(2)	Represents net income divided by average equity.
(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities. Includes loans held for sale.
(4)	Represents net interest income divided by average interest-earning assets. Includes loans held for sale.
(5)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(6)	Non-performing assets includes other real estate owned. Total loans only includes loans held for investment and loans held for sale.

RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Fidelity Bank for the periods and at the dates indicated. The information at March 31, 2024, and for the three months ended March 31, 2024 and 2023, is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All of these adjustments are standard and recurring. The results of operations for the three months ended March 31, 2024 are not necessarily indicative of the results of operations that may be expected or realized for the entire year ended December 31, 2024. The information at December 31, 2023 is derived in part from, and should be read together with, the audited financial statements and related notes beginning at page F-1 of this prospectus.

	At March 31, 2024	At December 31, 2023
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,120,366	$1,124,932
Total cash and cash equivalents	47,887	87,108
Securities available for sale	247,664	249,898
Loans held for sale, at fair value	33,026	22,576
Loans held for investment, net	681,434	659,481
Total deposits	774,517	769,288
Federal Home Loan Bank advances	49,500	52,200
Federal Reserve Bank Term Funding	120,000	120,000
Total equity	153,364	156,737

	For the Three Months Ended March 31,
	2024	2023
	(In thousands)
Selected Operating Data:
Total interest and dividend income	$15,246	$11,936
Total interest expense	4,366	745

Net interest income	10,880	11,191
Provision (benefit) for credit losses	245	(376)

Net interest income after provision (benefit) for credit losses	10,635	11,567
Total non-interest income	4,713	5,373
Total non-interest expense	16,385	16,720

Net income (loss) before income taxes	(1,037)	220
Income tax expense (benefit)	(230)	(9)

Net income (loss)	$(807)	$229

	At or For the Three Months Ended March 31,
	2024	2023
Performance Ratios:
Return on average assets (1)	(0.29)%	0.09%
Return on average equity (2)	(2.08)%	0.60%
Interest rate spread (3)	3.90%	5.00%
Net interest margin (4)	4.37%	5.12%
Non-interest income to average assets	5.92%	6.77%
Efficiency ratio (5)	105.08%	100.94%
Average interest-earning assets to average interest-bearing liabilities	126.8%	137.1%

Capital Ratios:
Total risk-based capital	21.44%	24.87%
Tier 1 risk-based capital	20.69%	23.95%
Common equity Tier 1 risk-based capital	20.69%	23.95%
Tier 1 leverage capital	14.69%	16.40%
Average equity to average assets	14.07%	15.66%

Asset Quality Ratios:
Allowance for credit losses to total loans (6)	0.84%	1.05%
Allowance for credit losses to non-performing loans	67.37%	129.83%
Net charge-offs to average outstanding loans	0.06%	0.09%
Non-performing loans to total loans	1.24%	0.81%
Non-performing loans to total assets	0.88%	0.48%
Total non-performing assets to total assets (6)	1.04%	0.51%

Other:
Number of offices	18	17
Number of full-time equivalent employees	366	388

(1)	Represents net income divided by average total assets.
(2)	Represents net income divided by average equity.
(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities. Includes loans held for sale.
(4)	Represents net interest income divided by average interest-earning assets. Includes loans held for sale.
(5)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(6)	Non-performing assets includes other real estate owned. Total loans includes loans held for investment and loans held for sale.

Comparison of Financial Condition at March 31, 2024 and December 31, 2023

Total Assets. Total assets were $1.120 billion at March 31, 2024, a decrease of $4.57 million, or 0.41%, from $1.125 billion at December 31, 2023. The decrease was primarily due to a decrease in advances by borrowers for taxes and insurance by $3.55 million. This decrease in funding is typical as property taxes are paid from escrow accounts for loans serviced by Fidelity Bank.

Cash and Cash Equivalents. Cash levels decreased by $39.2 million, or 45.0%, to $47.9 million at March 31, 2024 from $87.1 million at December 31, 2023. The decrease was primarily the result of a $10.5 million increase in loans held for sale and a $21.8 million increase in loans held for investment.

Available-for-Sale Investment Securities. Investment securities decreased $2.2 million, or 0.9%, to $247.7 million at March 31, 2024, from $249.9 million at December 31, 2023. Aggregate securities purchased totaled $5.4 million which were offset by aggregate sales totaling $2.5 million, aggregate calls, maturities and repayments totaling $1.9 million and $3.2 million in changes in fair market value.

The weighted average yield on investment securities was 3.74% for the three months ended March 31, 2024, compared to 3.53% for the three months ended March 31, 2023, reflecting the increase in market rates of interest between the periods.

Loans Held for Investment, Net. Loans held for investment, net, increased by $22.0 million, or 3.3%, to $681.4 million at March 31, 2024 from $659.5 million at December 31, 2023. During the three months ended March 31, 2024, loan originations (excluding loans held for sale) totaled $37.3 million. During the three months ended March 31, 2024, the increase was primarily due to the following: one- to four-family residential mortgage loans increased $2.1 million, or 0.9%, to $251.0 million at March 31, 2024, from $248.9 million at December 31, 2023, residential construction loans increased $5.3 million, or 33.5%, to $21.0 million at March 31, 2024 from $15.8 million at December 31, 2023, commercial real estate loans increased $17.5 million, or 8.5%, to $223.8 million at March 31, 2024, from $206.3 million at December 31, 2023 and home equity loans and lines of credit increased $3.4 million, or 3.5%, to $101.7 million at March 31, 2024 from $98.3 million at December 31, 2023.

Increases in loan balances reflect our strategy to grow the commercial real estate loan portfolio while continuing to focus on owner-occupied one- to four-family residential mortgage loans. We have expanded our lending activities into the Baton Rouge and Lafayette markets in Louisiana, including adding lending teams in these markets.

Deposits. Deposits increased by $5.2 million, or 0.7%, to $774.5 million at March 31, 2024 from $769.3 million at December 31, 2023. Core deposits (defined as all deposits other than certificates of deposit) decreased $1.5 million, or 0.3%, to $502.9 million at March 31, 2024 from $504.4 million at December 31, 2023. Certificates of deposit increased $4.9 million, or 1.8%, to $269.8 million at March 31, 2024 from $264.9 million at December 31, 2023. Our certificates of deposit included $84.6 million in wholesale and brokered certificates of deposit at March 31, 2024. Such deposits generally tend to be at higher yields than other types of deposits and generally do not represent direct customer relationships, but were utilized, in part, to fund loan growth.

Total Equity. Total equity decreased $3.4 million, or 2.2%, to $153.4 million at March 31, 2024 from $156.7 million at December 31, 2023. The decrease resulted from a net loss of $807,000 for the three months ended March 31, 2024, combined with a $2.6 million increase in accumulated other comprehensive loss.

Average Balances Sheets. The following table sets forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. Average yields include the effect of net deferred fee income, discounts and premiums that are amortized or accreted to interest income or interest expense. Average balances are calculated using daily average balances.

	For the Three Months Ended March 31,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$49,790	$605	4.89%	$34,298	$314	3.72%
Securities	247,572	2,299	3.74%	265,518	2,312	3.53%
Loans	681,158	11,963	7.06%	565,018	9,037	6.49%
Loans held for sale	23,085	379	6.60%	20,961	273	5.26%

Total earning assets	1,001,605	15,246	6.12%	885,795	11,936	5.46%
Non-interest-earning assets:
Cash and cash equivalents	6,348			6,984
Fixed assets	51,655			48,103
Allowance for credit losses	(6,273)			(6,908)
Other	53,880			53,173
Total non-interest-earning assets	105,610			101,352

Total assets	$1,107,215			$987,146

Interest-bearing liabilities:
Interest-bearing demand deposits	$119,085	44	0.15%	$141,204	28	0.08%
Interest-bearing savings and money market deposits	234,392	370	0.64%	285,906	120	0.17%
Certificates of deposit	268,088	2,080	3.12%	176,579	407	0.93%

Total interest-bearing deposits	621,565	2,494	1.61%	603,689	555	0.37%
Interest-bearing borrowings	168,558	1,872	4.47%	42,561	189	1.80%

Total interest-bearing liabilities	790,124	4,366	2.22%	646,251	744	0.47%
Non-interest:
Demand deposits	149,380			179,306
Other liabilities	11,963			6,964

Total non-interest liabilities	161,343			186,271
Total equity	155,748			154,625

Total liabilities and equity	$1,107,215			$987,146

Net interest income		$10,880			$11,191

Net interest-earning assets (1)	$380,039			$282,105

Net interest rate spread (2)			3.90%			5.00%
Net yield on interest-earning assets (3)			4.37%			5.12%
Average of interest-earning assets to interest-bearing liabilities	1.27x			1.37x
Average equity to assets	14.07%			15.66%

(1)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Three Months Ended March 31, 2024 vs. Three Months Ended March 31, 2023
	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate
	(In thousands)
Interest-earning assets:
Cash and cash equivalents	$142	$149	$291
Securities	(156)	143	(13)
Loans	1,858	1,067	2,925
Loans held for sale	28	79	107

Total interest-earning assets	1,871	1,439	3,310

Interest-bearing liabilities:
Interest-bearing demand deposits	(4)	20	16
Interest-bearing savings and money market deposits	(22)	272	250
Certificates of deposit	211	1,462	1,672

Total interest-bearing deposits	185	1,754	1,939
Interest-bearing borrowings	560	1,122	1,682

Total interest-bearing liabilities	745	2,876	3,621

Net interest income	$1,126	$(1,437)	$(311)

Comparison of Operating Results for the Three Months Ended March 31, 2024 and 2023

General. A net loss of $807,000 was recorded for the three months ended March 31, 2024, compared to net income of $229,000 for the three months ended March 31, 2023. The decrease in net income was primarily due to a decrease in net interest income of $311,000, an increase in provision for credit losses of $621,000, and a decrease in non-interest income of $660,000, which decreases were partially offset by a decrease in non-interest expense of $335,000. On January 31, 2024, Fidelity entered into a letter of intent to sell approximately $376.0 million of secondary market mortgage loans serviced for others. This sale is expected to close in the second quarter of 2024 and is expected to result in a net gain of approximately $2.3 million.

Interest Income. Interest income increased $3.3 million, or 27.7%, to $15.2 million for the three months ended March 31, 2024, compared to $11.9 million for the three months ended March 31, 2023. This increase was primarily attributable to a $3.0 million, or 32.6%, increase in interest and fees on loans.

The average balance of total loans during the three months ended March 31, 2024 increased by $118.3 million, or 20.2%, while the average yield on loans increased to 7.05% for the three months ended March 31, 2024 from 6.44% for the three months ended March 31, 2023. The increase in average yield on loans was due to both the increasing interest rate environment as well as growth in our loan portfolio, particularly the commercial and residential construction portfolios.

The average balance of investment securities decreased by $17.9 million, or 6.7%, to $247.6 million for the three months ended March 31, 2024 from $265.5 million for the three months ended March 31, 2023, while the average yield on investment securities increased to 3.74% for the three months ended March 31, 2024 from 3.53% for the three months ended March 31, 2023. The increase in the average yield on securities was due primarily to increasing bond yields throughout 2023.

Interest Expense. Total interest expense increased $3.6 million, or 486.4%, to $4.4 million for the three months ended March 31, 2024, from $745,000 for the three months ended March 31, 2023. The increase was primarily due to an increase in the average costs of interest-bearing deposits and other borrowings and to a lesser extent, an increase in the average balance of such liabilities. Average interest-bearing deposits increased $17.9 million, or 3.0%, to $621.6 million for the three months ended March 31, 2024 compared to $603.7 million for the three months ended March 31, 2023. The average cost of interest-bearing deposits was 1.61% for the three months ended March 31, 2024 compared to 0.37% for the three months ended March 31, 2023. Average borrowings increased $126.0 million, or 296.0%, to $168.6 million for the three months ended March 31, 2024 compared to $42.6 million for the three months ended March 31, 2023. The average cost of borrowings was 4.47% for the three months ended March 31, 2024 compared to 1.80% for the three months ended March 31, 2023. The increase in interest costs for both deposits and borrowings over the last year were due to major increases in market interest rates in 2023.

Net Interest Income. Net interest income decreased $311,000, or 2.8%, to $10.9 million for the three months ended March 31, 2024, compared to $11.2 million for the three months ended March 31, 2023. The decrease reflected a 1.1% decrease in the average interest rate spread to 3.90% for the three months ended March 31, 2024, from 5.00% for the three months ended March 31, 2023. The net interest margin decreased to 4.37% for the three months ended March 31, 2024 from 5.12% for the three months ended March 31, 2023.

Provision for Credit Losses. Based on an analysis of the factors described in “Critical Accounting Policies and Use of Critical Accounting Estimates – Allowance for Credit Losses,” there was a $245,000 provision for credit losses for the three months ended March 31, 2024 compared to a benefit for credit losses of $376,000 for the three months ended March 31, 2023. The increase in the provision for credit losses was due primarily to loan growth during 2024. The benefit for credit losses in 2023 was due, in part, to improved macroeconomic factors in calendar year 2023 compared to 2022. The allowance for credit losses was $6.0 million and $6.4 million at March 31, 2024 and March 31, 2023, respectively, and represented 0.84% of total loans at March 31, 2024 and 1.05% of total loans at March 31, 2023.

Total non-performing loans were $9.0 million at March 31, 2024, compared to $4.9 million at March 31, 2023. Classified loans totaled $13.1 million at March 31, 2024, compared to $15.8 million at March 31, 2023, and total loans past due greater than 30 days were $7.2 million and $2.8 million at those respective dates. Special mention loans were $13.2 million at March 31, 2024 compared to $2.4 million at March 31, 2023, primarily related to one borrower relationship consisting of two loans with an aggregate principal balance at March 31, 2024 of $8.5 million, which continue to make timely payments on such loans. As a percentage of non-performing loans, the allowance for credit losses was 67.4% at March 31, 2024 compared to 129.8% at March 31, 2023.

The allowance for credit losses reflects the estimate management believes to be appropriate to cover probable expected losses that were inherent in the loan portfolio at March 31, 2024. While management believes the estimates and assumptions used in the determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any increase in future provisions that may be required may adversely impact Fidelity Bank’s financial condition and results of operations. In addition, bank regulatory agencies periodically review the allowance for credit losses and may recommend an increase in the provision for possible credit losses or the recognition of loan charge-offs, based on judgments different than those of management.

Non-interest Income. Non-interest income totaled $4.7 million for the three months ended March 31, 2024, a decrease of $660,000, or 12.3%, from $5.4 million for the three months ended March 31, 2023. The decrease was primarily due to a decrease of $505,000 in mortgage servicing revenue. Mortgage servicing revenue declined during the three months ended March 31, 2024 due to a large sale of mortgage servicing in September of 2023. Gain on sale of available for sale securities decreased by $114,000 for the three months ended March 31, 2024 compared to the same period in 2023. The net gain on security sales was $89,000 for the three months ended March 31, 2024 compared to a $203,000 gain for the same period in 2023.

Non-interest Expense. Non-interest expense decreased $335,000, or 2.0%, to $16.4 million for the three months ended March 31, 2024, compared to $16.7 million for the three months ended March 31, 2023. Hedging activities utilized to offset risk in interest rate fluctuations in the origination of secondary market mortgage loans improved by $419,000 for the three months ended March 31, 2024 compared to the same period in 2023. This was primarily due to reduced rate volatility in the mortgage market in 2024 compared to the same period in 2023. Hedging activity experienced a net gain of $93,000 for the three months ended March 31, 2024 compared to a cost of $326,000 for the same period in 2023. Amortization expense related to the book value of mortgage servicing rights decreased by $368,000, or 69.9%, for the three months ended March 31, 2024 compared to the same period in 2023 due to a large sale of mortgage servicing in September of 2023. The improvements in hedging and amortization of mortgage servicing rights were partially offset by an increase in data processing expenses of $271,000, or 24.6%, for the three months ended March 31, 2024 compared to the same period in 2023. This was due to expansions of our digital banking services. Salaries and employee benefits is the largest component of non-interest expenses but was virtually unchanged with a reduction in costs of $59,000, or 0.6%, for the three months ended March 31, 2024 compared to the same period in 2023.

Provision (Benefit) for Income Taxes. The provision for income taxes decreased by $221,000 to a benefit of $230,000 for the three months ended March 31, 2024, compared to a benefit of $9,000 for the three months ended March 31, 2023. The decrease in the income tax provision was primarily due to the net loss before income taxes (benefit) experienced for the three months ended March 31, 2024.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “could,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, which are worse than expected;

•

inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of our financial instruments, or our level of loan originations, or increase the level of defaults, losses and prepayments within our loan portfolio;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and in the conditions of the residential real estate and commercial real estate;

•	demand for loans and deposits in our market areas;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	a failure or breach of our operational or information security systems or infrastructure, including cyberattacks;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key management and employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 12.

HOW WE INTEND TO USE THE PROCEEDS FROM THE STOCK OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the stock offering will be until the stock offering is completed, we anticipate that the net proceeds will be between $124.7 million and $169.3 million, or $194.9 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of:
	12,750,000 Shares		15,000,000 Shares		17,250,000 Shares		19,837,500 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$127,500		$150,000		$172,500		$198,375
Less: offering expenses	(2,836)		(3,033)		(3,230)		(3,456)

Net offering proceeds (2)	$124,664	100.0%	$146,967	100.0%	$169,270	100.0%	$194,919	100.0%

Distribution of net proceeds:
To Fidelity Bank	$(62,332)	(50.0)%	$(73,484)	(50.0)%	$(84,635)	(50.0)%	$(97,460)	(50.0)%
To fund loan to employee stock ownership plan	$(10,200)	(8.2)%	$(12,000)	(8.2)%	$(13,800)	(8.2)%	$(15,870)	(8.1)%

Retained by FB Bancorp	$52,132	41.8%	$61,483,	41.8%	$70,835	41.9%	$81,589	41.9%

(1)

As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(2)	Assumes that all shares of common stock are sold in the subscription offering and any community offering.

Payments for shares of common stock made through withdrawals from deposit accounts at Fidelity Bank will not result in the receipt of new funds for investment but will reduce Fidelity Bank’s deposits. The net proceeds may vary because total offering expenses may be more or less than our estimates. For example, our expenses would increase if there were a syndicated community offering to sell shares of common stock not purchased in the subscription offering and any community offering.

FB Bancorp intends to loan funds to the employee stock ownership plan to purchase shares of common stock in the stock offering. It may also use the proceeds it retains from the stock offering:

•	to invest in securities consistent with our investment policy;

•	to repurchase shares of our common stock, in compliance with applicable regulatory requirements;

•	to pay cash dividends to stockholders; and

•	for other general corporate purposes.

Except for the loan to the employee stock ownership plan, FB Bancorp has not quantified its plans for use of the net proceeds of the stock offering for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.

See “Our Dividend Policy” for a discussion of our expected dividend policy. Under applicable LOFI and FDIC regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the LOFI and the FDIC) or tax-qualified employee stock benefit plans.

Fidelity Bank will receive a capital contribution from FB Bancorp equal to at least 50% of the net offering proceeds. Based on this formula, we anticipate that FB Bancorp will contribute to Fidelity Bank $62.3 million, $73.5 million, $84.6 million and $97.5 million of the net offering proceeds at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively.

Fidelity Bank may use the net proceeds it receives from the stock offering:

•	to fund new loans;

•	enhance existing products and services;

•	to pay off the existing $120.0 million Federal Reserve Board’s Bank Term Funding borrowing;

•	to expand its online banking infrastructure and its fully digital bank;

•	to invest in securities consistent with its investment policy;

•

to expand its banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity; and

•	for other general corporate purposes.

Fidelity Bank has not quantified its plans for use of the net proceeds of the stock offering for each of the foregoing purposes. Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through acquisitions or establishing or acquiring branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

We expect our return on equity to decrease upon the completion of the conversion and stock offering until we are able to reinvest effectively the additional capital raised in the stock offering. See “Risk Factors – Risks Related to the Stock Offering – Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the conversion and stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the Board of Directors is expected to take into account a number of factors, including capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the LOFI, the FDIC and the Federal Reserve Board, may be paid in addition to, or in lieu of, regular cash dividends.

FB Bancorp expects to file a consolidated federal income tax return with Fidelity Bank. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state income tax purposes. Additionally, according to LOFI and FDIC regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

FB Bancorp’s articles of incorporation authorized the issuance of preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of FB Bancorp – Common Stock.” Any dividends we may declare and pay will depend, in part, upon receipt of dividends from Fidelity Bank, because dividends from Fidelity Bank will be our primary source of income. LOFI and FDIC regulations impose limitations on dividends and other capital distributions by savings institutions like Fidelity Bank. See “Regulation and Supervision – Federal Banking Laws and Regulations Applicable to Fidelity Bank – Capital Distributions.”

Any payment of dividends by Fidelity Bank to FB Bancorp that would be deemed to be drawn out of Fidelity Bank’s bad debt reserves, if any, would require Fidelity Bank to pay taxes at the then-current tax rate on the amount of earnings deemed to be removed from the reserves for such distribution. Fidelity Bank does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

FB Bancorp is a newly formed company and has never issued capital stock. Fidelity Bank, as a mutual institution, is not authorized to issue capital stock. FB Bancorp will use its best efforts to list its common stock on a national or regional securities exchange, and expects that its common stock will be listed on the Nasdaq Capital Market under the symbol “FBLA” upon the completion of the conversion and stock offering. The stock offering is not contingent on FB Bancorp’s receipt of certification to list on Nasdaq.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share purchase price. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2023, Fidelity Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” For additional information, see “Regulation and Supervision—Federal Banking Laws and Regulations Applicable to Fidelity Bank —  Capital Requirements.”

The table below sets forth the historical equity capital and regulatory capital of Fidelity Bank at December 31, 2023 and the pro forma equity capital and regulatory capital of Fidelity Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Fidelity Bank from FB Bancorp of $62.3 million, $73.5 million, $84.6 million and $97.5 million at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. See “How We Intend to Use the Proceeds from the Stock Offering.”

	Fidelity Bank at December 31, 2023		Fidelity Bank Pro Forma at December 31, 2023 Based Upon the Sale in the Stock Offering of: (1)
			12,750,000 Shares		15,000,000 Shares		17,250,000 Shares		19,837,500Shares (2)
	Amount (4)	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)
GAAP capital	$156,737	13.9%	$203,769	17.4%	$212,221	18.0%	$220,672	18.6%	$230,390	19.2%

Tier 1 leverage capital	$166,340	14.8%	$213,372	18.2%	$221,824	18.8%	$230,275	19.4%	$239,995	20.0%
Tier 1 leverage requirement	56,186	5.0%	58,538	5.0%	58,960	5.0%	59,383	5.0%	59,869	5.0%

Excess	$110,154	9.8%	$154,834	13.2%	$162,864	13.8%	$170,892	14.4%	$180,126	15.0%

Tier 1 risk based	$166,340	22.7%	$213,372	28.7%	$221,824	29.8%	$230,275	30.9%	$239,995	32.1%
Risk-based capital requirement	58,690	8.0%	59,442	8.0%	59,577	8.0%	59,713	8.0%	59,868	8.0%

Excess	$107,650	14.7%	$153,930	20.7%	$162,247	21.8%	$170,562	22.9%	$180,127	24.1%

Total risk-based capital	$172,543	23.5%	$219,575	29.6%	$228,027	30.6%	$236,478	31.7%	$246,198	32.9%
Risk-based capital requirement	73,362	10.0%	74,303	10.0%	74,472	10.0%	74,641	10.0%	74,835	10.0%

Excess	$99,181	13.5%	$145,272	19.6%	$153,555	20.6%	$161,837	21.7%	$171,363	22.9%

Common equity Tier 1 risk-based	$166,340	22.7%	$213,372	28.7%	$221,824	29.8%	$230,275	30.9%	$239,995	32.1%
Common equity Tier 1 risk-based requirement	47,685	6.5%	48,297	6.5%	48,407	6.5%	48,516	6.5%	48,643	6.5%

Excess	$118,655	16.2%	$165,075	22.2%	$173,417	23.3%	$181,759	24.4%	$191,352	25.6%

Reconciliation of capital infused into Fidelity Bank:
50% of net proceeds			$62,332		$73,484		$84,635		$97,460
Less: ESOP			(10,200)		(12,000)		(13,800)		(15,870)
Less: MRP			(5,100)		(6,000)		(6,900)		(7,935)

Pro forma increase			$47,032		$55,484		$63,935		$73,655

(1)

Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds to be lent by FB Bancorp and that a new stock-based equity plan purchases 4% of the shares sold in the stock offering for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles, referred to as “GAAP” throughout this prospectus, and regulatory capital each has been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.

(2)

As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(3)	Leverage capital levels are shown as a percentage of total adjusted assets.

CAPITALIZATION

The following table presents the historical capitalization of Fidelity Bank at December 31, 2023 and the pro forma consolidated capitalization of FB Bancorp at the same date after giving effect to the conversion and stock offering, based upon the assumptions set forth under the section entitled “Pro Forma Data.”

	Fidelity Bank at December 31, 2023	FB Bancorp Pro Forma at December 31, 2023 Based on the Sale in the Stock Offering at $10.00 per Share of:
		12,750,000 Shares	15,000,000 Shares	17,250,000 Shares	19,837,500 Shares (1)
	(Dollars in thousands, except per share amounts)
Deposits (2)	$769,288	$769,288	$769,288	$769,288	$769,288
Borrowings	172,200	172,200	172,200	172,200	172,200

Total deposits and borrowings	$941,488	$941,488	$941,488	$941,488	$941,488

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 120,000,000 shares authorized; shares to be issued as shown (3)	—	128	150	173	198
Additional paid-in capital (4)	—	124,536	146,817	169,097	194,721
Retained earnings (5)	172,126	172,126	172,126	172,126	172,126
Accumulated other comprehensive loss	(15,389)	(15,389)	(15,389)	(15,389)	(15,389)
Less:
Common stock held by employee stock ownership plan (6)	—	10,200	12,000	13,800	15,870
Common stock to be acquired by stock-based benefit plan (6)	—	5,100	6,000	6,900	7,935

Total stockholders’ equity	$156,737	$266,101	$285,704	$305,307	$327,851

Total stockholders’ equity as a percentage of total assets (7)	13.93%	22.04%	23.28%	24.49%	25.83%
Tangible equity as a percentage of tangible assets (7)	15.18%	22.14%	23.39%	24.60%	25.95%

(1)

As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)

Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and stock offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)

No effect has been given to the issuance of additional shares of FB Bancorp common stock pursuant to the exercise of options under a stock-based benefit plan. If the plan is implemented within the first year after the closing of the stock offering, an amount up to 10% of the shares of FB Bancorp common stock sold in the stock offering will be reserved for issuance upon the exercise of options under the plan.

(4)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of FB Bancorp common stock to be outstanding.
(5)

The retained earnings of Fidelity Bank will be substantially restricted after the conversion and stock offering. See “The Conversion and Stock Offering – Liquidation Rights” and “Regulation and Supervision.”

(6)

Assumes that 8% of the shares sold in the stock offering will be acquired by the employee stock ownership plan and will be financed by a loan from FB Bancorp. The loan will be repaid principally from Fidelity Bank’s contributions to the employee stock ownership plan. Since FB Bancorp will lend the funds to the employee stock ownership plan, this debt will be eliminated through consolidation and no liability will be reflected on FB Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)

Assumes a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering for grant under a new stock-based benefit plan will be purchased in the open market by FB Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the stock offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the stock offering. As FB Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to non-interest expense. Implementation of one or more stock-based benefit plans will require prior stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Fidelity Bank and pro forma data of FB Bancorp at and for the year ended December 31, 2023. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and stock offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering;

•

our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering funded by a loan from FB Bancorp. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate) over a period of 25 years; and

•	estimated expenses of the stock offering, including fees and expenses to be paid to Performance Trust, are $1.5 million at the mid-point.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 4.87% for the year ended December 31, 2023, which is the yield on the one-year U.S. Treasury Note rate at December 31, 2023. In light of current market interest rates, we consider this rate to reflect the pro forma reinvestment rate more accurately than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by LOFI and FDIC regulations. The pro forma after-tax yield on the net offering proceeds is assumed to be 3.94% for the year ended December 31, 2023, based on an effective tax rate of 19%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of our shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plan will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options have a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.71 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 34.2% for the shares of common stock, a dividend yield of 0%, an expected option life of 10 years and a risk-free interest rate of 4.05%. Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 19%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under a stock-based benefit plan in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plan is adopted more than one year following the completion of the conversion and the stock offering. In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plan is adopted more than one year following the completion of the conversion and the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” FB Bancorp intends to contribute to Fidelity Bank $62.3 million, $73.5 million, $84.6 million and $97.5 million of the net offering proceeds at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and retain the remainder of the net offering proceeds. FB Bancorp will use a portion of the net offering proceeds it retains for the purpose of making a loan to the employee stock ownership plan, and retain the remainder of the net offering proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) FB Bancorp’s results of operations after the conversion and stock offering are completed; or (iii) changes in the market price of the shares of common stock after the conversion and stock offering are completed.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed according to GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

	At or for the Year ended December 31, 2023 Based on the Sale at $10.00 Per Share of:
	12,750,000 Shares	15,000,000 Shares	17,250,000 Shares	19,837,500 Shares (1)
	(Dollars in thousands, except per share amounts)
Pro forma market capitalization	$127,500	$150,000	$172,500	$198,375
Gross offering proceeds	$127,500	$150,000	$172,500	$198,375
Less: Estimated expenses	2,836	3,033	3,230	3,456

Estimated net proceeds	124,664	146,967	169,270	194,919
Less: Common stock acquired by ESOP (2)	10,200	12,000	13,800	15,870
Less: Common stock acquired by stock-based benefit plans (3)(4)	5,100	6,000	6,900	7,935

Estimated net proceeds	$109,364	$128,967	$148,570	$171,114

For the Year ended December 31, 2023
Consolidated net income:
Historical	$1,118	$1,118	$1,118	$1,118
Pro forma adjustments:
Income on adjusted net proceeds	4,309	5,081	5,854	6,742
Employee stock ownership plan(2)	(330)	(389)	(447)	(514)
Stock awards(3)	(826)	(972)	(1,118)	(1,285)
Stock options(4)	(946)	(1,113)	(1,280)	(1,472)

Pro forma net income	$2,207	$2,607	$3,009	$3,471

Income per share:
Historical	$0.09	$0.08	$0.07	$0.06
Pro forma adjustments:
Income on adjusted net proceeds	0.37	0.37	0.37	0.37
Employee stock ownership plan(2)	(0.03)	(0.03)	(0.03)	(0.03)
Stock awards(3)	(0.07)	(0.07)	(0.07)	(0.07)
Stock options(4)	(0.08)	(0.08)	(0.08)	(0.08)

Pro forma earnings per share	$0.28	$0.27	$0.26	$0.25

Offering price to pro forma net earnings per share	35.7x	37.0x	38.5x	40.0x
Number of shares used in earnings per share calculations	11,770,800	11,770,800	11,770,800	11,770,800
At December 31, 2022
Stockholders’ equity:
Historical	$156,737	$156,737	$156,737	$156,737
Estimated net proceeds	124,664	146,967	169,270	194,919
Less: Common stock acquired by employee stock ownership plan(2)	(10,200)	(12,000)	(13,800)	(15,870)
Less: Common stock acquired by stock-based benefit plans(3)(4)	(5,100)	(6,000)	(6,900)	(7,935)

Pro forma stockholders’ equity(5)	$266,101	$285,704	$305,307	$327,851

Pro forma tangible stockholders’ equity(5)	$260,315	$279,918	$299,521	$322,065

Stockholders’ equity per share:
Historical	$12.29	$10.45	$9.09	$7.90
Estimated net proceeds	9.78	9.80	9.81	9.83
Less: Common stock acquired by employee stock ownership plan(2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based benefit plans(3)(4)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share(5)	$20.87	$19.05	$17.70	$16.53

Pro forma tangible stockholders’ equity per share(5)	$20.42	$18.66	$17.36	$16.24

Offering price as percentage of pro forma stockholders’ equity per share	47.9%	52.5%	56.5%	60.5%
Offering price as percentage of pro forma tangible stockholders’ equity per share	49.0%	53.6%	57.6%	61.6%
Number of shares outstanding for pro forma book value per share calculations	12,750,000	15,000,000	17,250,000	19,837,500

(1)

As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(2)

Assumes that 8% of shares of common stock sold in the stock offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from FB Bancorp. Fidelity Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Fidelity Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial

(Footnotes continue on following page)

(Footnotes continued from previous page)

Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans”, referred to as “ASC 718-40” throughout this prospectus, requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Fidelity Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 19%. The unallocated shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income for the year ended December 31, 2023 assumes that 40,800, 48,000, 55,200 and 63,480 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. According to ASC 718-40, only the shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)

If approved by FB Bancorp’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the stock offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion and stock offering, or a lesser number if Fidelity Bank were to have a Tier 1 leverage ratio of less than 10.0% within one year of the completion of the conversion and stock offering). Stockholder approval of the stock-based benefit plan, and purchases by the plan may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from FB Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by FB Bancorp. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plan is amortized as an expense during the period, and (iii) the stock-based benefit plan expense reflects an effective tax rate of 19%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock equal to 4% of the shares sold in the stock offering are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)

If approved by FB Bancorp’s stockholders, a stock-based benefit plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the stock (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion and stock offering). Stockholder approval of the stock-based benefit plan may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock options to be granted under a stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.71 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the stock offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.

(5)

The retained earnings of Fidelity Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Stock Offering – Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the conversion and stock offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis discusses information contained in our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with the business and financial information regarding FB Bancorp provided in this prospectus, including the financial statements, which appear beginning on page F-1 of this prospectus.

Overview

After the completion of the conversion and stock offering, FB Bancorp will conduct its operations primarily through Fidelity Bank. Fidelity Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, commercial real estate loans, commercial loans, home equity loans and lines of credit, consumer loans and construction loans. We also invest in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises. We offer a variety of deposit accounts including negotiable orders of withdrawal, which we refer to as “NOW” throughout this prospectus, savings accounts, money market accounts and certificate of deposit accounts. Fidelity Bank is subject to comprehensive regulation and examination by the LOFI and the FDIC.

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for credit losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges on deposit accounts, gain on the resale of mortgage loans and mortgage servicing rights and other service charges and fees. Non-interest expense currently consists primarily of expenses related to salaries and employee benefits, occupancy and equipment, data processing, advertising and marketing, amortization of mortgage servicing rights, and other expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers by emphasizing personalized and efficient customer service. Highlights of our current business strategy include:

•

Continuing to seek to grow and diversify our loan portfolio prudently by increasing originations of commercial real estate and commercial loans in an effort to increase the overall loan portfolio yield. We intend to continue to prudently increase our originations of commercial real estate and commercial loans in order to diversify our loan portfolio and increase yield. At December 31, 2023, commercial real estate loans amounted to $206.3 million, or 30.9% of total loans and commercial loans amounted to $69.6 million, or 10.4%, of total loans.

•

Continuing NOLA’s focus on originating residential mortgage loans at its current pace primarily for sale into the secondary market. NOLA originates all of our one-to four-family residential mortgage loans with the intent to sell such loans into the secondary market. During the year ended December 31, 2023, our NOLA division originated $464.0 million of one- to four-family residential mortgage loans, of which $366.9 million were sold into the secondary market for a gain on sale of approximately $12.5 million. We intend to generally maintain NOLA’s current level of loan originations going forward, subject to customer demand and market interest rates.

•

Maintaining our strong asset quality through conservative loan underwriting. We intend to maintain strong asset quality through what we believe are our conservative underwriting standards and credit monitoring processes. At December 31, 2023, our non-performing loans at December 31, 2023 totaled $7.7 million, or 1.15% of total loans.

•

Continuing to attract and retain customers in our current market areas and growing our low-cost “core” deposit base while expanding our offices and banking activity in the Baton Rouge and Lafayette, Louisiana markets. We consider our core deposits to include NOW accounts, statement savings accounts, money market accounts, and other savings deposit accounts. We will continue our efforts to increase our core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our interest rate spread and net interest margin. Core deposits totaled $504.4 million, or 65.6% of total deposits, at December 31, 2023. We have expanded our deposit and lending activities into the Baton Rouge and Lafayette, Louisiana markets over the last several years, including the hiring of Market Area Presidents and lending teams and we anticipate that these efforts will continue.

•

Continuing to implement and invest in both our online banking infrastructure and our fully digital bank (“Andi”) in order to meet current customer needs as well as expand our customer base in existing and new markets. We are expanding our online banking infrastructure for consumer and commercial customers to meet existing and prospective customer expectations with digital deposit products, lending products and financial wellness products. We have also established a fully digital-only bank as a division of Fidelity Bank.

•

Remaining a community-oriented institution relying on high quality service to maintain and build a loyal local customer base. We have been operating continuously in southern Louisiana since 1908. Through the goodwill we have developed over years of providing timely, efficient banking services, we believe that we have been able to attract a loyal base of local retail customers on which we hope to continue to build our banking business.

•

Continuing to grow through organic growth while also considering opportunistic acquisitions or branching. We intend to grow our assets organically on a managed basis, and the capital we are raising in the stock offering will enable us to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market areas or in contiguous markets that we believe would enhance both our franchise value and stockholder returns. These opportunities may include acquiring other financial institutions and/or establishing loan production offices, establishing new, or de novo, branch offices and/or acquiring branch offices. The capital we are raising in the stock offering would help us fund any such opportunities that may arise. We have no current plans or intentions regarding any such expansion activities.

We expect these strategies to guide our investment of the net proceeds of the stock offering. We intend to continue to pursue these business strategies after the conversion and stock offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Non-interest Expense

Following the completion of the conversion and stock offering, our non-interest expense is expected to increase because of the increased costs associated with operating as a public company, including the expected hiring of additional accounting personnel, and the increased compensation expenses associated with the implementation of our employee stock ownership plan and the possible implementation of a stock-based benefit plan, if approved by our stockholders, no earlier than six months after the completion of the conversion and stock offering. See “Summary – Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion and Stock Offering;” “Risk Factors – Risks Related to the Stock Offering – Our stock-based benefit plans will increase our expenses and reduce our income;” and “Management – Executive Compensation.”

Critical Accounting Policies and Use of Critical Accounting Estimates

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with GAAP. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations. Facts and circumstances that could affect these judgments include, but are not limited to, changes in interest rates, changes in the performance of the economy and changes in the financial condition of borrowers.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Provision for Credit Losses. On January 1, 2023, Fidelity Bank adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as CECL throughout this prospectus. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized costs, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write down on available-for-sale debt securities that management does not intend to sell or believe that it is not, more than likely, required to sell.

Upon adoption of this new credit loss measurement standard, Fidelity Bank did not recognize a material change to its financial position or results of operations. No retroactive cumulative effect of accounting changes were recognized in this adoption.

Deferred Tax Assets. Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%. Deferred tax assets are reduced by a valuation allowance, if based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Fair Value Measurements. Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance sheet financial instruments do not include the value of anticipated future business or the value of assets and liabilities not considered financial instruments.

Comparison of Financial Condition at December 31, 2023 and December 31, 2022

Total Assets. Total assets were $1.12 billion at December 31, 2023, an increase of $117.7 million, or 11.7%, from $1.01 billion at December 31, 2022. The increase was primarily due to increases in loans held for investment, net of $110.7 million and interest-bearing deposits of $28.7 million combined with an increase of $4.6 million in premises and equipment, net due to expansion into the Baton Rouge and Lafayette, Louisiana markets, which were partially offset primarily by a decrease in investment securities of $20.2 million.

Interest-Bearing Deposits at Other Financial Institutions. Interest-bearing deposits at other financial institutions increased by $28.7 million, or 54.6%, to $81.3 million at December 31, 2023 from $52.6 million at December 31, 2022. The increase was primarily the result of a $120.0 million advance from the Federal Reserve Board under the Bank Term Funding Program, offset in part by the deployment of such assets into loans.

Available-for-Sale Investment Securities. Investment securities decreased $20.2 million, or 7.5%, to $249.9 million at December 31, 2023, from $270.1 million at December 31, 2022. Aggregate securities purchases were $17.3 million during the year ended December 31, 2023, which were offset by calls, maturities, as well as repayments aggregating $42.8 million.

The weighted average yield on investment securities was 3.58% for the year ended December 31, 2023, compared to 3.00% for the year ended December 31, 2022, reflecting the increase in market rates of interest.

Loans Held for Investment, Net. Loans held for investment, net, increased by $110.7 million, or 20.2%, to $659.5 million at December 31, 2023 from $548.8 million at December 31, 2022. During the year ended December 31, 2023, loan originations (excluding loans held for sale) totaled $463.3 million. During the year ended December 31, 2023, the increase was primarily due to the following: one- to four-family residential mortgage loans increased $34.9 million, or 16.3%, to $248.9 million at December 31, 2023, from $214.0 million at December 31, 2022, residential construction loans increased $15.1 million to $15.8 million at December 31, 2023 from $686,000 at December 31, 2022, commercial real estate loans increased $37.2 million, or 21.9%, to $206.3 million at December 31, 2023, from $169.1 million at December 31, 2022 (which included an increase of $181 thousand in commercial construction loans to $15.4 million at December 31, 2023 from $15.2 million at December 31, 2022) and home equity loans and lines of credit increased $12.8 million, or 15.0%, to $98.3 million at December 31, 2023 from $85.5 million at December 31, 2022.

Increases in loan balances reflect our strategy to grow the commercial real estate loan portfolio while continuing to focus on owner-occupied one- to four-family residential mortgage loans and commercial real estate loans. We have expanded our lending activities into the Baton Rouge and Lafayette, Louisiana markets, including adding lending teams in these markets.

Deposits. Deposits decreased by $22.2 million, or 2.81%, to $769.3 million at December 31, 2023 from $791.5 million at December 31, 2022. Core deposits (defined as all deposits other than certificates of deposit) decreased $119.3 million, or 19.1%, to $504.4 million at December 31, 2023 from $623.8 million at December 31, 2022. Certificates of deposit increased $97.1 million, or 57.9%, to $264.9 million at December 31, 2023 from $167.8 million at December 31, 2022. Our certificates of deposit included $90.6 million in wholesale and brokered certificates of deposit. Such deposits generally tend to be at higher yields than other types of deposits and generally do not represent direct customer relationships, but were utilized, in part, to fund loan growth.

Total Equity. Total equity increased $4.7 million, or 3.1%, to $156.7 million at December 31, 2023 from $152.0 million at December 31, 2022. The increase resulted from net income of $1.1 million for the year ended December 31, 2023 combined with a $3.6 million decrease in accumulated other comprehensive loss.

Average Balances Sheets. The following table sets forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. Average yields include the effect of net deferred fee income, discounts and premiums that are amortized or accreted to interest income or interest expense. Average balances are calculated using daily average balances.

	For the Year Ended December 31,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$38,685	$1,733	4.48%	$200,476	$2,402	1.20%
Securities	259,311	9,278	3.58%	197,537	5,927	3.00%
Loans	611,317	41,679	6.82%	526,578	33,825	6.42%
Loans held for sale	26,098	1,608	6.16%	38,382	1,656	4.31%

Total earning assets	935,411	54,298	5.80%	962,973	43,810	4.55%
Non-interest-earning assets:
Cash and cash equivalents	6,714			6,982
Fixed assets	49,960			46,914
Allowance for credit losses	(6,332)			(7,926)
Other	56,562			58,102
Total non-interest-earning assets	106,905			104,073

Total assets	$1,042,316			$1,067,045

Interest-bearing liabilities:
Interest-bearing demand deposits	$131,764	136	0.10%	$149,695	102	0.07%
Interest-bearing savings and money market deposits	262,711	1,091	0.42%	326,618	469	0.14%
Certificates of deposit	232,260	5,535	2.38%	185,193	1,226	0.66%

Total interest-bearing deposits	626,735	6,762	1.08%	661,507	1,797	0.27%
Interest-bearing borrowings	80,831	3,368	4.17%	33,659	447	1.33%

Total interest-bearing liabilities	707,567	10,130	1.43%	695,166	2,244	0.32%
Non-interest:
Demand deposits	173,927			205,346
Other liabilities	8,197			5,348

Total non-interest liabilities	182,124			210,694
Total equity	152,626			161,186

Total liabilities and equity	$1,042,316			$1,067,045

Net interest income		$44,168			$41,566

Net interest-earning assets (1)	$308,676			$301,466

Net interest rate spread (2)			4.37%			4.23%
Net yield on interest-earning assets (3)			4.72%			4.32%
Average of interest-earning assets to interest-bearing liabilities	1.32x			1.39x
Average equity to assets	14.64%			15.11%

(1)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Year Ended December 31, 2023 vs. Year Ended December 31, 2022
	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate
	(In thousands)
Interest-earning assets:
Cash and cash equivalents	$(1,938)	$1,269	$(669)
Securities	1,854	1,497	3,351
Loans	5,443	2,411	7,854
Loans held for sale	(530)	482	(48)

Total interest-earning assets	4,828	5,659	10,488

Interest-bearing liabilities:
Interest-bearing demand deposits	(12)	46	34
Interest-bearing savings and money market deposits	(92)	714	622
Certificates of deposit	312	3,997	4,308

Total interest-bearing deposits	208	4,757	4,965
Interest-bearing borrowings	626	2,295	2,922

Total interest-bearing liabilities	834	7,052	7,886

Net interest income	$3,994	$(1,393)	$2,602

Comparison of Operating Results for the Years Ended December 31, 2023 and 2022

General. Net income of $1.1 million was recorded for the year ended December 31, 2023, a decrease of $992,000 compared to net income of $2.1 million for the year ended December 31, 2022. The decrease in net income was primarily due to an increase in interest expense of $7.9 million and an increase in non-interest expense of $4.6 million, which were partially offset by a $10.5 million increase in interest income and a $2.4 million increase in non-interest income.

Interest Income. Interest income increased $10.5 million, or 23.9%, to $54.3 million for the year ended December 31, 2023, compared to $43.8 million for the year ended December 31, 2022. This increase was attributable to a $7.9 million, or 22.0%, increase in interest and fees on loans and a $3.4 million increase in interest and dividends on investment securities, which was partially offset by a $669,000, or 38.6%, decrease in interest on interest-bearing deposits. As a result of its participation in the Paycheck Protection Program, Fidelity Bank recorded $2.8 million in 2022 in fee income while recording no fee income from this program in 2023 since it had expired.

The average balance of loans during the year ended December 31, 2023 increased by $72.5 million, or 12.8%, while the average yield on loans increased to 6.82% for the year ended December 31, 2023 from 6.42% for the year ended December 31, 2022. The increase in average yield on loans was due to both the increasing interest rate environment as well as growth in our loan portfolio, particularly the commercial and residential construction portfolios.

The average balance of investment securities increased $61.8 million to $259.3 million for the year ended December 31, 2023 from $197.5 million for the year ended December 31, 2022, while the average yield on investment securities increased to 3.58% for the year ended December 31, 2023 from 3.00% for the year ended December 31, 2022. The increase in the average yield on securities was due primarily to increasing loan volume.

The average balance of cash and cash equivalents decreased $161.8 million, or 80.7%, for the year ended December 31, 2023, which was partially offset by an increase in the average yield, to 4.48% for the year ended December 31, 2023 from 1.20% for the year ended December 31, 2022. The average yield on cash and cash equivalents reflected the increase in market interest rates during 2023.

Interest Expense. Total interest expense increased $7.9 million, or 351.4%, to $10.1 million for the year ended December 31, 2023, from $2.2 million for the year ended December 31, 2022. The increase was primarily due to an increase in the average cost of deposits to 1.08% for the year ended December 31, 2023 from 0.27% for the year ended December 31, 2022, reflecting the increase in market interest rates, continued competition for deposits from other financial institutions, and the increase in certificates of deposit (including brokered and wholesale certificates of deposit), which were partially offset by a decrease of $34.7 million, or 5.3%, in the average balance of interest-bearing deposits to $626.7 million for the year ended December 31, 2023 from $661.5 million for the year ended December 31, 2022. In addition, the increase in total interest expense was partially due to the $2.9 million increase in borrowed funds expense, due to Fidelity Bank borrowing $120.0 million from the Federal Reserve Board’s Bank Term Funding Program in 2023.

Net Interest Income. Net interest income increased $2.6 million, or 6.3%, to $44.2 million for the year ended December 31, 2023, compared to $41.6 million for the year ended December 31, 2022. The increase reflected an increase in the average net interest-earning assets of $7.2 million and an increase in the interest rate spread to 4.37% for the year ended December 31, 2023 from 4.23% for the year ended December 31, 2022. The net interest margin increased to 4.72% for the year ended December 31, 2023 from 4.32% for the year ended December 31, 2022.

Provision for Credit Losses. Based on an analysis of the factors described in “Critical Accounting Policies and Use of Critical Accounting Estimates – Allowance for Credit Losses,” there was a $649,000 provision for credit losses for the year ended December 31, 2023 compared to a benefit for credit losses of $396,000 for the year ended December 31, 2022. The increase in the provision for credit losses was due primarily to loan growth during 2023. The benefit for credit losses in 2022 was due, in part, to improved macroeconomic factors in 2022 compared to 2021. The allowance for credit losses was $6.2 million and $7.3 million for the years ended December 31, 2023 and 2022, respectively, and represented 0.90% of total loans at December 31, 2023 and 1.27% of total loans at December 31, 2022.

Total non-performing loans were $7.7 million at December 31, 2023, compared to $4.9 million at December 31, 2022. Classified loans totaled $12.0 million at December 31, 2023, compared to $8.4 million at December 31, 2022, and total loans past due greater than 30 days were $10.1 million and $6.8 million at those respective dates. Special mention loans were $11.6 million at December 31, 2023 compared to $719,000 at December 31, 2022, primarily related to one borrower relationship consisting of two loans with an aggregate principal balance at December 31, 2023 of $8.6 million, which continue to make timely payments on such loans. As a percentage of non-performing loans, the allowance for credit losses was 80.9% at December 31, 2023 compared to 147.5% at December 31, 2022.

The allowance for credit losses reflects the estimate management believes to be appropriate to cover probable expected losses that were inherent in the loan portfolio at December 31, 2023. While management believes the estimates and assumptions used in the determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any increase in future provisions that may be required may adversely impact Fidelity Bank’s financial condition and results of operations. In addition, bank regulatory agencies periodically review the allowance for credit losses and may recommend an increase in the provision for possible credit losses or the recognition of loan charge-offs, based on judgments different than those of management.

Non-interest Income. Non-interest income totaled $24.9 million for the year ended December 31, 2023, an increase of $2.4 million, or 10.6%, from $22.5 million for the year ended December 31, 2022. The increase was primarily due to a $5.3 million gain on sale of mortgage servicing rights in 2023 due to favorable market conditions, compared to no gain on sale of mortgage servicing rights in 2022, partially offset by a decrease of $2.0 million in gain on sale of mortgage loans to $12.5 million for the year ended December 31, 2023 from $14.5 million for the year ended December 31, 2022, as a result of the increase in market interest rates and the volatile mortgage banking market.

Non-interest Expense. Non-interest expense increased $4.6 million, or 7.4%, to $67.0 million for the year ended December 31, 2023, compared to $62.4 million for the year ended December 31, 2022. Fidelity Bank had a $247,000 loss in 2023 on its strategy to utilize forward commitments to hedge the effect of changes in interest rates following its origination of residential mortgage loans by NOLA. The hedging loss in 2023 was due to a decline in market interest during the latter portion of 2023. Fidelity Bank had a $4.9 million gain in 2022 on its hedging strategy due to the increase in market interest rates throughout 2022.

The increase was also due to a $1.0 million, or 27.8%, increase in data processing fees as Fidelity Bank invests in its online banking improvements and digital bank. These increases in non-interest expense were partially offset by a $1.3 million decrease in mortgage servicing rights amortization and a $1.2 million decrease in salaries and employee benefits due to a reduction in NOLA personnel during 2023 as a result of the contraction in the mortgage banking sector.

Provision (Benefit) for Income Taxes. The provision for income taxes increased by $335,000, to a provision of $330,000 for the year ended December 31, 2023, compared to a benefit of $5,000 for the year ended December 31, 2022. The increase in the income tax provision was primarily due to the tax treatment on the sale of mortgage servicing rights.

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. The Bank has Asset Liability Committees at both the management and the board levels, with one board member having observational status at the management-level committee to ensure continuity. The management-level committee is comprised of senior level officers. The Board’s Asset Liability Committee receives reports from management at each of its meetings and reviews the minutes of the management-level committee. The Board’s Asset Liability Committee establishes the policies and guidelines for managing the Bank’s interest rate risk. All directors participate in discussions during the regular board meetings evaluating the interest rate risk inherent in our assets and liabilities, and the level of risk that is appropriate. These discussions take into consideration our business strategy, operating environment, capital, liquidity and performance objectives consistent with the policy and guidelines approved by them.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we are using to manage interest rate risk are:

•	maintaining capital levels that exceed the thresholds for well-capitalized status under federal regulations;

•	hedging our interest rate risk on residential mortgage loans held for sale through the use of forward commitments;

•	maintaining a high level of liquidity;

•	growing our volume of core deposit accounts;

•	managing our investment securities portfolio so as to reduce the average maturity and effective life of the portfolio; and

•	continuing to diversify our loan portfolio by adding more commercial-related loans, which typically have shorter maturities and/or balloon payments.

By following these strategies, we believe that we are better positioned to react to increases and decreases in market interest rates.

Economic Value of Equity. We also compute amounts by which the net present value of our assets and liabilities (economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumptions that the United States Treasury yield curve increases instantaneously by 100, 200, 300 and 400 basis point increments or decreases instantaneously by 100 or 200 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The following table sets forth, at December 31, 2023, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2023
Change in Interest Rates (basis points) (1)	Estimated EVE (2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets (3)
				EVE Ratio (4)	Increase (Decrease) (basis points)
		Amount	Percent
(Dollars in thousands)
400	$147,067	$(79,678)	(35.1)%	12.85%	(730)
300	169,590	(57,155)	(25.2)%	14.81%	(534)
200	190,219	(36,526)	(16.1)%	16.62%	(353)
100	209,871	(16,874)	(7.4)%	18.33%	(182)
—	226,745	—	—%	20.15%	—
(100)	241,035	14,290	6.3%	21.06%	91
(200)	248,684	21,939	9.7%	21.72%	157

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at December 31, 2023, we would have experienced a 16.1% decrease in EVE in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 9.7% increase in EVE in the event of an instantaneous 200 basis point decrease in market interest rates. Each of the estimated increases (decreases) in the percentage of change in EVE in the table above are within the Board of Directors’ guidelines, with the exception of the estimated effect of a 400 basis point change in interest rate, for which the Board of Directors granted an exception in anticipation of decreasing market interest rates beginning in 2024.

Change in Net Interest Income. The following table sets forth, at December 31, 2023, the calculation of the estimated changes in our net interest income, referred to as “NII” throughout this prospectus, that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2023
Change in Interest Rates (basis points) (1)	NII Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+400	$36,405	(16.60)%
+300	39,343	(9.87)%
+200	41,669	(4.54)%
+100	43,114	(1.23)%
Level	43,651	—%
(100)	43,498	(0.35)%
(200)	42,804	(1.94)%

(1)	Assumes an immediate uniform change in interest rates at all maturities.

The table above indicates that at December 31, 2023, we would have experienced a 4.54% decrease in NII in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 1.94% decrease in NII in the event of an instantaneous 200 basis point decrease in market interest rates. Each of the estimated decreases in the percentage of change in the net interest income in the table above are within the Board of Directors’ guidelines, with the exception of the estimated effect of a 400 basis point change in interest rate, for which the Board of Directors granted an exception in anticipation of decreasing market interest rates beginning in 2024.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurement. Modeling changes in EVE and NII require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the EVE and NII tables presented above assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the EVE and NII tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on EVE and NII and will differ from actual results.

EVE and net interest NII calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from maturities of securities and sales of mortgage loans. We also have the ability to borrow from the Federal Home Loan Bank of Dallas and the Federal Reserve Board’s Bank Term Funding Program. At December 31, 2023, we had $120.0 million in borrowings with the Federal Reserve Bank under the Bank Term Funding Program and $52.2 million of outstanding borrowings from the Federal Home Loan Bank of Dallas. At December 31, 2023, we had the capacity to borrow an additional $313.5 million from the Federal Home Loan Bank of Dallas and an additional $48.1 million from the Federal Reserve Board discount window.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments and sales are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. For further information, see the statements of cash flows contained in the financial statements appearing elsewhere in this prospectus.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of our maturing time deposits will be retained.

At December 31, 2023, Fidelity Bank’s Tier 1 leverage capital was $166.3 million, or 14.8% of adjusted assets. Accordingly, it was categorized as well-capitalized at December 31, 2023. Management is not aware of any conditions or events since the most recent notification that would change our category. For further information, see Note 10 to the notes to financial statements.

Off-Balance Sheet Arrangements. At December 31, 2023, we had $183.2 million of outstanding commitments to originate loans, which included $158.9 million in revolving lines of credit, $14.4 million in residential construction loans and $10.0 million in commercial construction loans and lines of credit. At December 31, 2023, none of our revolving lines of credit related to commercial real estate loans. Certificates of deposit that are scheduled to mature in less than one year from December 31, 2023 totaled $195.3 million at December 31, 2023. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank of Dallas advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented in this prospectus have been prepared according to GAAP which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF FB BANCORP

FB Bancorp was incorporated in the State of Maryland on February 29, 2024, and has not engaged in any business to date. Upon completion of the conversion and stock offering, FB Bancorp will own all of the issued and outstanding stock of Fidelity Bank. We intend to contribute at least 50% of the net proceeds from the stock offering to Fidelity Bank. FB Bancorp will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan. At a later date, we may use the net proceeds to repurchase shares of common stock, subject to our capital needs, regulatory limitations and other factors. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Stock Offering.”

After the completion of the conversion and stock offering, FB Bancorp, as the bank holding company of Fidelity Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations. See “Regulation and Supervision – Bank Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies.

Following the conversion and stock offering, our cash flow will depend on earnings from the investment of the net proceeds from the stock offering that we retain, and any dividends we receive from Fidelity Bank. Fidelity Bank is subject to regulatory limitations on the amount of dividends that it may pay. See “Regulation and Supervision – Federal Banking Laws and Regulations Applicable to Fidelity Bank – Capital Distributions.” Initially, FB Bancorp will neither own nor lease any property, but will instead pay a fee to Fidelity Bank for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Fidelity Bank to serve as officers of FB Bancorp. However, we will use periodically the support staff of Fidelity Bank. We will pay a fee to Fidelity Bank for the time employees of Fidelity Bank devote to FB Bancorp; however, these individuals will not be separately compensated by FB Bancorp. FB Bancorp may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF FIDELITY BANK

General

Originally chartered in 1908 under the name “The Fidelity Homestead Association,” Fidelity Bank is a Louisiana-chartered mutual savings bank headquartered in New Orleans, Louisiana, with 18 full-service branches, two drive-up branches and 14 stand-alone ATMs located in southern Louisiana. We conduct our operations from our main office in New Orleans, Louisiana. In January 2014, Fidelity Bank acquired the net assets of NOLA Lending Group, referred to as “NOLA” throughout this prospectus, as a fully-owned division of Fidelity Bank. NOLA originates, primarily for resale, all of our residential mortgages in southern Louisiana, the Florida panhandle, and Mississippi. We consider our primary market areas for deposit gathering and origination of loans held for investment to be southern Louisiana and for origination of loans held for sale to be southern Louisiana, the Florida panhandle and Mississippi.

Our main office is located at 353 Carondelet Street, New Orleans, Louisiana 70130, and our telephone number at that address is (504) 569-8640. Our website address is www.bankwithfidelity.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Market Areas

Fidelity Bank considers the Metropolitan Statistical Areas, referred to as “MSAs” throughout this prospectus, of New Orleans-Metairie-Hammond and Baton Rouge to be our primary market areas for originating loans and gathering deposits. Fidelity Bank’s branch offices are located in the Parish of East Baton Rouge, located within the Baton Rouge MSA, and the Parishes of Jefferson, Orleans, St. Tammany, and Tangipahoa, which are encompassed within the New Orleans-Metairie-Hammond MSA. The five-parish market area contains urban, suburban and more rural areas with large and small population centers. New Orleans and Baton Rouge are the two largest regional economies in Louisiana, with trade, tourism, government, technology, healthcare and the film industry among the leading industries and employment concentrations. New Orleans has one of the busiest ports in the world, and one of the largest oil and gas exploration regions is located to the south of New Orleans. The market area north of Lake Pontchartrain (Tangipahoa and St. Tammany Parishes) remains economically connected to the more urbanized Orleans and Jefferson Parishes, and Fidelity Bank considers that area and the New Orleans area to be one overall market. The Baton Rouge MSA also borders the New Orleans MSA to the west. The southern Louisiana region remains exposed to tropical storms and hurricanes that increase operating risk to employers in the region, including financial institutions. The area is still recovering from the impact of Hurricane Katrina in 2005 and later hurricanes. The Baton Rouge metropolitan area, home to the state capital and related government employment, is also a major industrial, petrochemical, medical, research, motion picture and technology employment center. The main campus of Louisiana State University is also located there.

According to published statistics, the New Orleans-Metairie-Hammond MSA and Baton Rouge MSA have populations of approximately 1.4 million and 873,100, respectively. As of July 1, 2022, the estimated populations of the East Baton Rouge, Jefferson, Orleans, St. Tammany, and Tangipahoa Parishes were approximately 451,000, 426,000, 370,000, 273,000, and 137,000, respectively. The estimated population growth rate between April 2020 and July 2022 for the East Baton Rouge, Jefferson, Orleans, St. Tammany, and Tangipahoa Parishes were approximately (1.4)%, (3.4)%, (3.7)%, 3.3%, and 2.9%, respectively, compared to (1.5)% statewide and 0.5% nationwide.

The estimated 2022 median household income of the East Baton Rouge, Jefferson, Orleans, St. Tammany, and Tangipahoa Parishes was approximately $62,100, $63,300, $51,100, $77,000, and $55,300, respectively, compared to $57,900 statewide and $75,100 nationwide. The estimated per capita income during 2022 for the East Baton Rouge, Jefferson, Orleans, St. Tammany, and Tangipahoa Parishes was approximately $37,500, $35,700, $37,000, $40,400, and $29,200, respectively, compared to a $33,000 statewide and $41,300 nationwide. The estimated December 2023 unemployment rate in of the East Baton Rouge, Jefferson, Orleans, St. Tammany, and Tangipahoa Parishes was 3.4%, 3.5%, 4.4%, 3.4% and 4.4%, respectively, compared to the same rate of 3.7% statewide and nationwide.

Overall economic conditions in our market area have resulted in loan demand from operating companies being generally softer than it was pre-pandemic, as higher interest rates have slowed business expansion. However, the labor markets in our market areas have remained relatively stable with overall employment growth averaging approximately 1.7% over the past five years compared to the national average of approximately 1.2%. The unemployment rate in our market area has generally improved over the past five years trending downward to 5.4% over that time and outperforming the overall national average. Our market area’s main employment drivers are oil refining, healthcare and social assistance, retail trade and hospitality/tourism. The overall favorable employment contributed in part to Louisiana being ranked number 2 in the country in 2023 for nonresidential construction activity.

Consumers remain cost conscious as higher prices are adversely affecting household budgets. In particular, residential insurance costs have continued to rise at rates higher than historical rates. Home sales have declined in most markets and remain below pre-pandemic levels. Home inventory levels have decreased as well, which has led to new home construction and allowed Louisiana to be ranked 14th in the country in 2023 in that category.

Real estate in our market area did not experience the exorbitant increase in values that some portions of the country experienced over the last several years. Consequently, the real estate market in our area has benefitted from more relative affordability.

In 2023, Louisiana’s Gross State Product was approximately $219.1 billion, representing an increase of approximately 18.4% over 2022. Louisiana is currently ranked 26th in the country for its economic outlook.

Competition

We face strong competition within our primary market areas both in making loans and attracting retail deposits. Our market areas include large money centers and regional banks, community banks and savings institutions, and credit unions. We also face competition for loans from mortgage banking firms, consumer finance companies, credit unions, and fintech companies and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies. At June 30, 2023 (the most recent date for which FDIC data is publicly available), we were ranked 12th among the 47 FDIC-insured financial institutions with offices in the Orleans, East Baton Rouge, Jefferson, St. Tammany, and Tangipahoa Parishes in Louisiana, with a market share of deposits of 1.22%.

Lending Activities

General. Our loan portfolio consists primarily of residential mortgage loans, residential construction, commercial real estate loans (which includes commercial mortgage, commercial construction and land development loans), commercial loans (which includes commercial and industrial, small business, and other commercial loans not secured by real estate), home equity loans and lines of credit, and consumer loans. Fidelity Bank originates loans for retention in our portfolio and generally does not sell loans, other than loans originated by its NOLA division, which are generally sold into the secondary market. In recent years, we have increased our focus on originating higher yielding commercial real estate loans, and we intend to continue that focus after the conversion and stock offering. We offer both adjustable-rate and fixed-rate residential mortgage loans. However, historically a significant majority of the residential real estate loans which we have originated are long-term, fixed-rate loans that generally conform to secondary market guidelines.

Loans Held for Investment Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. Loan balances exclude the fair value of loans held for sale, which totaled $22.6 million and $17.1 million at December 31, 2023 and December 31, 2022, respectively.

	At December 31, 2023		At December 31, 2022
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
One- to four-family residential	$248,897	37.3%	$213,971	38.4%
Residential construction	15,764	2.4	686	0.1
Commercial real estate (1)	206,267	30.9	169,144	30.4
Commercial	69,619	10.4	66,138	11.9
Home equity	98,331	14.8	85,485	15.4
Other consumer	27,740	4.2	21,416	3.8

	666,618	100.0%	556,840	100.0%

Less:
Undisbursed portion of mortgage loans	(118)		(54)
Net deferred loan costs (fees)	(816)		(657)
Allowance for credit losses	(6,203)		(7,298)

Loans, net	$659,481		$548,831

(1)	Includes commercial construction loans of $15.4 million at December 31, 2023.

Contractual Maturities. The following table sets forth the contractual maturities of our total loans held for investment portfolio at December 31, 2023. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Because the tables present contractual maturities and do not reflect repricing or the effect of prepayments, actual maturities may differ.

	One- to Four- family	Residential construction		Commercial real estate	Commercial	Home equity
	(In thousands)
Amounts due in:
One year or less	$244	$—		$23,854	$28,238	$1,371
After one through five years	4,163	—		117,083	17,975	10,605
After five through 15 years	13,029	—		36,876	17,369	86,323
More than 15 years	231,461	15,764	(1)	28,454	6,037	32

Total	$248,897	$15,764		$206,267	$69,619	$98,331

	Other consumer	Total
	(In thousands)
Amounts due in:
One year or less	$6,877	$60,584
After one through five years	20,740	170,566
After five through 15 years	123	153,720
More than 15 years	—	281,748

Total	$27,740	$666,618

(1)	Comprised of a permanent loan with a fixed long-term interest rate.

The following table sets forth our fixed and adjustable-rate loans held for investment at December 31, 2023 that are contractually due after December 31, 2024.

	Due After December 31, 2024
	Fixed	Adjustable	Total
	(In thousands)
One- to four-family	$94,023	$154,630	$248,653
Residential construction	15,053	711	15,764
Commercial real estate	135,465	46,948	182,413
Commercial	23,251	18,130	41,381
Home equity loans and lines of credit	12,431	84,530	96,961
Other consumer	20,638	380	21,018

Total	$300,861	$305,329	$606,190

Residential Mortgage Lending. At December 31, 2023, we had $248.9 million of loans secured by residential real estate, or 37.3% of total loans. The vast majority of our one- to four-family residential real estate loans are originated by NOLA, secured by properties located in our primary market areas and sold into the secondary market. Fidelity Bank retains certain residential loans in its loan portfolio.

Our one- to four-family residential real estate loans are generally underwritten to secondary market guidelines. We offer both fixed-rate and adjustable-rate residential mortgage loans for terms up to 30 years. Adjustable-rate loans are tied to the one-year constant maturity Treasury rate. For adjustable-rate loans, the interest rate is fixed for the initial terms of three or five years, and then adjusts yearly thereafter with an annual rate cap of 2.0% and a lifetime rate cap of 6.0%. We generally limit the loan-to-value ratios of our residential mortgage loans to 90% (85% for borrowers using the property as a second home). Fidelity Bank generally requires private mortgage insurance on mortgage loans where the loan-to-value ratio exceeds the lesser of 80% of the appraised value of the property or the purchase price.

We do not offer “interest only” residential mortgage loans, where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan. We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not currently offer “subprime loans” on one- to four-family residential real estate loans (i.e., generally loans to borrowers with credit scores less than 620).

Residential Construction Loans. At December 31, 2023, we had $15.8 million in residential construction loans, or 2.4% of total loans and had committed to loan an additional $14.4 million with respect to such loans. We make residential construction loans, primarily to individuals for the construction or renovation of their primary residences. These types of loans are generally limited to the New Orleans, Hammond and Baton Rouge metropolitan statistical areas or within 100 miles of a NOLA loan production office and within the same state as that loan production office. The property pledged as security must be a first mortgage on a primary residence or second home. We do not make residential construction loans on manufactured homes, investment properties or 3-4 unit properties. Our residential construction loans are underwritten to the same guidelines for permanent residential mortgage loans. At December 31, 2023, our largest residential construction loan was for $2.0 million, $1.2 million of which had been disbursed.

The maximum construction term is 12 months, with one three month extension allowed until the property is completed. Residential construction loans generally can be made with a maximum loan-to-value ratio of 90% of the estimated appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also generally require inspections of the property before disbursements of funds during the term of the construction loan.

Our residential construction loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations.

Residential construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss.

Commercial Real Estate Loans. At December 31, 2023, we had $206.3 million in commercial real estate loans, or 30.9% of total loans. Our commercial real estate portfolio is comprised primarily of retail, one-to four-family loans for investment purposes, multi-family, and office loans, and, to a lesser extent, commercial construction and land development loans. Our commercial real estate loans are generally secured primarily by retail and mixed-use properties and office buildings. Retail, one-to four-family for investment purposes, multi-family and office loans comprise approximately 20%, 18%, 14% and 14%, respectively, of our commercial real estate portfolio. Fidelity Bank uses an industry-standard measure to assess potential concentration levels on a quarterly basis, with the concentration levels consistently being assessed as low concentration. Our office building loan portfolio is concentrated in suburban areas. Based on loan review data, our commercial real estate loan portfolio currently has an average occupancy rate of approximately 92% and an average loan-to-value ratio of 56%. Substantially all of our commercial real estate loans are fixed-rate loans with three- to five-year balloon repayment terms. We generally limit the loan-to-value ratios of our commercial mortgage loans to 85% (80% for non-owner occupied properties) of the purchase price or appraised value, whichever is lower.

At December 31, 2023, our largest commercial real estate loan had an outstanding balance of $9.4 million and is secured by a hotel property in Metairie, Louisiana. At December 31, 2023, this loan was performing according to its original terms.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property, and the debt service coverage ratio (the ratio of net operating income to debt service). Generally, we require that the debt service coverage ratio be at least 1.20x. The significant majority of our commercial real estate loans are appraised by outside independent appraisers approved by the Board of Directors. Personal guarantees are generally obtained from the principals of commercial real estate borrowers. In addition, Fidelity Bank monitors financial statements and rent roll submissions, as well as conducts covenant testing, each on an ongoing basis.

Loans secured by commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential real estate loans. The primary concern in commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the underlying business. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide quarterly, semi-annual or annual financial statements, depending on the size of the loan, on commercial real estate loans. In reaching a decision on whether to make a commercial real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have an aggregate debt service ratio, including the guarantor’s cash flows and the borrower’s other projects, of at least 1.25x. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

If we foreclose on a commercial real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial. At December 31, 2023, we held five commercial real estate properties totaling approximately $815,000 in other real estate owned as a result of foreclosure.

Commercial Loans. At December 31, 2023, commercial loans were $69.6 million, or 10.4% of total loans. We offer a broad range of commercial loans, including lines of credit and term loans, to a variety of commercial businesses. The loans are generally used to support working capital and general corporate needs. These loans are generally secured by business assets, such as equipment and accounts receivable. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 90% of the value of the collateral securing the loan. Generally, we require that the debt service coverage ratio be at least 1.30x.

When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, the projected cash flows of the business and the value of the collateral, accounts receivable, inventory and equipment.

Our commercial loan portfolio includes Small Business Administration, referred to as the “SBA” throughout this prospectus, -related lending for commercial purposes. Fidelity Bank generally makes SBA loans within its market areas, and most of the originations relate to the SBA 7(a) Loan Program and the SBA 504 Loan Program. SBA loans comprised $20.8 million of our commercial loan portfolio at December 31, 2023.

Fidelity Bank participated in the Paycheck Protection Plan established by the Coronavirus Aid, Relief and Economic Security Act. Fidelity Bank originated aggregate loans of $257.0 million under this program, of which approximately $600,000 remained outstanding at December 31, 2023.

At December 31, 2023, our largest commercial loan was a line of credit for $15.0 million, of which $9.8 million was funded, and is secured by a UCC security interest in all chattel paper, accounts including contingency case fees, equipment and general intangibles, and fixtures. At December 31, 2023, this loan was performing according to its original terms.

Unlike residential or commercial real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flows of the borrower’s business, and the collateral securing these loans may fluctuate in value. Our commercial loans are originated primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Collateral for commercial loans typically consists of equipment, accounts receivable, or inventory. Credit support provided by the borrower for most of these loans is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself.

Home Equity Loans and Lines of Credit. At December 31, 2023, the outstanding balance of home equity loans and lines of credit was $98.3 million, or 14.8% of total loans. Such loans or lines of credit are secured by the borrower’s primary or secondary residence. Home equity loans and lines of credit are generally underwritten using the same criteria that we use to underwrite one- to four-family residential real estate loans. The interest rate for home equity loans is fixed and the interest rate for home equity lines of credit is variable and based on the prime rate. The loan to value ratio is generally up to 90%, taking into account any superior mortgage on the collateral property. Generally, all applicants for a home equity loan or line of credit are required to have a FICO credit score of at least 640.

Home equity loans and lines of credit are generally secured by junior mortgages and have greater risk than one- to four-family residential real estate loans secured by first mortgages. We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure, after repayment of the senior mortgages, if applicable. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs. However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our home equity loans and lines of credit, decreases in real estate values could adversely affect our ability to fully recover the loan balance in the event of a default.

Consumer Loans. At December 31, 2023, consumer loans were $27.7 million, or 4.2% of total loans. Our consumer loan portfolio generally consists of loans secured predominately by residential lots, home improvement, deposit-secured automobiles and trucks (new and used), boats, trailers, and other consumer assets. Automobile loans generally require a FICO score of at least 650 and a maximum debt-to-income ratio of 45%. Automobile loans have fixed interest rates and terms up to five years for used automobiles.

In furtherance to our commitment to the local community and consistent with our Community Reinvestment Act, referred to as the “CRA” throughout this document, compliance and efforts, we offer a Credit Builder Program to assist borrowers who have no traditional credit or seek to repair their credit in order to establish a savings pattern and building credit. Fidelity Bank also maintains a Home Ownership Made Easy loan program to provide home ownership opportunities to underserved areas.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer loans may entail greater risk than residential real estate loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Loan Originations, Purchases and Sales

Our loan originations are generated by our loan personnel operating at our banking office, NOLA’s loan production offices and mortgage brokers. We also obtain referrals from existing and former customers and from accountants, real estate brokers, builders and attorneys. All loans we originate are underwritten pursuant to our policies and procedures which incorporate secondary market underwriting guidelines to the extent applicable for residential loans.

While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

Consistent with our interest rate risk strategy, we originate for sale and sell a portion of the long-term, fixed-rate, one- to four-family residential real estate loans that we originate on a servicing-retained, limited or no recourse basis, while generally retaining shorter-term fixed-rate and all adjustable-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio. We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. Fidelity Bank sells loans to the secondary market using both best efforts and mandatory commitment procedures. In a best efforts sale, Fidelity Bank will make its best effort to process, fund, and deliver the loan to a particular investor. If the loan fails to fund, there is no cost to the seller. Under mandatory commitment, Fidelity Bank commits to deliver a funded loan to the buyer, and therefore assumes any market risk should delivery not take place. This market risk is minimized by our use of appropriate hedging tools. It is the policy of Fidelity Bank that all hedging activity will be done for the purposes of mitigating interest rate risk and basis point risk. At least annually, Fidelity Bank’s internal audit department conducts a review of the secondary market risk management program to ensure its integrity, accuracy and reasonableness.

Historically, we have had limited investment in loan participations sales, with Fidelity Bank as the lead, as well as limited loan participation purchases.

Loan Approval Procedures and Authority

Our lending is subject to written, non-discriminatory underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations. Our policies require that for all real estate loans that we originate, property valuations must be performed by outside independent state-licensed appraisers approved by our Board of Directors. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

By law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 10% of Fidelity Bank’s capital and declared surplus (25% for secured credits). At December 31, 2023, our largest credit relationship to one borrower, which is an established law firm, is a line of credit for $15.0 million, of which $9.8 million is funded, and is secured by a UCC security interest in all chattel paper, accounts including contingency case fees, equipment and general intangibles, and fixtures. At December 31, 2023, this loan was performing according to its original terms.

We have a Management Loan Committee, which consists of our Chief Executive Officer, Chief Credit Officer, the relevant Credit Manager and the relevant Market Area President. The Management Loan Committee may approve all loans up to $5.0 million, with the Chief Executive Officer and Chief Credit Officer retaining the ability to reject any proposed loans. All loans that exceed this limit are reviewed by the Management Loan Committee and, if approved following the review, are submitted to the Board of Directors for final approval.

Generally, we require property and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. In addition, we require an escrow for flood insurance (where appropriate) and generally require an escrow for required property taxes and insurance. On occasion, we allow borrowers to pay their own taxes and property and casualty insurance as long as proof of payment is provided.

Delinquencies, Classified Assets and Non-performing Assets

Delinquency Procedures. When a borrower fails to make a required monthly payment on a loan, we mail a notice to the borrower and attempt to contact the borrower. All delinquent loans are reported to the Board of Directors each month. After 90 days delinquent the loan is transferred to the appropriate collections personnel. Our policies provide that a late notice be sent each month that the loan is past due. Once the loan is considered in default, generally at 90 days past due, a letter is generally sent to the borrower explaining that the entire balance of the loan is due and payable, the loan is placed on non-accrual status, and additional efforts are made to contact the borrower. If the borrower does not respond, we generally initiate foreclosure proceedings when the loan is 120 days past due. If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments. In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize his or her financial affairs.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as other real estate owned until it is sold. The real estate is recorded at estimated fair value at the date of acquisition, less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for credit losses. Subsequent decreases in the value of the property are charged to operations. After acquisition, all costs in maintaining the property are expensed as incurred. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell. At December 31, 2023, we held five commercial real estate properties totaling approximately $815,000 in other real estate owned as a result of foreclosure.

Loan Modifications to Borrowers Experiencing Financial Difficulty. We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure. We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, to provide for longer amortization schedules, or to provide for interest-only terms. These modifications are made only when a workout plan has been agreed to by the borrower that we believe is reasonable and attainable and in our best interests. During 2023, there was one loan with an outstanding balance of $34,000 at December 31, 2023 that was modified for such a borrower. During 2022, we had one such loan modification, with an outstanding balance of $91,000 as of December 31, 2022.

Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	At December 31, 2023
	31-89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans	Past Due 90 Days or Greater and Accruing	Loans on Non-Accrual
	(In thousands)
One- to four-family residential	$2,946	$2,858	$5,804	$243,094	$248,898	$—	$5,334
Residential construction	—	—	—	15,764	15,764	—	—
Commercial real estate	—	—	—	206,267	206,267	—	426
SBA Payment Protection Program	41	—	41	525	566	—	—
Other commercial	695	1,007	1,702	67,350	69,052	—	1,314
Home equity loans and lines of credit	1,728	396	2,124	96,207	98,331	—	561
Other consumer	445	5	450	27,290	27,740	—	30

Total	$5,855	$4,266	$10,121	$656,497	$666,618	$—	$7,665

	At December 31, 2022
	31-89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans	Past Due 90 Days or Greater and Accruing	Loans on Non-Accrual
	(In thousands)
One- to four-family residential	$394	$1,854	$2,248	$211,723	$213,971	$—	$3,097
Residential construction	—	—	—	686	686	—	—
Commercial real estate	1,560	—	1,560	167,547	169,107	—	—
SBA Payment Protection Program	58	11	69	764	833	—	11
Other commercial	956	763	1,719	63,623	65,342	—	1,433
Home equity loans and lines of credit	875	127	1,002	84,483	85,485	—	313
Other consumer	163	55	218	21,198	21,416	—	95

Total	$4,006	$2,810	$6,816	$550,024	$556,840	$—	$4,949

Non-Performing Assets. The following table sets forth information regarding our non-performing assets. Non-performing assets include loans that are 90 or more days past due or on non-accrual status, including loan modifications to borrowers experiencing financial difficulty which are on non-accrual status, and foreclosed assets and other loan collateral acquired through foreclosure and repossession. We had no loans delinquent 90 days or more and still accruing.

	At December 31,
	2023	2022
	(Dollars in thousands)
Non-accrual loans:
One- to four-family	$5,334	$3,097
Residential construction	—	—
Commercial real estate	426	—
Commercial	1,314	1,444
Home equity loans and lines of credit	561	313
Other consumer	30	95

Total non-accrual loans	7,665	4,949

Total non-performing loans	$7,665	$4,949

Foreclosed assets	$815	$139

Total non-performing assets	$8,480	$5,088
Total non-performing loans to total loans (1)	1.15%	0.89%
Total non-accrual loans to total loans (1)	1.15%	0.89%
Total non-performing assets to total assets	0.75%	0.51%

(1)	Total loans only includes loans held for investment.

Classified Assets. State regulations provide that loans and other assets of lesser quality should be classified as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for credit losses is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention.”

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate. General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and according to our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification according to applicable regulations. If a problem loan deteriorates in asset quality, the classification is changed to “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on non-accrual status and classified “substandard.”

The table below sets forth our classified and criticized loans at the dates indicated.

	At December 31,
	2023	2022
	(In thousands)
Substandard assets	$11,547	$7,799
Doubtful assets	51	417
Loss assets	427	222

Total classified loans	$12,025	$8,438
Special mention (criticized) loans	$11,618	$719

Other Loans of Concern. At December 31, 2023, except for loans included in the above table, there were no other loans of concern for which we had information about possible credit problems of borrowers that caused us to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Provision for Credit Losses

Allowance for credit losses. On January 1, 2023, Fidelity Bank adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with CECL methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write down on available-for-sale debt securities management does not intend to sell or believes that it is more likely than not they will be required to sell.

Upon adoption of these new credit loss measurement standards, Fidelity Bank did not recognize a material change to its financial position or results of operations. No retroactive cumulative effect of accounting changes were recognized in this adoption.

Reclassifications. Certain amounts in the 2022 financial statements have been reclassified to conform to the 2023 presentation. Any changes in presentation did not have a material impact on Fidelity Bank’s financial condition or results of operations.

The following table sets forth activity in our allowance for credit losses for the periods indicated.

	At or For the Year Ended December 31,
	2023	2022
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$7,298	$8,188
Provision for credit losses	649	(396)
Charge-offs:
One- to four-family	(5)	(41)
Residential construction	—	—
Commercial real estate	—	(11)
Other commercial	(1,277)	(609)
Home equity loans and lines of credit	(47)	(10)
Other consumer	(478)	(216)

Total charge-offs	(1,807)	(887)

Recoveries:
One- to four-family	—	21
Residential construction	—	—
Commercial real estate	3	—
Other commercial	30	364
Home equity loans and lines of credit	—	—
Other consumer	30	8

Total recoveries	63	393

Net charge-offs	(1,744)	(494)

Allowance at end of period	$6,203	$7,298
Allowance for credit losses to total loans outstanding at end of period(1)	0.9%	1.3%
Non-accrual loans to total loans outstanding at end of period(1)	1.2%	0.9%
Allowance for credit losses to non-accrual loans at end of period	80.9%	147.5%
Net charge-offs to average loans outstanding during period	(0.3)%	(0.1)%

(1)	Total loans only includes loans held for investment.

The following table sets forth additional information with respect to charge-offs by category for the periods indicated.

	For the Year Ended December 31,
	2023	2022
Net (charge-offs) recoveries to average loans outstanding during the period:
One- to four-family	—%	—%
Residential construction	—%	—%
Commercial real estate	—%	—%
Commercial	0.20%	0.05%
Home equity loans and lines of credit	0.01%	—%
Other consumer	0.07%	0.04%

Allocation of Allowance for Credit Losses. The following table sets forth the allowance for credit losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31, 2023			At December 31, 2022
	Allowance for Credit Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Credit Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
One- to four-family	$1,210	19.5%	37.3%	$839	11.5%	38.4%
Residential construction	1	—	2.4	3	—	0.1
Commercial real estate	2,218	35.8	30.9	880	12.1	30.4
Commercial	1,602	25.8	10.4	4,303	58.9	11.9
Home equity loans and lines of credit	536	8.6	14.8	385	5.3	15.4
Other consumer	636	10.3	4.2	888	12.2	3.8

Total allocated allowance	$6,203	100.0%	100.0%	$7,298	100.0%	100.0%

Investment Activities

General. The goals of our investment securities portfolio is to maximize portfolio yield over the long term in a manner that is consistent with liquidity needs, pledging requirements, asset/liability strategies, and safety/soundness concerns, including managing the risks of investment securities. The fundamental elements of our risk management program include board and senior management oversight and a comprehensive risk management process that seeks to effectively identify, measure, monitor, and control risk. These risks include, but are not necessarily limited to: extension risk, market risk, credit risk, liquidity risk, operational risk, interest rate risk, systemic risk and legal risk.

Our investment policy was adopted by the Board of Directors and is reviewed annually by the Board of Directors. Most investment decisions are made by our Chief Financial Officer according to board-approved policies. An investment schedule detailing the investment portfolio is reviewed at least quarterly by the Board of Directors.

Our current investment policy permits, with certain limitations, investments in, among other things: U.S. Treasury securities; securities issued by the U.S. government and its agencies or government sponsored enterprises including mortgage-backed securities and collateralized mortgage obligations issued by the Small Business Administration, Fannie Mae, Ginnie Mae, and Freddie Mac; corporate and municipal bonds; asset-backed securities; certificates of deposit in other financial institutions; federal funds and money market funds, among other investments.

At December 31, 2023, our investment portfolio totaled $249.9 million and consisted of securities and obligations issued by U.S. government-sponsored enterprises as well as corporate bonds. At December 31, 2023, we also owned $4.1 million of Federal Home Loan Bank of Dallas stock. As a member of Federal Home Loan Bank of Dallas, we are required to purchase stock in the Federal Home Loan Bank of Dallas, which is carried at cost and classified as a restricted investment.

At December 31, 2023, all of our investment securities are carried at fair value through accumulated other comprehensive income.

For additional information regarding our investment securities portfolio, see Note 2 to the notes to financial statements.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We may also use borrowings to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from our primary market areas. We offer a selection of deposit accounts, including NOW, savings accounts, money market accounts, certificates of deposit and wholesale and brokered certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, and our favorable reputation in the community to attract and retain local deposits. We also seek to obtain deposits from our commercial loan customers.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

The following table sets forth the distribution of total deposits by account type at the dates indicated.

	At December 31, 2023			At December 31, 2022
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
Negotiable Order of Withdrawal	$268,379	34.9%	0.06%	$321,107	40.6%	0.04%
Savings	127,213	16.5	0.09	167,402	21.1	0.06
Money market	108,778	14.1	1.21	135,255	17.1	0.26
Certificates of deposit	174,362	22.7	2.77	135,309	17.1	0.69
Wholesale and brokered certificates of deposit (1)	90,556	11.8	3.54	32,455	4.1	0.64

Total	$769,288	100.0%	1.23%	$791,528	100.0%	0.21%

(1)	“Wholesale and brokered certificates of deposit” are defined as DTC-eligible certificates of deposits.

At December 31, 2023 and December 31, 2022, the aggregate amount of all uninsured deposits (deposits in excess of the FDIC limit of $250,000 per account) was $78.4 million and $96.2 million, respectively. At December 31, 2023 and December 31, 2022, the aggregate amount of all uninsured certificates of deposit was $23.2 million and $10.1 million, respectively. At December 31, 2023 and December 31, 2022, we had no deposits that were uninsured for any reason other than being in excess of the FDIC limit.

The following table sets forth, by time remaining until maturity, the uninsured certificates of deposit at December 31, 2023.

At December 31, 2023
(In thousands)
Three months or less	$8,958
Over three months through six months	9,775
Over six months through 12 months	3,397
Over 12 months	1,042

Total	$23,172

Borrowings. We may obtain additional advances from the Federal Home Loan Bank of Dallas upon the security of our capital stock in it and our one- to four-family residential real estate portfolio. We may utilize these advances for asset/liability management purposes and for additional funding for our operations. Such advances may be made under several different credit programs, each of which has its own interest rate and range of maturities. At December 31, 2023, we had $52.2 million in outstanding advances from the Federal Home Loan Bank of Dallas. At December 31, 2023, based on available collateral and our ownership of Federal Home Loan Bank of Dallas common stock, we had access to up to an additional $314.0 million of advances from the Federal Home Loan Bank of Dallas. As of December 31, 2023, Fidelity Bank had $120.0 million borrowed from the Federal Reserve Board’s Bank Term Funding Program. The borrowing carries a fixed rate of 4.84%, matures on December 24, 2024, and is prepayable at any time. Collateral for borrowings is the par value of investment securities. We may use a portion of the net proceeds from the stock offering to pay off the $120.0 million borrowing.

Properties

Fidelity Bank has 18 full-service branches and two drive-up branches in southern Louisiana. We conduct our operations from our main office in New Orleans, Louisiana. We own 12 of our offices, including our main office. NOLA currently operates 14 loan production offices located in and serving communities throughout Louisiana, Mississippi, and Florida. At December 31, 2023 the total net book value of our land, buildings, leasehold improvements, furniture, fixtures and equipment was $51.5 million.

Subsidiary Activities

Upon completion of the conversion and stock offering, Fidelity Bank will become the sole and wholly-owned subsidiary of FB Bancorp. Fidelity Bank has no subsidiaries.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2023, we were not involved in any legal proceedings, the outcome of which we believe would be material to our financial condition or results of operations.

Expense and Tax Allocation Agreements

Fidelity Bank will enter into an agreement with FB Bancorp for Fidelity Bank to provide FB Bancorp with certain administrative support services. FB Bancorp will compensate Fidelity Bank in an amount not less than the fair market value of the services provided. In addition, FB Bancorp and Fidelity Bank will enter into an agreement to establish a method for allocating and reimbursing the payment of their consolidated tax liability.

Employees

At December 31, 2023, we had 366 full-time equivalent employees. Our employees are not represented by a collective bargaining group. Management believes that we have a good working relationship with our employees.

REGULATION AND SUPERVISION

General

Fidelity Bank is a Louisiana-chartered mutual savings bank and upon completion of the conversion, will be a Louisiana-chartered non-member stock savings bank. Fidelity Bank will be the wholly-owned subsidiary of FB Bancorp, a Maryland corporation, which will be a bank holding company registered with the Federal Reserve Board. Fidelity Bank’s deposits are insured up to applicable limits by the FDIC. Fidelity Bank is subject to extensive regulation by the LOFI, as its chartering agency, and by the FDIC, its primary federal regulator and the insurer of its deposit accounts. Fidelity Bank is required to file reports with, and is periodically examined by, the FDIC and the LOFI concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. As a registered bank holding company, FB Bancorp will be regulated by the Federal Reserve Board and by the LOFI. Supervision and regulation of banks, their holding companies and affiliates is intended primarily for the protection of depositors and the public, the Deposit Insurance Fund of the FDIC, and the U.S. banking and financial system rather than holders of our securities or our creditors. Fidelity Bank also is a member of and owns stock in the Federal Home Loan Bank of Dallas, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; provide oversight for the adequacy of loan loss reserves for regulatory purposes and the adequacy of its risk management framework; and establish the timing and amounts of assessments and fees imposed by the regulatory agencies. Bank regulators conducting an examination have complete access to the books and records of the examined institution. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks relating to capital, asset quality, management, liquidity, earnings, sensitivity to market risk, and other factors. These ratings rely on the supervisor’s judgment and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Fidelity Bank or FB Bancorp, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches. The results of bank regulator examinations are confidential.

In addition, Fidelity Bank must comply with anti-money laundering and anti-terrorist financing laws and regulations, the CRA and its implementing regulations, and fair lending laws and regulations. The FDIC and the LOFI have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

Following the conversion and offering, FB Bancorp will be a bank holding company and will be required to comply with the rules and regulations of the Federal Reserve Board, including the Bank Holding Company Act of 1956, as amended, referred to as the “BHCA” throughout this prospectus. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. FB Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Louisiana legislature, Congress, the LOFI, the FDIC, the Federal Reserve Board, the Securities and Exchange Commission, or other federal or state agencies whose regulations Fidelity Bank or FB Bancorp may be required to comply with, could have a material adverse impact on the operations and financial performance of FB Bancorp and Fidelity Bank.

The following is a brief summary that does not purport to be a complete description of all the regulations that affect Fidelity Bank or FB Bancorp or all aspects of those regulations. This discussion is qualified in its entirety by reference to the particular statutory and regulatory provisions described below and is not intended to be an exhaustive description of the statutes or regulations applicable to FB Bancorp’s and Fidelity Bank’s business. In addition, proposals to change the laws and regulations governing the banking industry are frequently raised at both the state and federal levels. The likelihood and timing of any changes in these laws and regulations, and the impact such changes may have on Fidelity Bank and FB Bancorp, are difficult to predict. Regulatory agencies may issue enforcement actions, policy statements, interpretive letters and similar written guidance applicable to Fidelity Bank. Changes in applicable laws, regulations or regulatory guidance, or their interpretation by regulatory agencies or courts may have a material adverse effect on FB Bancorp’s and Fidelity Bank’s business, operations, and earnings.

Louisiana Banking Laws Applicable to Fidelity Bank

General. As a Louisiana-chartered bank, Fidelity Bank is subject to supervision, regulation and examination by the LOFI, and must comply with various Louisiana statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings and payment of dividends. The approval of the LOFI is required for a Louisiana-chartered bank to establish or close branches, merge with other financial institutions, issue stock and undertake certain other activities. Following the conversion and offering, Fidelity Bank may be subject to some statutes and regulations specifically applicable to stock savings banks.

Branching. Louisiana savings banks may, with the approval of the LOFI, establish additional branches within the state of Louisiana. Fidelity Bank may also establish additional branch offices outside of Louisiana, subject to prior regulatory approval, so long as the laws of the state where the branch is to be located would permit a state bank chartered in that state to establish a branch. Any new branch, whether located inside or outside of Louisiana, must also be approved by the FDIC as Fidelity Bank’s primary federal regulator.

Dividends. Fidelity Bank’s Board of Directors may not declare or pay any cash dividends for a period of two years from the issuance of its certificate of authority, or for such shorter period as the commissioner of the LOFI may prescribe. Thereafter, Fidelity Bank’s Board of Directors may quarterly, semiannually, or annually declare cash dividends. Louisiana law does not permit cash dividends to be declared or paid until a stock savings bank has surplus equal to twenty percent of its outstanding common stock, and the surplus cannot be reduced below that twenty percent level by the payment of the cash dividend. Prior approval of the LOFI is required if the total of all cash dividends declared and paid by a stock savings bank and amounts used to redeem or repurchase its stock during any one year would exceed the total of its net profits of that year combined with the net profits from the immediately preceding year. Each financial institution converting to a savings bank, before a declaration of a cash dividend on its common stock, is required to transfer not less than one-half of its net profits of the preceding six months to its paid-in surplus until it has paid-in surplus equal to twenty percent of capital stock. The LOFI defines net profits as the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting from the total thereof all current operating expenses, actual losses, paid and accrued dividends on preferred stock, if any, all federal and state taxes, and cash dividends on common stock paid or accrued over the calculation period.

Loans to One Borrower Limitations. A Louisiana savings bank may not loan on an unsecured basis to any one person, directly or indirectly, an amount in excess of 10% of the bank’s net worth. In addition, a Louisiana savings bank may not loan on a secured basis to any one person an amount in excess of 25% of the bank’s net worth. The cumulative lending to one person on a secured and unsecured basis may not exceed 25% of the savings bank’s net worth. Finally, the total direct and indirect loans by a Louisiana savings bank to any person outstanding at one time and at least 100% secured by readily marketable collateral having a market value may not exceed 10% of the bank’s net worth.

Loans to a Bank’s Insiders. Under Louisiana law, a state-chartered savings bank may not make any loan to any person owning 10% or more of its capital stock or to any affiliated person, agent, or attorney, except in accordance with the laws and regulations applicable to national banks for similar transactions.

Investment Activities. Louisiana savings banks are permitted to make investments in specified categories of investment types, including in marketable investment securities, but the total amount of such securities of any one maker or obligor may not exceed 10% of the savings bank’s total capital. Under Louisiana law, “marketable investment securities” does not include stocks but means investment grade marketable obligations in the form of bonds, notes or debentures, of a type customarily sold on recognized exchanges or traded over the counter.

Parity. Subject to the LOFI’s regulations, Louisiana savings banks may obtain such other powers available to other banks operating under the laws of the state of Louisiana as are consistent with the policies and purposes of Louisiana banking law.

Regulatory Enforcement Authority. A violation of the provisions of law applicable to Louisiana savings banks will be deemed an unsafe and unsound practice, and may subject the bank or its directors, officers, or employees to the assessment of civil money penalties and other enforcement powers of the LOFI, including orders requiring affirmative action, cease-and-desist orders, and removal of directors and officers.

Louisiana has other statutes or regulations that are similar to certain of the federal provisions discussed below.

Federal Banking Laws and Regulations Applicable to Fidelity Bank

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.

In determining the amount of risk-weighted assets for calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk-weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and related surplus and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain non-cumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the FDIC takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

Federal law required the federal banking agencies, including the FDIC, to establish a “community bank leverage ratio” of between 8% and 10% for institutions with total consolidated assets of less than $10 billion. Institutions with capital complying with the ratio and otherwise meeting the specified requirements and electing the alternative framework are considered to comply with the applicable regulatory capital requirements, including the risk-based requirements. The community bank leverage ratio was established at 9% Tier 1 capital to total average assets, effective January 1, 2022. A qualifying institution may opt in and out of the community bank leverage ratio framework on its quarterly call report. Fidelity Bank has opted out of the community bank leverage ratio framework.

Capital Distributions. The Federal Deposit Insurance Act, referred to as the “FDIA” throughout this prospectus, generally provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet applicable regulatory capital requirements. The FDIC also has the authority to deem certain dividends unsafe or unsound practices if the FDIC determines they are excessive in relation to capital and earnings. The FDIC may further restrict the payment of dividends by engaging in supervisory action to restrict dividends or by requiring a bank to maintain a higher level of capital than would otherwise be required under applicable minimum capital requirements.

CRA. All insured depository institutions have a responsibility under the CRA and its implementing regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers, consistent with safe and sound banking operations. The FDIC is required to assess Fidelity Bank’s record of compliance with the CRA. The CRA requires all institutions insured by the FDIC to publicly disclose their rating. Fidelity Bank received a “Satisfactory” CRA rating in its most recent federal examination in April, 2022 An institution’s failure to comply with the provisions of the CRA could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities.

The FDIC’s current CRA regulations for banks of Fidelity Bank’s asset size are generally based upon objective criteria of the performance of institutions under two key assessment tests: (i) a lending test; and (ii) a community development test. On October 24, 2023, the FDIC and the other federal banking agencies issued a final rule to strengthen and modernize the CRA regulations. The changes are designed to encourage banks to expand access to credit, investment and banking services in low- and moderate-income communities, adapt to changes in the banking industry including mobile and internet banking, provide greater clarity and consistency in the application of the CRA regulations and tailor CRA evaluations and data collection to bank size and type. Under the final rule, banks with assets of at least $600 million as of December 31 in both of the prior two calendar years and less than $2 billion as of December 31 in either of the prior two calendar years will be an “intermediate bank.” The agencies will evaluate intermediate banks under the Retail Lending Test and either the current community development test, referred to in the final rule as the Intermediate Bank Community Development Test, or, at the bank’s option, the Community Development Financing Test. The applicability date for the majority of the provisions in the CRA regulations is January 1, 2026, and additional requirements will be applicable on January 1, 2027.

Transactions with Affiliates and Loans to Insiders. An insured depository institution’s authority to engage in transactions with its affiliates is generally limited by Sections 23A and 23B of the Federal Reserve Act, as made applicable to Fidelity Bank by Section 18(j) of the FDIA, and by the Federal Reserve Act’s implementing regulation, Regulation W. An affiliate includes, among other things, a company that controls, or is under common control with, an insured depository institution such as Fidelity Bank. FB Bancorp will be an affiliate of Fidelity Bank because it will control Fidelity Bank. In general, “covered transactions” between an insured depository institution and its affiliates, as defined by Section 23A and Regulation W, are subject to certain quantitative limits and collateral requirements. “Covered transactions” with affiliates must be consistent with safe and sound banking practices and may not involve the purchase of low-quality assets. Under Section 23B and Regulation W, transactions with affiliates must generally be on terms that are substantially the same, or at least as favorable to, the institution as comparable transactions with or involving non-affiliates.

Fidelity Bank’s authority to extend credit to its and its affiliates’ directors, executive officers and 10% stockholders (insiders), as well as to entities controlled by such insiders (related interests), is governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act, as made applicable to Fidelity Bank through Section 18(j) of the FDIA, and Regulation O of the Federal Reserve Board, as made applicable by FDIC regulation. Among other things, these provisions generally require that extensions of credit to insiders:

1.

be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

2.

not exceed certain limitations on the amount of credit extended to such insiders and their related interests, individually and in the aggregate, which limits are based, in part, on the amount of Fidelity Bank’s unimpaired capital and unimpaired surplus.

In addition, extensions of credit to insiders or their related interests in excess of certain limits must be approved in advance by a majority of Fidelity Bank’s Board of Directors. Extensions of credit to executive officers are subject to additional limits based on the type of credit extension involved.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for the insured depository institutions they supervise. These standards relate to, among other things, internal controls, information and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, compensation and benefits, and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order and/or the imposition of civil money penalties.

Prompt Corrective Action. Federal law requires, among other things, that federal banking agencies take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the FDIC’s regulations establish five capital categories: (i) well capitalized; (ii) adequately capitalized; (iii) undercapitalized; (iv) significantly undercapitalized; and (v) critically undercapitalized. Under applicable regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater, and a common equity Tier 1 ratio of 6.5% or greater. An institution is deemed to be “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater, and a common equity Tier 1 ratio of 4.5% or greater. An institution is deemed to be “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0%, or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0%, or a common equity Tier 1 ratio of less than 3.0%. An institution is deemed to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions on the payment of management fees, and restrictions or prohibitions on the payment of dividends. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable capital restoration plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more additional restrictions, including: a regulatory order to sell sufficient voting stock to become adequately capitalized; requirements to reduce total assets, cease receipt of deposits from correspondent banks, or dismissal of directors or officers; and limits on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after they obtain such status.

The FDIC may also appoint a conservator or receiver for an insured state bank on the basis of the institution’s financial condition or upon the occurrence of certain events, including:

•	Insolvency, or when the assets of the bank are less than its liabilities to depositors and others;

•	Substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices;

•	Existence of an unsafe or unsound condition to transact business;

•	Likelihood that the bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and

•

Insufficient capital, or the incurring or likely incurring of losses that will substantially deplete all of the institution’s capital with no reasonable prospect of replenishment of capital without federal assistance.

Brokered Deposits. The FDIA and FDIC regulations generally limit the ability of an insured depository institution to accept, renew or roll over any brokered deposit unless the institution’s capital category is “well capitalized” or, upon application to and a waiver from the FDIC, “adequately capitalized.” Less-than-well-capitalized banks also are subject to restrictions on the interest rates that they may pay on deposits. The characterization of deposits as “brokered” may result in the imposition of higher deposit assessments on such deposits. As mandated by the Economic Growth Act, the FDIC’s brokered deposit regulations provide a limited exception for reciprocal deposits for banks that are well managed and well capitalized (or adequately capitalized and have obtained a waiver from the FDIC as mentioned above). Under the limited exception, qualified banks are able to exempt from treatment as “brokered” deposits up to $5 billion or 20 percent of the institution’s total liabilities in reciprocal deposits.

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as Fidelity Bank, generally up to a maximum of $250,000 per separately insured depositor per account ownership category. The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s risk-based assessment system, institutions deemed less risky of failure pay lower assessments. Assessments for institutions of less than $10 billion of assets are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years. The assessment range (inclusive of possible adjustments) for institutions of Fidelity Bank’s size is currently 2.5 basis points to 32 basis points.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Fidelity Bank. For the year ended December 31, 2023, the FDIC insurance expense for Fidelity Bank was $546,700. We cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or condition imposed by, or written agreement entered into with, the FDIC. Fidelity Bank does not know of any practice, condition or violation that may lead to termination of its deposit insurance.

Activity Restrictions on State-Chartered Banks. Federal law and FDIC regulations generally limit the activities and investments of state-chartered FDIC insured banks and their subsidiaries to those permissible for national banks and their subsidiaries, unless such activities and investments are specifically exempted by law or consented to by the FDIC.

Before making a new investment or engaging in a new activity that is not permissible for a national bank or otherwise permissible under federal law or FDIC regulations, an insured bank must seek approval from the FDIC to make such investment or engage in such activity. The FDIC will not approve the activity unless the bank meets its minimum capital requirements and the FDIC determines that the activity does not present a significant risk to the Deposit Insurance Fund. Certain activities of subsidiaries that are engaged in activities permitted for national banks only through a “financial subsidiary” are subject to additional restrictions.

Privacy Regulations. Applicable regulations require Fidelity Bank to disclose its privacy policies, including identifying with whom it shares customers’ “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. Federal regulations also require Fidelity Bank to provide its customers with initial and annual notices that accurately reflect its privacy policies and practices. In addition, Fidelity Bank is required to provide customers with the ability to “opt-out” of having Fidelity Bank share their non-public personal information with unaffiliated third parties before they can disclose such information, subject to certain exceptions.

Cybersecurity Regulations. The federal banking agencies recently adopted rules providing for new notification requirements for banking organizations and their service providers for significant cybersecurity incidents. Specifically, the new rules require a banking organization to notify its primary federal regulator as soon as possible, and no later than 36 hours after, the banking organization determines that a “computer-security incident” rising to the level of a “notification incident” has occurred. Notification is required for incidents that have materially affected or are reasonably likely to materially affect the viability of a banking organization’s operations, its ability to deliver banking products and services, or the stability of the financial sector. Service providers are required under the rule to notify affected banking organization customers as soon as possible when the provider determines that it has experienced a computer-security incident that has materially affected or is reasonably likely to materially affect the banking organization’s customers for four or more hours.

The Bank Secrecy Act and Anti-Money Laundering Regulations. Fidelity Bank must comply with the anti-money laundering, referred to as the “AML” throughout this prospectus, provisions of the Bank Secrecy Act, referred to as the “BSA” throughout this prospectus, as amended by the USA PATRIOT Act and implementing regulations issued by the FDIC and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury. Together, the BSA and the USA PATRIOT Act require Fidelity Bank to implement a compliance program to detect and prevent money laundering, terrorist financing, and illicit crime, to establish a customer identification program and other internal controls, conduct customer due diligence, administer training, maintain specified records, and report suspicious activity, among other things.

Office of Foreign Assets Control. The U.S. Treasury Department’s Office of Foreign Assets Control, referred to as “OFAC” throughout this prospectus, is responsible for administering and enforcing economic and trade sanctions against specified foreign parties, including countries and regimes, foreign individuals and other foreign organizations and entities. OFAC publishes lists of prohibited parties that are regularly consulted by Fidelity Bank in the conduct of its business in order to assure compliance. Fidelity Bank is responsible for, among other things, blocking accounts of, and transactions with, prohibited parties identified by OFAC, avoiding unlicensed trade and financial transactions with such parties and reporting blocked transactions after their occurrence. Failure to comply with OFAC requirements could have serious legal, financial and reputational consequences for Fidelity Bank.

Prohibitions Against Tying Arrangements. Fidelity Bank is prohibited, subject to some exceptions, from extending credit or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution or its affiliates.

Consumer Protection and Fair Lending Regulations. Fidelity Bank is subject to a variety of federal and state statutes and regulations that are intended to protect consumers and to prohibit discrimination in the granting of credit. Section 5 of the Federal Trade Commission Act, enforced by the FDIC, prohibits unfair and deceptive acts and practices against consumers. The Equal Credit Opportunity Act and the Fair Housing Act prohibit discrimination based on race or color, religion, national origin, sex, familial status, and other protected bases, in any aspect of a consumer or commercial credit or residential real estate transactions, and in banks’ lending practices. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the FDIC, as well as other federal or state regulatory agencies and the Department of Justice.

Other Regulations. Interest and other charges collected or contracted for by Fidelity Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations of Fidelity Bank are also subject to state and federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•

Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Fidelity Bank also are subject to, among others, the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Enforcement. The FDIC has extensive enforcement authority over insured state-chartered savings banks, including Fidelity Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of law or regulation or to engagement in unsafe or unsound practices.

Federal Home Loan Bank System

As noted above, Fidelity Bank is a member of the Federal Home Loan Bank System, and these Banks provide central credit facilities primarily for member institutions. Members of a Federal Home Loan Bank are required to acquire and hold shares of capital stock in their Federal Home Loan Bank. Fidelity Bank complied with this requirement to hold shares of the Federal Home Loan Bank of Dallas at December 31, 2023.

Bank Holding Company Regulation

Supervision and Enforcement Authority. Upon completion of the conversion, FB Bancorp will be a bank holding company within the meaning of the BHCA. As such, FB Bancorp will be registered with the Federal Reserve Board and be subject to regulations, examinations, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board will have enforcement authority over FB Bancorp and its non-bank subsidiaries. The Federal Reserve Board can require FB Bancorp to enter into informal enforcement actions, including board resolutions or memoranda of understanding, or into formal enforcement actions, including written agreements or cease and desist orders. Such actions may require FB Bancorp to take identified corrective actions to address cited concerns and to refrain from taking certain actions. Among other things, the Federal Reserve Board has the power to order a bank holding company or its non-bank subsidiaries to terminate any activity or terminate its ownership or control of such subsidiary, when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

If FB Bancorp becomes subject to and is unable to comply with the terms of any enforcement actions, supervisory agreements, directives, or orders, then it could become subject to additional, heightened supervisory actions and orders, possibly including prompt corrective action restrictions and/or other regulatory actions, including prohibitions on the payment of dividends on our common stock and preferred stock. If the Federal Reserve Board took such actions, then FB Bancorp could, among other things, become subject to significant restrictions on its ability to develop any new business, as well as restrictions on our existing business, and we could be required to raise additional capital, dispose of certain assets and liabilities within a prescribed period of time, or both. The terms of any such action could have a material negative effect on our business, reputation, operating flexibility, financial condition, and the value of our securities.

Non-Banking Activities. A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing securities brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association whose direct and indirect activities are limited to those permitted for bank holding companies.

Capital. FB Bancorp will be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis). The Dodd-Frank Act required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to the depository institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to bank holding companies. However, the Federal Reserve Board has provided a “small bank holding company” exception to its consolidated capital requirements, and legislation and the related issuance of regulations by the Federal Reserve Board has increased the threshold for the exception to $3.0 billion, provided that such companies meet certain other conditions such as not engaging in significant non-banking activities. As a result, FB Bancorp will not be subject to the capital requirements until such time as its consolidated assets exceed $3.0 billion or unless otherwise directed by the Federal Reserve Board.

Source of Strength. Under federal law, bank holding companies must act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress. This support may be required at times when FB Bancorp may not have the resources to provide support to Fidelity Bank. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee, and entitled to a priority of payment.

Stock Purchases and Redemptions and Dividends. Under Regulation Y, a bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized and well-managed bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued supervisory guidance regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies. This guidance provides for regulatory consultation and non-objection under specified circumstances prior to a bank holding company redeeming or repurchasing regulatory capital instruments, including common stock, regardless of the previously referenced notification requirement. In general, the guidance also provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized.

These regulations and supervisory policies may affect the ability of FB Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

U.S. Monetary Policies. We are affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. ln view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on our business or financial condition.

Louisiana Holding Company Regulation. Under Louisiana law, the LOFI has authority to annually examine bank holding companies that own or control Louisiana savings banks and to issue orders and take other action against such bank holding companies. In addition, bank holding companies must provide the LOFI with a copy of the annual reports they submit to the Federal Reserve Board, and with copies of the reports submitted to the Federal Reserve Board if they are under formal enforcement actions.

Change in Bank Control Act and Bank Holding Company Act Requirements

Under the Change in Bank Control Act, no person or group of persons may acquire “control” of a bank holding company, such as FB Bancorp, unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means owning, controlling, or holding with power to vote 25% or more of any class of voting stock. There is a rebuttable presumption of control if, immediately after the transaction, the acquiring person will own, control, or hold with power to vote 10% or more of a class of voting stock, and if the holding company involved has its shares registered under the Securities Exchange Act of 1934, or, if no other person will own, control or hold the power to vote a greater percentage of that class of voting stock after the acquisition.

In addition, the BHCA prohibits any company from acquiring control of a bank or bank holding company, or ownership or control of any voting shares of any bank or bank holding company if after such acquisition it would own or control, directly or indirectly, more than 5.0% of the voting shares of such bank or bank holding company, without first having obtained the approval of the Federal Reserve Board. Among other circumstances, under the BHCA, a company has control of a bank or bank holding company if the company owns, controls has power to vote 25% or more of any class of voting securities of the bank or bank holding company, controls in any manner the election of a majority of directors or trustees of the bank or bank holding company, or the Federal Reserve Board has determined, after notice and opportunity for hearing, that the company directly or indirectly exercises a controlling influence over the management or policies of the bank or bank holding company. The Federal Reserve Board has established presumptions of control under which the acquisition of control of 5% or more of a class of voting securities of a bank holding company, together with other factors enumerated by the Federal Reserve Board, could constitute the acquisition of control of a bank or bank holding company for purposes of the BHCA. In approving bank or bank holding company acquisitions, the Federal Reserve Board is required to consider, among other things, the effect of the acquisition on competition, the financial condition, managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served (including the record of performance under the CRA), the effectiveness of the applicant in combating money laundering activities and the extent to which the proposed acquisition would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. Fidelity Bank’s ability to make future acquisitions will depend on its ability to obtain approval for such acquisitions from the Federal Reserve Board. The Federal Reserve Board could deny our application based on the above criteria or other considerations.

TAXATION

Federal Taxation

General. FB Bancorp and Fidelity Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to FB Bancorp and Fidelity Bank.

Method of Accounting. For federal income tax purposes, Fidelity Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The alternative minimum tax, referred to as “AMT” throughout this prospectus, for corporations has been repealed for tax years beginning after December 31, 2017. Any unused minimum tax credit of a corporation may be used to offset regular tax liability for any tax year. In addition, a portion of unused minimum tax credit was refundable in 2018 through 2021. The refundable portion is 50% (100% in 2021) of the excess of the minimum tax credit for the year over any credit allowable against regular tax for that year. At December 31, 2023, Fidelity Bank had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, a corporation may carry forward net operating losses generated in tax years beginning after December 31, 2017 indefinitely and can offset up to 80% of taxable income. At December 31, 2023, Fidelity Bank had no net operating loss carrryforwards.

Capital Loss Carryovers. Generally, a corporation may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At December 31, 2023, Fidelity Bank had no capital loss carryovers.

Corporate Dividends. FB Bancorp may generally exclude from its income 100% of dividends received from Fidelity Bank as a member of the same affiliated group of corporations.

Audit of Tax Returns. Fidelity Bank’s federal income tax returns have not been audited in the most recent five-year period.

State Taxation

Fidelity Bank is subject to Louisiana taxation in the same general manner as other financial institutions. In particular, Fidelity Bank files a consolidated Louisiana Financial Institutions Tax, referred to as “FIT” throughout this prospectus, return. The FIT is based upon the net worth of the consolidated group. For Louisiana FIT purposes, savings institutions are currently taxed at a rate equal to 0.8% of taxable net worth, capped at 14% of the institution’s total assets.

As a Maryland business corporation, FB Bancorp will be required to file an annual report with and pay personal property taxes to the State of Maryland.

MANAGEMENT

Shared Management Structure

Each director of FB Bancorp is a director of Fidelity Bank. Each executive officer of FB Bancorp is also an executive officer of Fidelity Bank. We expect that FB Bancorp and Fidelity Bank will continue to have a shared management structure until there is a business reason to establish separate management structures.

Executive Officers of FB Bancorp

The following table sets forth information regarding the executive officers of FB Bancorp. Age information is at December 31, 2023. The executive officers will be elected annually by the Board of Directors.

Name	Age	Position
Katherine A. Crosby	62	Executive Chairman of the Board
Christopher S. Ferris	49	President and Chief Executive Officer, Director
Randall L. Baker	55	Chief Operating Officer
Todd M. Wanner	50	Chief Financial Officer

Executive Officers of Fidelity Bank

The following table sets forth information regarding the executive officers of Fidelity Bank. Age information is at December 31, 2023. The executive officers are elected annually by the Board of Directors.

Name	Age	Position
Katherine A. Crosby	62	Executive Chairman of the Board
Christopher S. Ferris	49	President and Chief Executive Officer, Director
Randall L. Baker	55	Chief Operating Officer
Todd M. Wanner	50	Chief Financial Officer
Patrick L. Griggs	60	Chief Risk/Credit Officer
Josh C. Folds	47	Chief Banking Officer

Directors of FB Bancorp and Fidelity Bank

FB Bancorp has ten directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Subsequent to the completion of the conversion and stock offering, the directors of FB Bancorp will be elected by the stockholders. After the conversion and stock offering, the directors of Fidelity Bank will be elected by FB Bancorp in its capacity as sole stockholder of Fidelity Bank. The following table sets forth information regarding our directors, including their ages at December 31, 2023 and the calendar years when they began serving as directors of Fidelity Bank.

Name	Position(s) Held With Fidelity Bank	Age	Director Since(1)	Current Term Expires
Katherine A. Crosby	Executive Chairman of the Board	62	2003	2025
Christopher S. Ferris	President and Chief Executive Officer, Director	49	2018	2025
W. Anderson Baker, III	Director	64	2008	2027
J. Luis Baños, Jr.	Director	70	2005	2026
Gerard W. Barousse, Jr.	Director	65	2014	2026
Winifred M. Beron	Director	63	2007	2027
Stephen W. Hales	Director	77	2004	2025
Mahlon D. Sanford	Director	68	2008	2027
Mark C. Romig	Director	67	2015	2026
Todd G. Schexnayder	Director	64	2021	2027

(1)	Date at which first appointed to Fidelity Bank Board of Directors.

Board Independence

FB Bancorp has determined to adopt the standards for “independence” for purposes of board and committee service as set forth in the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that each director, except for Katherine A. Crosby, Christopher S. Ferris and Todd G. Schexnayder, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Ms. Crosby and Mr. Ferris are not considered independent because each currently serves as an executive officer of FB Bancorp and Fidelity Bank. Mr. Schexnayder is not considered independent because he previously served as an executive officer of Fidelity Bank through November 1, 2021 and therefore will become an independent director as of November 2, 2024.

To our knowledge, there were no other transactions between us and any director or entity controlled by any director, which would interfere with the directors’ exercise of independent judgment in carrying out his responsibilities as a director.

Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.

Katherine A. Crosby is the Chairman of the Board of Fidelity Bank, a position she has held since August 2010. Mrs. Crosby joined the Board of Directors in 2003 and was Vice Chairman of Fidelity Bank from 2006 until her appointment as Chairman. From 2007 through 2009, Mrs. Crosby also served as President of Homestead Title Corporation. Mrs. Crosby is a director on the Boards of the New Orleans Branch of the Federal Reserve Bank of Atlanta, LCMC Health System, where she was Chairman from 2018 to 2020, Children’s Hospital of New Orleans, and the Greater New Orleans Foundation. Mrs. Crosby also serves on the Board of Trustees for the Selley Foundation. Formerly, she Chaired the Board of the New Orleans Area Habitat for Humanity, and WYES-TV, a public television broadcast station in New Orleans, and was on the boards of the New Orleans Regional Leadership Institute and Poydras Home. Mrs. Crosby has also served as a Board member and, from 2000-2001, as President of the Junior League of New Orleans, which honored her in 2019 with their Sustainer of the Year Award. Mrs. Crosby received a B.A. in Business Administration from Vanderbilt University and her M.B.A. from Tulane University’s A.B. Freeman School of Business. Since 2019, Mrs. Crosby has served as a Eucharistic Minister at St. Rita Church in New Orleans. Mrs. Crosby’s extensive leadership experience for a diverse array of organizations and more than 20 years of service with Fidelity Bank provides the Board of Directors with valuable insight into community, organizational and operational matters.

Christopher S. Ferris has served as the President and Chief Executive Officer and as a director of Fidelity Bank and its NOLA Lending Group division since January 2018. Mr. Ferris previously served as Fidelity Bank’s Chief Banking and Operations Officer from 2014 through 2017. Prior to joining Fidelity Bank, Mr. Ferris held various leadership roles at the large regional bank BB&T (now Truist). Mr. Ferris serves as a director on the Boards of the Greater New Orleans Chamber of Commerce, the New Orleans Area Habitat for Humanity, which he serves as the Secretary and Vice President of the Board. and the Financial Institutional Service Corporation. Formerly, Mr. Ferris served on the Board of the Louisiana Bankers Association and is a founding member of New Orleans Vistage Worldwide. Mr. Ferris is a graduate of the University of Georgia and has received Graduate School designations in Banking from the BB&T Banking School at Wake Forest University and from Louisiana State University. Mr. Ferris has played a significant role in transforming Fidelity Bank’s sales and operations since his arrival in 2014 by creating efficient, user-friendly banking products and services which has allowed Fidelity Bank to experience significant growth, and the Board of Directors values his contributions.

Gerard W. Barousse, Jr. has served as a director of the Board of Directors at Fidelity Bank since 2014. Mr. Barousse is the founder and President of Monarch Real Estate Advisors, Inc., a real estate and financial services firm formed in New Orleans in 1991, and the President of RCB Developers, a real estate development firm specializing in renovation of historic buildings in the New Orleans area. Mr. Barousse is also the founder and Board Chair of both the Bayou District Foundation, a Louisiana housing redevelopment non-profit, and Educare New Orleans, a school for early childhood education and development. Formerly, Mr. Barousse served as Chairman of the Board of Trustees of Metairie Park Country Day School. With significant experience in the commercial real estate finance industry, Mr. Barousse provides the Board of Directors with deep knowledge of economic development and real estate matters affecting our market areas and local New Orleans community.

J. Luis Baños, Jr. has served as a director of the Board of Directors of Fidelity Bank since 2005. Mr. Baños also serves as a director on the Boards of the Louisiana Philharmonic Orchestra and the Stem Library Lab. Mr. Baños has additional leadership experience through his current roles as Chairman, Chief Executive Officer, and Co-Founder of ORX Exploration, Inc., an onshore oil and gas exploration company, founder and Manager of ESG Integrated Solutions, LLC, an energy and mining consulting company, and Manager and Co-Manager of White Lafourche, LLC, a sugarcane operation in Thibodaux. He was also the co-founder and former Chairman and Chief Executive Officer of ORX Resources, Inc., an operating company focused on acquiring, developing, and exploring onshore assets in several Gulf Coast states, until December 2018. ORX Resources, Inc. filed for bankruptcy in 2019. Previously, Mr. Baños served on the Boards of Posse, the Audubon Institute, YMCA, the National Council for Christians and Jews, and the Metropolitan Crime Commission. As an entrepreneurial, growth-oriented executive with four decades of proven leadership skills in finance, strategic initiatives, and business development, Mr. Baños provides the Board of Directors with a reliable, holistic, and forward-thinking perspective.

Mahlon D. Sanford has served as a director of the Board of Directors of Fidelity Bank since 2008. Additionally, Mr. Sanford is a director of LAMMICO, a medical malpractice company, and a director and Treasurer of its affiliate insurance company, LAMMICO Risk Retention Group, Inc. Mr. Sanford was the Managing Partner of Carr, Riggs, and Ingram, LLC, an accounting and advisory firm in New Orleans, and the Chair of the New Orleans office of the Financial Institution Group for an international accounting firm. Mr. Sanford has also served as President and Treasurer of the Board of Trustees for the Good Shepherd Nativity School, President and Treasurer of the Institute of Mental Hygiene, Treasurer of the Carrolton Booster Club, President and Treasurer for the Louisiana Nature and Science Center Audubon Institute, and Treasurer and Vice President for the Board of Trustees of the Academy of the Sacred Heart. Mr. Sanford recently completed his Board of Directors service for Lambeth House, Inc., a continuing care retirement community, where he served as President, Vice President, and Treasurer. Mr. Sanford is a Certified Public Accountant who has worked with financial institutions throughout his professional career. Mr. Sanford is a valued Board of Directors member due to his extensive accounting, financial, and community knowledge.

Stephen W. Hales is the Vice-Chairman of the Board of Directors of Fidelity Bank and has served on the Board of Directors since 2004. Dr. Hales, the Founder of Hales Pediatrics, has served on the Board of Trustees of Children’s Hospital since 1980 and was Chairman for six years. Additionally, Dr. Hales is a Founding Member, Trustee and Secretary-Treasurer of the Board of LCMC Health; a Founding Member, past Secretary and Vice-Chair of New Schools for New Orleans; and a Board member and past Co-Chair of the Education Committee of the Anti-Defamation League. Dr. Hales has served on and chaired the Boards of Metairie Park Country Day School, the Alliance of Not-for-Profit Hospitals, and the Louisiana Philharmonic Orchestra. Dr. Hales also serves as the Historian Emeritus of the Rex Organization, a historic New Orleans Carnival organization which promotes and stages a parade in the annual Mardi Gras celebrations. He is also a founding Board Member and past Chair of the Grants Committee of Rex’s Pro Bono Publico Foundation, which supports New Orleans’ public schools. Dr. Hales is a devoted member of the New Orleans community that the Board of Directors values for his knowledge and understanding of the local market and extensive leadership skills.

W. Anderson Baker, III has served as a Director of the Board of Directors of Fidelity Bank since 2008. Until 2019, Mr. Baker was President of Gillis, Ellis & Baker, Inc., a New Orleans-based insurance agency. Previously, Mr. Baker served as Chairman of Radio for the Blind and Print Handicapped, a radio broadcast that airs readings of current print material. Mr. Baker is a former Board Member of the Independent Insurance Agents and Brokers of Louisiana and Greater New Orleans, which provides advisory and training services, and the Bureau of Governmental Research, a private non-profit policy research organization in New Orleans. Mr. Baker has also served as the Director of Assurex Global Partners, LLC, an international commercial insurance, risk management, and employee benefits brokerage group. Mr. Baker has received the Director Certified® designation from the National Association of Corporate Directors and the Certificate of Cyber-Risk Oversight by the National Association of Corporate Directors. As a skilled advisor and leader, the Board of Directors values Mr. Baker’s insight and perspective.

Winifred M. Beron has served as a Director of the Board of Directors of Fidelity Bank since 2007. She currently serves as President and CEO of Methodist Health System Foundation, a $70 million health legacy foundation serving the greater New Orleans area. In addition to its philanthropic mission, the foundation operates three school-based health centers that average 10,000 physical and behavioral health care visits a year. She is past President of the Board of Poydras Home, a continuing care retirement community in operation since 1817. She also served as Treasurer, Vice-Chair and Chairman of the Board of Metairie Park Country Day School and served as President of the Junior League of New Orleans. She was a Director of Teach for America and currently serves as a Director of Le Petit Salon. Following graduation from Vanderbilt University, Wendy joined the nursing staff at Southern Baptist Hospital in New Orleans and became the Director of its Neonatal and Pediatric Intensive Care Unit and Pediatric Department. She was later a Quality and Risk Management Director for Tenet Healthcare Corporation and went on to co-found The Apollo Group, L.L.C., which provided business and management consulting services to individual and organizational healthcare clients for 20 years. Ms. Beron’s expertise in a variety of industries makes her well-suited to serve on the Board of Directors of Fidelity Bank.

Mark C. Romig has served as a Director of the Board of Directors of Fidelity Bank since 2015. Mr. Romig is currently Senior Vice President and Chief Marketing Officer for New Orleans & Company, New Orleans’ official tourism destination marketing and sales organization. He also serves as the Chairman of the Board of the Fore! Kids Foundation (Zurich Classic), Chairman of the Board of Trustees for WYES-TV (public television), an Advisory Board Member of the Louisiana Hospitality Foundation and St. Andrew’s Village, the Vice-Chairman of the Emeril Lagasse Foundation, and is a member of the Federal Reserve Bank of Atlanta’s Tourism and Travel Advisory Council. Mr. Romig was formerly Chairman of the Louisiana Travel Association, the Sugar Bowl Committee and Project Lazarus. Mr. Romig has additionally been a Director on the Boards of the Audubon Nature Institute, Xavier University of Louisiana, and Academy of the Sacred Heart. Mr. Romig’s public relations career has spanned more than 45 years, covering U.S. presidential campaigns, corporate public relations, and serving as an adjunct professor at Tulane University. As a long-standing, highly regarded member of the New Orleans community with significant public relations expertise, Mr. Romig is a valuable asset to the Board of Directors.

Todd G. Schexnayder has served as a Director of the Board of Directors of Fidelity Bank since 2021. Prior to his appointment as Director, Mr. Schexnayder was responsible for all corporate human resources, marketing, and facilities functions at Fidelity Bank as the Senior Vice President and Human Resources Director. Prior to joining Fidelity Bank, Mr. Schexnayder served as Senior Vice President of Human Resources at two large insurance companies in Louisiana. Mr. Schexnayder currently serves as Chair of the Franciscan University of Our Lady Board of Trustees, and on the Boards of Volunteers of America National and the Rotary Club of Baton Rouge. Mr. Schexnayder has also been involved with a variety of community organizations in Southern Louisiana during his accomplished career in human resources. Mr. Schexnayder expertise in thoughtful and effective management, and his dedication to community service, allow him to provide meaningful contributions to the Board of Directors of Fidelity Bank.

Executive Officers Who are not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is at December 31, 2023.

Todd M. Wanner has served as Chief Financial Officer and Executive Vice President of Fidelity Bank since 2014. Before joining Fidelity Bank, Mr. Wanner was the Chief Financial Officer and Executive Vice President for First Volunteer Corporation, First Volunteer Bank and First Volunteer Insurance Agency. He also served as the Chairman for First Volunteer Insurance Agency. Mr. Wanner has held various other positions with financial institutions and accounting firms during his career, is an active Chartered Financial Analyst, and previously held a Certified Public Accountant license. He received a B.S. in Business Administration from the Ohio State University.

Randall L. Baker has served as Chief Operating Officer and Executive Vice President of Fidelity Bank since 2022. Mr. Baker has worked in the finance industry since 1986 for various institutions. He specializes in operations, strategic planning, regulation, mergers & acquisitions, digital assets, mortgage lending, commercial lending and business development. Mr. Baker is a member of the NCR Executive Innovation Council and the Upstart Customer Advisory Board. Mr. Baker received a Bachelor of Science degree in Finance and Economics from Kansas State University and a CUNA Graduate School of Lending Degree from the University of Wisconsin.

Patrick L. Griggs has served as Chief Risk/Credit Officer and Executive Vice President of Fidelity Bank since 2012. Mr. Griggs is responsible for overseeing Fidelity Bank’s credit and lending practices, loan portfolio management, collections and special assets activity, and overall enterprise risk management program, while providing risk guidance and advice to bank staff. He also Chairs the Bank’s Risk Management and Special Assets Committees, and develops and implements credit, lending, and risk policies that guide company practices. Mr. Griggs is involved in the Bank’s operations via his membership with the Bank’s Executive Leadership Team, Compliance Committee, ALCO Committee, and IT Steering Committee. He is the primary executive liaison for safety and soundness issues with federal and state banking regulators for the Bank and serves on the American Bankers Association Working Group as a subject matter expert to create examination questions for the organization’s Certified Enterprise Risk Professional designation. Prior to joining Fidelity, Mr. Griggs served in lending and credit risk leadership roles with several prominent financial institutions in the U.S. Mr. Griggs is a Chartered Financial Analyst and holds various financial certifications from the America Bankers Association, the Risk Management Association, and other accredited organizations. Mr. Griggs received his MBA degree from Tennessee State and his BS degree from Trevecca.

Josh C. Folds has served as Chief Banking Officer and Executive Vice President of Fidelity Bank since November 2023. Prior to joining Fidelity Bank, Mr. Folds was the head of Small Business, SBA, Business Banking Merchant Services and Virtual Business Banking at First Horizon from 2018 until September 2023. Mr. Folds oversees the strategic direction for Retail, Small Business, SBA and Commercial Banking for Fidelity Bank. Mr. Folds is a graduate of Florida Atlantic University where he received a Bachelor’s degree in Communications. Mr. Folds is also a graduate from the Executive Banking School program at Furman University and also serves on the faculty for the Graduate School of Banking.

Meetings and Committees of the Board of Directors of FB Bancorp and Fidelity Bank

The Board of Directors of FB Bancorp has met one time since the incorporation of FB Bancorp to address certain organizational matters and matters related to the conversion and stock offering, and has established the following standing committees: Audit Committee (consisting of Mahlon D. Sanford (Chair), Stephen W. Hales, J. Luis Baños, Jr., Gerard W. Barousse, Jr. and Mark C. Romig), Compensation Committee (consisting of Winifred M. Beron (Chair), Stephen W. Hales, J. Luis Baños, Jr., Gerard W. Barousse, Jr., Mark C. Romig and Todd G. Schexnayder), and Nominating and Corporate Governance Committee (consisting of Stephen W. Hales (Chair), J. Luis Baños, Jr., Winifred M. Beron, W. Anderson Baker, III, Todd G. Schexnayder and Mark C. Romig). Each of these committees will operate under a written charter, which governs its composition, responsibilities and operations.

During the year ended December 31, 2023, the Board of Directors of Fidelity Bank met 12 times. The Fidelity Bank Board of Directors conducts business through several committees, including an audit committee, a loan committee and an asset/liability management committee.

Corporate Governance Policies and Procedures

In addition to establishing committees of our Board of Directors, we expect to adopt several policies to govern the activities of both FB Bancorp and Fidelity Bank including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•	the composition, responsibilities and operation of our Board of Directors;

•	the establishment and operation of board committees, including audit, nominating/corporate governance and compensation committees;

•	convening executive sessions of independent directors; and

•	our Board of Directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Fidelity Bank, to their executive officers and directors that comply with federal banking regulations. Fidelity Bank has a policy that extensions of credit will be granted to its executive officers and directors only in the ordinary course of business, on substantially the same terms as those available to the general public and that do not involve more than the normal risk of collectability or presenting other unfavorable terms.

In accordance with the listing standards of the Nasdaq Stock Market, any transactions that would be required to be reported under this section of this Prospectus must be reviewed by our audit committee or another independent body of the Board of Directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms’ length transaction.

Executive Compensation

Summary Compensation Table. The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the year ended December 31, 2023. These individuals are sometimes referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Christopher S. Ferris President and Chief Executive Officer	2023	420,000	126,000	126,000	79,714	751,714
Todd M. Wanner Chief Financial Officer	2023	309,970	46,946	55,794	30,070	442,780
Katherine A. Crosby Executive Chairman of the Board of Directors	2023	282,000	50,000	—	71,773	403,773

(1)	Represents a discretionary bonus.
(2)	The compensation represented by the amounts for 2023 set forth in the “All Other Compensation” column for the Named Executive Officers is as follows:

Name	Automobile Allowance ($)	Professional Organization Fees ($)	Country Club Due ($)	Imputed Income on Life Insurance ($)	401(k) Plan Employer Contributions ($)	Director Fees ($)	Total All Other Compensation ($)
Christopher S. Ferris	30,000	20,760	13,800	2,148	13,006	—	79,714
Todd M. Wanner	16,870	—	—	—	13,200	—	30,070
Katherine A. Crosby	4,000	—	—	—	13,200	54,573	71,773

Employment Agreement with Katherine A. Crosby. Fidelity Bank has entered into an employment agreement with Ms. Crosby. The initial term of the employment agreement is two years and on each anniversary of the effective date the term automatically renews for one additional year, so that the remaining term is again two years, unless either Fidelity Bank or Ms. Crosby gives notice to the other party of non-renewal. If either party provides the other with notice of non-renewal, the term will become fixed and expire at the end of the second anniversary of the date of the notice of non-renewal. Notwithstanding the foregoing, in the event FB Bancorp or Fidelity Bank enter into a transaction that would constitute a change in control, as defined under the employment agreement, the term will automatically extend and expire no less than two years following the effective date of the change in control.

The employment agreement specifies the base salary of Ms. Crosby, which initially will be $320,000. Fidelity Bank may increase, but not decrease, Ms. Crosby’s base salary. In addition to base salary, the agreement provides that Ms. Crosby may receive a discretionary bonus. Ms. Crosby is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees of Fidelity Bank, and the reimbursement of reasonable travel and other business expenses incurred in the performance of her duties for Fidelity Bank.

Fidelity Bank may terminate Ms. Crosby’s employment with or without cause (as defined in the employment agreement), or Ms. Crosby may resign from her employment, at any time with or without good reason (as defined in the employment agreement). Under the employment agreement, in the event Fidelity Bank terminates Ms. Crosby’s employment without cause or Ms. Crosby voluntary resigns for good reason (in either case, not in connection with a change in control), Fidelity Bank will pay Ms. Crosby a severance payment equal to 1.5 times her base salary, payable in a lump sum cash payment within thirty (30) days following her date of termination of employment. Ms. Crosby would also receive from Fidelity Bank the pro rata cash bonus expected to be earned for the current year and any other Accrued Obligations (as defined in Section 6 of the employment agreement). In addition, if Ms. Crosby elects COBRA coverage, she will receive an additional lump sum payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of her termination date) for group medical, dental and vision coverage for the participant and her dependents immediately before the termination date by (ii) 18.

Under the employment agreement, in the event Fidelity Bank terminates Ms. Crosby’s employment without cause or Ms. Crosby voluntary resigns for good reason, in either case, during the term and on or following the effective time of a change in control, Fidelity Bank will pay her a severance payment (in lieu of the payments and benefits described in the previous paragraph) equal to 1.5 times the sum of (i) her base salary in effect as of the date of termination (or at the time the change in control occurs, if higher), plus (ii) the pro rata cash bonus expected to earned for the current year, payable in a lump sum within thirty (30) days of the date of termination of employment. In addition, Fidelity Bank will pay Ms. Crosby a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the termination date) for group medical, dental and vision coverage for her and her dependents immediately before her termination date (whether or not she actually elects COBRA coverage by (ii) 18.

The employment agreement terminates upon Ms. Crosby’s death or disability or her voluntary resignation as Chair of the Board of Directors. Upon termination of employment (other than a termination in connection with a change in control), Ms. Crosby will be required to adhere to one-year non-competition and one-year non-solicitation restrictions set forth in the employment agreement.

Employment Agreement with Christopher S. Ferris. Fidelity Bank has entered into an amended and restated employment agreement with Mr. Ferris. The term of the employment agreement is three years and on each anniversary of the effective date extends automatically for one additional year, so that the remaining term is again three years, unless either Fidelity Bank or Mr. Ferris gives notice to the other party of non-renewal. If either party provides the other with notice of non-renewal, the term will become fixed and expire at the end of the third anniversary of the date of the notice of non-renewal. Notwithstanding the foregoing, in the event FB Bancorp or Fidelity Bank enters a transaction that would constitute a change in control, as defined under the employment agreement, the term will automatically extend so that it would expire no less than three years following the effective date of the change in control.

The employment agreement specifies the base salary of Mr. Ferris, which initially will be $436,800. Fidelity Bank may increase, but not decrease, Mr. Ferris’ base salary. In addition to base salary, the agreement provides that Mr. Ferris may receive a discretionary bonus and participate in the Fidelity Bank Deferred Compensation Plan. Mr. Ferris is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Fidelity Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties for Fidelity Bank. In addition, Mr. Ferris is entitled to certain additional life and disability insurance benefits from Fidelity Bank.

Fidelity Bank may terminate Mr. Ferris’ employment with or without cause (as defined in the employment agreement), or Mr. Ferris may resign from his employment, at any time with or without good reason (as defined in the employment agreement). Under the employment agreement, in the event Fidelity Bank terminates Mr. Ferris’ employment without cause or Mr. Ferris voluntary resigns for good reason (in either case, not in connection with a change in control), Fidelity Bank will pay Mr. Ferris a severance payment equal to the base salary he would have received during the remaining term of the employment agreement, payable in a lump sum cash payment within thirty (30) days following his date of termination of employment. In addition, if Mr. Ferris elects COBRA coverage, he will receive an additional lump sum payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of his termination date) for group medical, dental and vision coverage for the participant and his dependents immediately before the termination date by (ii) the number of months represented by the remaining term of the employment agreement.

Under the employment agreement, in the event Fidelity Bank terminates Mr. Ferris’ employment without cause or Mr. Ferris voluntary resigns for good reason, in either case, during the term on or following the effective time of a change in control, Fidelity Bank will pay him a severance payment (in lieu of the payments and benefits described in the previous paragraph) equal to three times the sum of (i) the executive’s base salary in effect as of the date of termination (or during the three preceding years, if higher), plus (ii) the average annual cash bonus paid or earned for the three most recently completed calendar years before the change in control occurs, payable in a lump sum within thirty (30) days of the date of termination of employment. In addition, Fidelity Bank will pay Mr. Ferris a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the termination date) for group medical, dental and vision coverage for him and his dependents immediately before his termination date (whether or not he actually elects COBRA coverage by (ii) 36.

The employment agreement terminates upon Mr. Ferris’ death or disability. Upon termination of employment (other than a termination in connection with a change in control), Mr. Ferris will be required to adhere to one-year non-competition and two-year non-solicitation restrictions set forth in the employment agreement.

Executive Severance Plan. Fidelity Bank has adopted the Fidelity Bank Executive Severance Plan, referred to as the “Severance Plan” throughout this document, effective as of the completion of Fidelity Bank’s mutual-to-stock conversion. The purpose of the Severance Plan is to provide severance benefits to designated executives in the event their employment is terminated in certain circumstances, including certain terminations related to a change in control. The Severance Plan is intended to secure the continued services of the designated executives and to ensure their continued dedication to their duties in the event of any threat or occurrence of a change in control.

Under the Severance Plan, a participant whose employment is terminated other than for cause (as defined in the Severance Plan) or voluntary terminates employment for good reason (as defined in the Severance Plan) during the period commencing with an initial public announcement of the agreements or other actions that are expected or intended to result in a change of control (as defined in the Severance Plan) and ending 24 months following the occurrence of the change in control (the “covered period”) will receive:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which the participant is terminated;

•

a lump sum cash payment equal to the participant’s severance multiple, multiplied by the sum of (i) the greater of (x) the participant’s base salary as in effect immediately before the applicable change in control occurred or (y) the participant’s base salary as in effect on the participant’s termination date and (ii) the participant’s target bonus for the year in which the termination date occurs; and

•

a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and the participant’s dependents immediately before the participant’s termination date (whether or not the participant actually elects COBRA coverage by (ii) the number of months represented by the participant’s severance multiple.

If the severance benefits under the Severance Plan, along with any other payments occurring in connection with a change in control of the company, were to cause the participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the participant will be entitled to retain the participant’s full severance benefits, whichever results in the better after-tax position to the participant.

Under the Severance Plan, a participant whose employment is terminated other than for cause or voluntarily terminates employment for good reason outside of a covered period relating to a change in control will receive, subject to the participant’s execution of a general release of claims:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which the participant is terminated;

•

a lump sum cash payment in an amount equal to the participant’s severance multiple, multiplied by the participant’s base salary as in effect on the participant’s termination date (or the date the executive was designated a participant in the plan, if higher); and

•

if the participant elects continuation coverage under COBRA, a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and the participant’s dependents immediately before the participant’s termination date by (ii) the number of months represented by the participant’s severance multiple.

Mr. Wanner has been designated as a participant in the Severance Plan with a severance multiplier of two for a qualifying termination occurring during a covered period related to a change in control and a severance multiplier of two for a qualifying termination outside of a covered period. However, Mr. Warner’s participation agreement provides that he will not be entitled to any severance benefit outside of the covered period following the third anniversary of the effective date of the Severance Plan.

The Severance Plan also includes a non-disclosure obligation and an obligation not to solicit our employees or customers for a period of 12 months after the date of the participant’s termination of employment.

If Fidelity Bank terminates the Severance Plan or terminates an individual’s participation under the Severance Plan, the participant will continue to be covered for three years (or through the end of the covered period in connection with a change in control that commenced prior to the termination of the plan, if longer).

Performance-Based Deferred Compensation Plan. Fidelity Bank sponsors the Fidelity Bank Performance-Based Deferred Compensation Plan, referred to as the “Deferred Compensation Plan” throughout this prospectus, for certain executives. Under the Deferred Compensation Plan, if a participant achieves the established performance criteria for a fiscal year, Fidelity Bank will credit an award to his or her deferred compensation account under the plan. The performance metrics are set annually by Fidelity Bank and may include both individual and bank performance metrics. If the participant is still employed by Fidelity Bank on the third anniversary of the date the award was granted, the participant will become fully vested in the award and the participant will receive the value of the award plus earnings credited during the three-year vesting period in a single lump sum payment. Awards also become 100% vested in the event of the participant’s death or disability and if the participant terminates service within 12 months following a change in control of Fidelity Bank or FB Bancorp.

401(k) Plan. Fidelity Bank maintains the Fidelity Bank 401(k) Retirement Plan, a tax-qualified defined contribution plan for eligible employees, referred to as the “401(k) Plan” throughout this prospectus. The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Fidelity Bank. Eligible employees become participants in the 401(k) Plan after completing 90 days of service.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, up to 100% of their eligible compensation. For 2024, the salary deferral contribution limit is $23,000, provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) Plan for a total of $30,500. In addition to salary deferral contributions, Fidelity Bank currently makes matching contributions to the plan equal to 100% of a participant’s deferrals up to 3% of the participant’s compensation, plus 50% of the participant’s deferrals over 3% but not exceeding 6% of the participant’s compensation. Fidelity Bank may also make discretionary contributions to the plan. A participant is immediately 100% vested in his or her salary deferral contributions and becomes vested in employer contributions at the rate of 20% per year after two years of service, so that the participant will be 100% vested after completing six years of service.

Fidelity Bank intends to allow participants in the 401(k) Plan to use up to 50% of their account balances in the 401(k) Plan to subscribe for common stock in the offering. The expense recognized in connection with the 401(k) Plan totaled approximately $1.1 million for the fiscal year ended December 31, 2023.

Employee Stock Ownership Plan. In connection with the conversion, Fidelity Bank intends to adopt an employee stock ownership plan for eligible employees. The named executive officers will be eligible to participate in the employee stock ownership plan on the same terms as other eligible employees of Fidelity Bank. Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the completion of the conversion or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 18.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8.0% of the total number of shares of FB Bancorp common stock sold in the conversion. We anticipate the employee stock ownership plan will fund its stock purchase with a loan from FB Bancorp equal to the aggregate purchase price of the common stock. The trustee will repay the loan principally through contributions to the employee stock ownership plan made by Fidelity Bank and any dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to equal the prime rate, as published in The Wall Street Journal, on the closing date of the conversion. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service with Fidelity Bank, at the rate of 20% per year after two years of service, so that the participant will be 100% vested after completing six years of service. Participants who are employed by Fidelity Bank immediately prior to the completion of the conversion will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will automatically become fully vested upon attainment of their normal retirement age (age 65), death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon terminating employment in accordance with the terms of the plan document. The employee stock ownership plan reallocates any unvested shares forfeited upon a participant’s termination of employment among the remaining participants.

The employee stock ownership plan will permit participants to direct the trustee as to how to vote shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Fidelity Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to the accounts of plan participants will result in a corresponding reduction in the earnings of FB Bancorp.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2023, certain information as to the total renumeration paid to our non-employee directors. The renumeration paid to each employee director is disclosed in the Summary Compensation Table appearing above.

Name (1)	Fees Earned or Paid in Cash ($) (2)	All Other Compensation ($)	Total ($)
W. Anderson Baker, III	54,583	—	54,583
J. Luis Baños, Jr.	54,583	—	54,583
Winifred M. Beron	58,583	—	58,583
Gerard W. Barousse, Jr.	54,583	—	54,583
Stephen W. Hales	55,583	—	55,583
Mark C. Romig	54,583	—	54,583
Mahlon D. Sanford	57,583	—	57,583
Todd G. Schexnayder	54,583	—	54,583

(1)	Ms. Crosby serves as Executive Chair of the Board of Directors and her compensation is reported under the Summary Compensation Table above.
(2)	Includes an annual fee for non-employee directors of $54,583 and $500 per meeting chaired by the Chairs of the Compensation, Audit and Corporate Governance Committees, respectively.

For the year ended December 31, 2023, each non-employee director of Fidelity Bank received an annual fee $54,583.

Each director of Fidelity Bank also serves as a director of FB Bancorp. Following the completion of the conversion and stock offering, Fidelity Bank will continue to pay director fees as set forth above and FB Bancorp will pay an annual retainer to non-employee directors of $10,000.

Director Retirement Plan. Fidelity Bank sponsors the Amended and Restated Fidelity Bank Director Retirement Plan, referred to as the “Director Retirement Plan” throughout this prospectus. Eligible directors include the non-employee members of the Board of Directors of Fidelity Bank who were serving as directors prior to March 18, 2020, and Ms. Crosby, who serves as executive chair of the Board of Directors. Under the Director Retirement Plan, a director who retires after reaching his or her Full Vesting Date (i.e., the date on which the director has completed at least 20 years of service on the Board of Directors) will receive a monthly benefit of $2,500 for life. A director who has not completed 20 years of service but retires after reaching his or her Partial Vesting Date (i.e., the date on which the director has completed at least 10 years of service on the Board of Directors) will receive a reduced monthly benefit. The reduced monthly benefit equals the normal $2,500 monthly benefit multiplied by a percentage. The percentage equals 50% for directors with ten years of service and an additional 5% for each year of service in excess of ten years of service. A director who terminates service with the Board of Directors prior to completing ten years of service and a director who terminates service with the Board of Directors on account of cause (as described in the Director Retirement Plan) is not entitled to any benefit under the Director Retirement Plan.

Benefits to be Considered Following Completion of the Conversion and Stock Offering

Stock-Based Benefit Plans. Following the conversion and stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the conversion and stock offering, and, if adopted within 12 months after the conversion and stock offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are established more than 12 months after the conversion and stock offering, stockholders must approve the plans by a majority of votes cast. Also, if adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the sum of shares sold in the stock offering.

The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the conversion and stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•

any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the sum of shares sold in the stock offering, unless Fidelity Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the sum of shares sold in the stock offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of FB Bancorp or Fidelity Bank.

We have not determined whether we will present one or more stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion and stock offering.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of the common stock of FB Bancorp when the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	Value of Shares Awarded at Minimum of Offering Range	Value of Shares Awarded at Midpoint of Offering Range	Value of Shares Awarded at Maximum of Offering Range	Value of Shares Awarded at Adjusted Maximum of Offering Range
(In thousands, except share price information)
$ 8.00	$4,080	$4,800	$5,520	$6,348
10.00	5,100	6,000	6,900	7,935
12.00	6,120	7,200	8,280	9,522
14.00	7,140	8,400	9,660	11,109

The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of FB Bancorp when the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	Value of Options at Minimum of Offering Range	Value of Options at Midpoint of Offering Range	Value of Options at Maximum of Offering Range	Value of Options at Adjusted Maximum of Offering Range
(In thousands, except exercise price and fair value information)
$ 8.00	$2.97	$3,787	$4,455	$5,123	$5,892
10.00	3.71	4,370	5,565	6,400	7,360
12.00	4.46	5,687	6,690	7,694	8,848
14.00	5.20	6,630	7,800	8,970	10,316

The above tables are provided for informational purposes only. There can be no assurance that our stock price will not trade below the offering price of $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors.”

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. If the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share as other purchasers in the stock offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the conversion and stock offering. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the stock offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the stock offering set forth under “The Conversion and Stock Offering – Limitations on Stock Purchases.”

Name and Title	Number of Shares (1)	Aggregate Purchase Price (1)	Percent at Minimum of Offering Range
Katherine A. Crosby, Executive Chairman of the Board	75,000	$750,000	0.6%
Christopher S. Ferris, President and Chief Executive Officer	35,000	350,000	0.3
W. Anderson Baker, III, Director	50,000	500,000	0.4
J. Luis Baños, Jr., Director	20,000	200,000	0.2
Gerard W. Barousse, Jr., Director	50,000	500,000	0.4
Winifred M. Beron, Director	70,000	700,000	0.5
Stephen W. Hales, Director	50,000	500,000	0.4
Mark C. Romig, Director	10,000	100,000	0.1
Mahlon D. Sanford, Director	30,000	300,000	0.2
Todd G. Schexnayder, Director	10,000	100,000	0.1
Randall L. Baker, Chief Operating Officer	8,500	85,000	0.1
Todd M. Wanner, Chief Financial Officer	13,000	130,000	0.1
Patrick L. Griggs, Chief Risk/Credit Officer	5,000	50,000	*

All directors and officers as a group (13 persons)	426,500	$4,265,000	3.3%

*	Less than 1.0%
(1)

Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above and noted below, the named individuals are not aware of any other purchases by a person or entity that would be considered an associate of the named individuals under the plan of conversion.

THE CONVERSION AND STOCK OFFERING

The Board of Directors of Fidelity Bank has approved the plan of conversion. The plan of conversion must also be approved by Fidelity Bank’s members (its depositors). A special meeting of members has been called for this purpose. Fidelity Bank has filed applications with respect to the conversion and stock offering with the LOFI and the FDIC, and FB Bancorp has filed a holding company application with the Federal Reserve Board. The approvals of the LOFI, the FDIC and the Federal Reserve Board are required before we can consummate the conversion and stock offering. Any approval by the LOFI, the FDIC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

General

The Board of Directors of Fidelity Bank adopted and approved the plan of conversion on February 28, 2024. According to the plan of conversion, Fidelity Bank will convert from the mutual form of organization to the stock form of organization. In connection with the conversion, Fidelity Bank has organized a new Maryland stock holding company named FB Bancorp, which will sell shares of common stock to the public in an initial public stock offering. When the conversion and stock offering are completed, all of the capital stock of Fidelity Bank will be owned by FB Bancorp, and all of the common stock of FB Bancorp will be owned by its stockholders.

FB Bancorp expects to retain between $62.3 million and $84.6 million of the net proceeds of the stock offering, or $97.5 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions. Fidelity Bank will receive a capital contribution equal to at least 50% of the net proceeds of the stock offering. Based on this formula, we anticipate that FB Bancorp will invest in Fidelity Bank $62.3 million, $73.5 million, $84.6 million and $97.5 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range. The conversion and stock offering will be consummated only upon the sale of at least 12,750,000 shares of our common stock.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans, specifically our employee stock ownership plan, Supplemental Eligible Account Holders and Other Members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons (and trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Performance Trust, acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in any community offering or any syndicated community offering. The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the LOFI and the FDIC. See “ – Community Offering” and “ – Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the stock offering based upon an independent valuation of the estimated consolidated pro forma market value of FB Bancorp, assuming the conversion and stock offering are completed. All shares of common stock to be sold in the stock offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the stock offering will be determined at the completion of the stock offering. See “ – Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the plan of conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking offices of Fidelity Bank and as described in the section of this prospectus entitled “Where You Can Find Additional Information.” The plan of conversion is also filed as an exhibit to Fidelity Bank’s application for approval to convert from mutual to stock form, of which this prospectus is a part, copies of which may be obtained from the LOFI and the FDIC. The plan of conversion is also filed as an exhibit to FB Bancorp’s registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the stock offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and

•	to offer our customers and employees an opportunity to purchase an equity interest in Fidelity Bank by purchasing shares of common stock of FB Bancorp.

Mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Fidelity Bank has not required these capital tools and stock incentives in the past, they could prove to be important to implementing our business strategy. Furthermore, management believes that the additional capital raised in the stock offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Fidelity Bank is required to approve the plan of conversion. A special meeting of members to consider and vote upon the plan of conversion has been set for June 21, 2024. The plan of conversion also must be approved by the LOFI and the FDIC. Additionally, the Federal Reserve Board must approve FB Bancorp’s holding company application. We cannot consummate the conversion and the stock offering without satisfying the conditions contained in these approvals.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Fidelity Bank will continue to be a Louisiana-chartered savings bank and will continue to be regulated by the LOFI and the FDIC, while FB Bancorp will be regulated by the Federal Reserve Board. After the conversion and stock offering, we will continue to offer existing services to depositors, borrowers and other customers. The individuals serving as directors of Fidelity Bank at the time of the conversion will serve as the directors of Fidelity Bank and of FB Bancorp after the completion of the conversion and stock offering.

Effect on Deposit Accounts. According to the plan of conversion, each depositor of Fidelity Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Fidelity Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Members. All of our depositors are members of and have voting rights in Fidelity Bank as to all matters requiring membership action. Upon completion of the conversion, Fidelity Bank will cease to have members and former members will no longer have voting rights in Fidelity Bank. Upon completion of the conversion, all voting rights in Fidelity Bank will be vested in FB Bancorp as the sole stockholder of Fidelity Bank. The stockholders of FB Bancorp will possess exclusive voting rights with respect to FB Bancorp common stock.

Tax Effects. We have received opinions of our counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or Louisiana income tax purposes to Fidelity Bank or its members. See “ – Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Fidelity Bank has both a deposit account in Fidelity Bank and a pro rata ownership interest in the net worth of Fidelity Bank based upon the deposit balance in the depositor’s account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Fidelity Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Fidelity Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Fidelity Bank, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the institution is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Fidelity Bank after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Fidelity Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of a “liquidation account” to depositors with qualifying deposits as of December 31, 2022 or March 31, 2024 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to FB Bancorp as the sole owner of Fidelity Bank’s capital stock. According to LOFI and the FDIC rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured depositor institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “ – Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and state regulations require that the aggregate purchase price of the common stock sold in the stock offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained FinPro, an independent appraisal firm, to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one final update valuation, FinPro will receive a fee of $85,000, and will be reimbursed for its reasonable expenses.

We are not affiliated with FinPro, and neither we nor FinPro has an economic interest in, or is held in common with, the other. FinPro represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway FinPro from serving in the role of our independent appraiser.

We have agreed to indemnify FinPro and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its gross negligence or willful misconduct.

The independent valuation appraisal considered the pro forma impact of the stock offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the remaining two methodologies were based upon the current market valuations of the peer group companies identified by FinPro, subject to valuation adjustments applied by FinPro to account for differences between us and our peer group. Because FinPro concluded that asset size is not a strong determinant of market value, FinPro did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions. FinPro placed the greatest emphasis on the price-to-book value approach in estimating pro forma market value. Due to Fidelity Bank’s lower earnings, the price to earnings approach did not warrant equal focus by FinPro.

The independent valuation was prepared by FinPro in reliance upon the information contained in this prospectus, including our financial statements. FinPro also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market areas;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and stock offering on our equity and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of 12 publicly traded bank and savings and loan holding companies that FinPro considered comparable to us under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded savings institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). Because of the initial and continuing listing standards of Nasdaq and the New York Stock Exchange, including public float and round lot holders requirements, as well as the fact that many of the smaller converted thrifts ultimately de-list their shares from Nasdaq and/or are acquired by larger companies, each of the peer group companies has a comparatively larger asset size than Fidelity Bank. The peer group companies selected also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully converted form for at least one year. In addition, the peer group companies were limited to the following three selection criteria: (i) institutions with assets between $500 million and $3.0 billion; (ii) located in the Southwest, Southeast, or Midwest Regions; and (iii) not merger targets or minority-focused institutions.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds of 3.94% and purchases in the open market of 4.0% of the common stock sold in the stock offering by a stock-based benefit plan providing for the ability to issue restricted stock awards at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that at February 14, 2024, the estimated pro forma market value of FB Bancorp ranged from $127,500,000 to $198,375,000, with a midpoint of $150,000,000. Our Board of Directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered for sale in the stock offering equals to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share and the minimum of the offering range is 12,750,000 shares, the midpoint of the offering range is 15,000,000 shares and the maximum of the offering range is 17,250,000 shares, or 19,837,500 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

In applying each of the valuation methods, FinPro considered adjustments to our pro forma market value based on a comparison of FB Bancorp with the peer group. As described below, FinPro made downward adjustments for: financial condition; earnings quality, predictability and growth; market areas; and liquidity of the issue. As described below, FinPro made no adjustments for: balance sheet growth, dividends, recent regulatory matters, management and marketing of the issuance.

•	Downward adjustments:

•

Financial condition: Taken collectively, a downward adjustment was warranted for Fidelity Bank’s financial condition. Fidelity Bank has a lower level of deposits and a higher level of borrowings and wholesale funding as a percentage of assets relative to the peer group. Fidelity Bank has higher capital levels, and at the midpoint of the offering range will have significantly higher capital levels. Fidelity Bank has higher levels of nonperforming loans and nonperforming assets, and the Bank’s reserve levels as a percentage of loans are below the comparable levels of the peer group. Taken collectively, FinPro determined that a modest downward adjustment was warranted for this factor.

•

Earnings quality, predictability and growth: Fidelity Bank is less profitable than the peer group on a return on average assets and a return on average equity basis. After the stock offering, Fidelity Bank is expected to have a lower return on average equity. Fidelity Bank’s earnings composition is more volatile than the peer group as Fidelity Bank has a higher net margin and noninterest expense, along with a historical focus on mortgage banking. Taken collectively, FinPro determined that a modest downward adjusted was warranted for this factor.

•

Market areas: Fidelity Bank’s market demographics represent a population that has decreased at a greater level than the median of the peer group. Fidelity Bank’s per capita and median household income are both below the peer group’s markets. Based upon these factors, FinPro determined that a moderate downward adjustment was warranted for market area.

•

Liquidity of the issue: Overall, FinPro anticipates that FB Bancorp’s stock will have a lower level of trading liquidity as compared to the peer group companies on average and, therefore, concluded that a modest downward adjustment was necessary for this factor.

•	No adjustments:

•

Balance sheet growth: Fidelity Bank had higher levels of asset and loan growth compared to the peer group and experienced deposit runoff as compared to deposit growth by the peers. Taken collectively, no adjustment was warranted.

•

Dividends: Fidelity Bank should have adequate capital post conversion (at the midpoint of the offering range) to pay dividends to FB Bancorp when authorized and approved. As such, no adjustment was warranted for this factor.

•

Recent regulatory matters: Fidelity Bank is subject to comprehensive regulation and examination by the LOFI and the FDIC consistent with the peer group combined with no material public regulatory issues. As such, no adjustment for this factor was warranted.

•

Marketing of the issuance: In determining the valuation adjustment for marketing of the issue, FinPro considered trends in both the overall thrift market, the new issue market including the new issue market for thrift conversions and bank acquisition market for thrift stocks. Overall, current market conditions coupled with the potential change in interest rates impacting the banking industry leads to some future uncertainty. Taking these factors and trends into account, FinPro concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

The following table presents a summary of selected pricing ratios for the peer group companies and for FB Bancorp (on a pro forma basis) utilized by FinPro in its appraisal. These ratios are based on FB Bancorp’s book value, tangible book value and core earnings at and for the 12 months ended December 31, 2023. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 2, 2024. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 36.8% on a price-to-book value basis and a discount of 38.3% on a price-to-tangible book value basis.

	Price-to-core earnings multiple (1)	Price-to-book value	Price-to-tangible book value ratio
FB Bancorp (pro forma basis, assuming completion of the conversion and stock offering):
Adjusted Maximum	40.0%	60.5%	61.6%
Maximum	38.5%	56.5%	57.6%
Midpoint	37.0%	52.5%	53.6%
Minimum	35.7%	47.9%	49.0%
Valuation of peer group companies, all of which are fully converted (historical basis):
Average	28.9%	81.3%	85.6%
Median	13.6%	83.0%	86.8%

(1)

Price-to-earnings multiples calculated by FinPro in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

The following table presents information regarding the peer group companies utilized by FinPro in its appraisal.

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at December 31, 2023 ($ in millions)
1895 Bancorp of Wisconsin, Inc.	BCOW	NASDAQ	Greenfield, WI	555
Affinity Bancshares, Inc.	AFBI	NASDAQ	Covington, GA	843
Blue Foundry Bancorp	BLFY	NASDAQ	Rutherford, NJ	2,045
ESSA Bancorp, Inc.	ESSA	NASDAQ	Stroudsburg, PA	2,225
Finward Bancorp	FNWD	NASDAQ	Munster, IN	2,108
HMN Financial, Inc.	HMNF	NASDAQ	Rochester, MN	1,107
Home Federal Bancorp, Inc. of Louisiana	HFBL	NASDAQ	Shreveport, LA	654
IF Bancorp, Inc.	IROQ	NASDAQ	Watseka, IL	910
Northeast Community Bancorp, Inc	NECB	NASDAQ	White Plains, NY	1,750
Ponce Financial Group, Inc.	PDLB	NASDAQ	Bronx, NY	2,750
Sterling Bancorp, Inc.	SBT	NASDAQ	Southfield, MI	2,416
William Penn Bancorporation	WNPN	NASDAQ	Bristol, PA	826

Our Board of Directors reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our Board of Directors also reviewed the methodology and the assumptions used by FinPro in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the LOFI and the FDIC, if required, as a result of subsequent developments in our financial condition or market conditions generally. If the independent valuation is updated to amend our pro forma market value to less than $127,500,000 or more than $198,375,000, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. FinPro did not independently verify our financial statements and other information that we provided to them, nor did FinPro independently value our assets or liabilities. The independent valuation considers Fidelity Bank as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the stock offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $198,375,000, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 19,837,500 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “ – Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the stock offering.

If the update to the independent valuation at the conclusion of the stock offering results in an increase in the maximum of the valuation range to more than $198,375,000, and a corresponding increase in the offering range to more than 19,837,500 shares, or a decrease in the minimum of the valuation range to less than $127,500,000 and a corresponding decrease in the offering range to fewer than 12,750,000 shares, then we will promptly return, with interest at a rate of 0.05% per annum, all funds received in the stock offering and cancel deposit account withdrawal authorizations. After consulting with the LOFI and the FDIC, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the LOFI and the FDIC in order to complete the conversion and stock offering. If we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time. If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the LOFI and the FDIC, for periods of up to 90 days.

An increase in the number of shares to be issued in the stock offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the stock offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

A copy of FinPro’s independent valuation appraisal report is available for inspection at our office, as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

According to the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “ – Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on December 31, 2022 (an “Eligible Account Holder”) will receive, without payment therefor, non-transferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 70,000 shares ($700,000) of our common stock, 0.10% of the total number of shares of common stock issued in the stock offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on December 31, 2022. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or officers specified in our plan of conversion or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding December 31, 2022.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, specifically our 401(k) Plan as well as our employee stock ownership plan which we are establishing in connection with the conversion, will receive, without payment therefor, non-transferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering. Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock sold in the stock offering. Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the stock offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on March 31, 2024 who is not an Eligible Account Holder, referred to as “Supplemental Eligible Account Holder” throughout this prospectus, will receive, without payment therefor, non-transferable subscription rights to purchase up to the greater of 70,000 shares ($700,000) of common stock, 0.10% of the total number of shares of common stock issued in the stock offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at March 31, 2024. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor as of the close of business on the voting record date of May 13, 2024, who is not an Eligible Account Holder or Supplemental Eligible Account Holder, referred to as Other Members throughout this prospectus, will receive, without payment therefor, non-transferable subscription rights to purchase up to the greater of 70,000 shares ($700,000) of common stock or 0.10% of the total number of shares of common stock issued in the stock offering, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at May 13, 2024. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 5:00 p.m., Central time, on June 20, 2024, unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the LOFI and the FDIC, if necessary. Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised before the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 12,750,000 shares within 45 days after the June 20, 2024 expiration date, and the LOFI and the FDIC has not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the stock offering will be returned promptly to the subscribers with interest at a rate of 0.05% per annum, and all deposit account withdrawal authorizations will be cancelled. If an extension beyond August 5, 2024 is granted by the LOFI and the FDIC, we will resolicit subscribers as described under “ – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering – Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering, with a preference given to natural persons (and trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank.

Purchasers in any community offering may purchase up to 70,000 shares ($700,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in any community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the stock offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (and trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the stock offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank, has a present intent to remain there for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence there, together with an indication that this presence (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank is something other than merely transitory in nature. We may use our deposit or loan records or other evidence provided to us to decide whether a person is a resident of a parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or resides within 100 miles of the home or a branch office of Fidelity Bank. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering, if any, may begin at the same time as, during or after the subscription offering. We will not execute stock orders until we have received orders to purchase at least the minimum number of shares of common stock. The community offering, if any, is expected to conclude at 5:00 p.m., Central time, on June 20, 2024, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering, if any, for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond August 5, 2024. If an extension beyond August 5, 2024 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond June 21, 2026, which is two years after the date of the special meeting of members.

Syndicated Community Offering

Our Board of Directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public. If a syndicated community offering is held, Performance Trust will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis. In such capacity, Performance Trust may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority, referred to as “FINRA” throughout this prospectus, member firms. Neither Performance Trust nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in any syndicated community offering.

In any syndicated community offering, any person may purchase up to 70,000 shares ($700,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the LOFI and the FDIC permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the stock offering. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated. Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings. The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted according to certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Fidelity Bank deposit account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $127,500,000 in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the stock offering, the funds will be promptly returned with interest at a rate of 0.05% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Fidelity Bank and FB Bancorp, on one hand, and Performance Trust, on the other hand.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. If held, the syndicated community offering is expected to conclude at 5:00 p.m., Central time, on June 20, 2024, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the syndicated community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond August 5, 2024. If an extension beyond August 5, 2024 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the syndicated community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond June 21, 2026, which is two years after the date of the special meeting of members.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or if we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The LOFI, the FDIC and FINRA must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the stock offering:

•

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 70,000 shares ($700,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 120,000 shares ($1.2 million) of common stock in all categories of the stock offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering (including shares issued in the event of an increase in the offering range of up to 15%);

•

The maximum number of shares of common stock that may be purchased in all categories of the stock offering by our officers specified in our plan of conversion and directors and their associates, in the aggregate, may not exceed 25% of the shares sold in the stock offering; and

•	The minimum purchase by each person purchasing shares in the stock offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required regulatory approvals of the LOFI and the FDIC, we may increase the individual or aggregate purchase limitations to an amount generally not to exceed 5.0% of the common stock sold in the stock offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock and who indicated a desire on their stock order form to be resolicited, will be, and, in our sole discretion some other large subscribers may be, provided given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions. If a purchase limitation is increased to 5% of the stock sold in the stock offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares of common stock sold in the stock offering do not exceed in the aggregate 10% of the total shares of the common stock sold in the stock offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our Board of Directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the stock offering, shares will be allocated in the following order of priority according to the plan of conversion:

(1)

if there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(2)

to fill unfulfilled subscriptions in the community offering, with preference given to natural persons (and trusts of natural persons) residing (i) in any parish in which Fidelity Bank has its home or a branch office, each such parishes’ standard metropolitan statistical area or the general metropolitan area of each of these parishes, or (ii) within 100 miles of the home or a branch office of Fidelity Bank.

The term “associate” of a person means:

(1)

any corporation or organization (other than Fidelity Bank, FB Bancorp or a majority-owned subsidiary of these entities) of which you, or members of your immediate family, is an officer, director or partner, or is directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

(2)	any trust or other estate in which you have a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; or

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Fidelity Bank or FB Bancorp.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company, referred to as the “other party” throughout this prospectus, shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage), held deposit accounts with Fidelity Bank at any of the subscription eligibility record dates that were registered to the same address, or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other public companies.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. Shares of common stock purchased in the stock offering will be freely transferable except for shares purchased by our officers specified in our plan of conversion and directors and except as described below. Any purchases made by any associate of Fidelity Bank or FB Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the stock offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of FINRA, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased according to subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “ – Restrictions on Transfer of Subscription Rights and Shares” and “ – Other Restrictions.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock, we have retained Performance Trust, which is a broker-dealer registered with FINRA. In its role as financial advisor, Performance Trust will:

•	consult with us as to the marketing implications of the plan of conversion, including the amount of common stock to be offered for sale in the stock offering;

•	review the financial impact of the stock offering on FB Bancorp and Fidelity Bank, based upon the independent appraisal;

•	review all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in the design and implementation of a marketing strategy for the stock offering;

•	assist us in preparing for and scheduling meetings with potential investors and other broker-dealers, as necessary; and

•	provide general advice and assistance as may be reasonably requested by us to promote the successful completion of the stock offering.

For these services, Performance Trust will receive a management fee of $30,000 and will receive a success fee equal to 0.95% of the aggregate purchase price of the shares of common stock sold in the subscription offering and 1.50% of the aggregate purchase price of the shares of common stock sold in the community offering, if any, in each case excluding shares sold to the employee stock ownership plan and to our directors, officers and employees and their immediate family members and to any “accredited institutional investor” as defined in the regulations promulgated under the Securities Act of 1933. Performance Trust will receive a success fee of 5.00% of the aggregate purchase price of shares of common stock solicited by Performance Trust and sold to accredited institutional investors in the community offering. The $30,000 management fee will be credited against the success fee.

Syndicated Community Offering. If any shares of common stock are sold through a group of broker-dealers in a syndicated community offering, we will pay fees of 5.0% of the aggregate dollar amount of shares of common stock sold in the syndicated community offering by Performance Trust and any other broker-dealers included in the syndicated community offering. Any syndicated offering will be on a best efforts basis, and Performance Trust will serve as sole book-running manager in such an offering. All fees payable with respect to shares sold in a syndicated community offering will be in addition to fees payable with respect to the shares sold in the subscription offering and any community offering but the total fees on a per share basis will not exceed 5.0%.

Expenses. In its role as financial advisor, Performance Trust also will be reimbursed for its legal fees and expenses up to a maximum of $150,000 and for its other expenses up to a maximum of $60,000 (which may be increased to up to a maximum of $75,000 for other expenses in the event of a resolicitation of subscribers for a maximum of other expenses and legal fees and expenses of $225,000).

Other. Performance Trust has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for shares of FB Bancorp common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the stock offering. Performance Trust expresses no opinion as to the prices at which the shares of common stock to be issued may trade.

Stock Information Center Management

In addition to engaging Performance Trust to assist in the marketing of shares of our common stock, we have engaged Performance Trust to act as our records agent and stock information center manager in connection with the stock offering. In its role as records agent and stock information center manager, Performance Trust will, among other things:

•	coordinate the vote solicitation and the special meetings of members;

•	design stock order forms;

•	organize and supervise the Stock Information Center; and

•	provide employee training.

For these services Performance Trust will receive fees totaling $40,000, of which $20,000 has been paid as of the date of this prospectus. These fees can be increased by up to $10,000 if there are unusual or additional items or duplication of service required as a result of a material change in the regulations or the plan of conversion or a material delay or other similar events. Performance Trust will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $30,000.

Indemnity

We will indemnify Performance Trust against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

Solicitation of Officers by Our Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Fidelity Bank may assist in the stock offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Performance Trust. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the stock offering.

Prospectus Delivery

To ensure that each purchaser in the subscription offering and any community offering receives a prospectus at least 48 hours before the expiration of the stock offering according to Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days before the expiration date or hand deliver a prospectus any later than two days before that date. We are not obligated to deliver a prospectus or stock order form by means other than U.S. Mail. Execution of a stock order form will confirm receipt of delivery of a prospectus according to Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In any syndicated community offering, a prospectus and stock order form in electronic format may be made available on Internet sites or through other online services maintained by Performance Trust or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Performance Trust or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares in the Subscription Offering and any Community Offering

Expiration Date. The subscription offering and any community offering will expire at 5:00 p.m., Central time, on June 20, 2024, unless we extend one or both for up to 45 days, with the approval of the LOFI and the FDIC, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the stock offering. Any extension of the subscription offering and/or any community offering beyond August 5, 2024 would require the LOFI and the FDIC’s approval. If the stock offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.05% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.05% per annum, for funds received in the subscription offering and any community offering. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the stock offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.05% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 5:00 p.m., Central time, on June 20, 2024. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.

Submitting your Stock Order Form and Payment. Your completed and signed stock order form and payment may be submitted to us by:

(1) overnight delivery to the address indicated on the stock order form for this purpose;

(2) in-person delivery to our Stock Information Center located at Fidelity Bank’s Severn location at 2509 Severn Avenue, Metairie, Louisiana 70002; or

(3) regular mail using the stock order postage paid reply envelope provided.

In-person delivery of stock order forms will be accepted only at the Stock Information Center. Do not deliver your stock order form to any other of Fidelity Bank’s offices. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 5:00 p.m., Central Time, excluding bank holidays. Do not mail stock order forms to Fidelity Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the stock offering. If you are ordering shares in the stock offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the stock offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Fidelity Bank, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(1)	personal check, bank check or money order, made payable to FB Bancorp, Inc. (do not remit cash); or

(2)	authorization of withdrawal of available funds from your Fidelity Bank deposit account(s).

Appropriate means for designating withdrawals from deposit account(s) at Fidelity Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the stock offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Fidelity Bank and will earn interest at 0.05% per annum from the date payment is processed until the stock offering is completed or terminated.

You may not remit cash, any type of third-party checks (including those payable to you and endorsed over to FB Bancorp) or a Fidelity Bank line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Fidelity Bank. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Fidelity Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the LOFI and the FDIC, if we resolicit persons who subscribed for the maximum purchase amount, as described above in “—Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the stock offering is not completed by August 5, 2024. If the subscription offering and any community offering are extended past August 5, 2024, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.05% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Fidelity Bank from lending funds or extending credit to any persons to purchase shares of common stock in the stock offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the stock offering, it will not be required to pay for such shares until completion of the stock offering, provided that at the expiration of the subscription offering there is a loan commitment from an unrelated financial institution or FB Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds. If you are interested in using funds in your IRA at Fidelity Bank or other retirement account to purchase shares of common stock in the stock offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Fidelity Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Fidelity Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Fidelity Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, but in no event less than two weeks before the June 20, 2024 offering deadline. You may select the independent trustee or custodian of your choice. However, processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held or the independent trustee or custodian you select. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription offering and any community offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the first business day following the completion of the conversion and stock offering. You may not be able to sell the shares of common stock that you purchased until a statement reflecting your ownership of shares of common stock is available and delivered to you, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)

the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit account. Taking this action may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the stock offering.

We will pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the stock offering. If you have questions regarding the conversion or stock offering, call our Stock Information Center at (504) 569-3483. The Stock Information Center is accepting telephone calls Monday through Friday, between 9:00 a.m. and 5:00 p.m., Central time, excluding bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Fidelity Bank before the completion of the conversion and stock offering, all claims of creditors of Fidelity Bank, including those of its depositors (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Fidelity Bank remaining, depositors of Fidelity Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit accounts in Fidelity Bank immediately before liquidation. In the unlikely event that Fidelity Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to FB Bancorp in its capacity as the sole holder of Fidelity Bank capital stock. According to LOFI and FDIC rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured depository institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion and stock offering, of a “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Fidelity Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Fidelity Bank after the conversion and stock offering with a liquidation interest in the unlikely event of the complete liquidation of Fidelity Bank after the conversion and stock offering. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Fidelity Bank, would be entitled, on a complete liquidation of Fidelity Bank after the conversion and stock offering, to an interest in the liquidation account before any payment to the stockholders of FB Bancorp. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with an aggregate balance of $50 or more of all such accounts held in Fidelity Bank as of the close of business on December 31, 2022. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account as of the close of business on December 31, 2022 bears to the balance of all such deposit accounts in Fidelity Bank on such date. Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with an aggregate balance of $50 or more of all such accounts held in Fidelity Bank as of the close of business on March 31, 2024. Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account as of the close of business on March 31, 2024 bears to the balance of all such deposit accounts in Fidelity Bank on such date.

If, however, on any December 31 annual closing date commencing on or after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account as of the close of business on December 31, 2022 or March 31, 2024, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to FB Bancorp in its capacity as the sole stockholder of Fidelity Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Fidelity Bank, FB Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Fidelity Bank or FB Bancorp would prevail in a judicial proceeding.

Fidelity Bank and FB Bancorp have received an opinion from its counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion and stock offering, which includes the following:

1.	The conversion of Fidelity Bank to a Louisiana-chartered stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Fidelity Bank will not recognize any gain or loss upon the receipt of money from FB Bancorp in exchange for shares of common stock of Fidelity Bank.

3.

The basis and holding period of the assets received by Fidelity Bank, in stock form, from Fidelity Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.

No gain or loss will be recognized by account holders of Fidelity Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Fidelity Bank, in stock form, in the same dollar amount and under the same terms as held at Fidelity Bank, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Fidelity Bank, in stock form, in exchange for their ownership interests in Fidelity Bank, in mutual form.

5.

The basis of the account holders’ deposit accounts in Fidelity Bank, in stock form, will be the same as the basis of their deposit accounts in Fidelity Bank, in mutual form. The basis of the Eligible Account Holders and the Supplemental Eligible Account Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.

It is more likely than not that the fair market value of the non-transferable subscription rights will be zero, based on the fact that these rights are acquired by the recipients without cost, are non-transferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the stock offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of non-transferable subscription rights to purchase shares of FB Bancorp common stock.

7.

It is more likely than not that the basis of the shares of FB Bancorp common stock purchased in the stock offering will be the purchase price. The holding period of the FB Bancorp common stock purchased pursuant to the exercise of non-transferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by FB Bancorp on the receipt of money in exchange for shares of FB Bancorp common stock sold in the stock offering.

In the view of FinPro (which is acting as independent appraiser of the value of the shares of FB Bancorp common stock), the subscription rights do not have any value for the reasons set forth above. FinPro’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and FB Bancorp could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to the basis in the liquidation account set forth in item 4 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation of a solvent bank (other than as set forth below); (ii) the interests in the liquidation account are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Fidelity Bank are reduced; and (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets and liabilities by a credit union. In addition, we have received a letter from FinPro stating its belief that the benefit provided by the Fidelity Bank liquidation account does not have any economic value as of the effective time of the conversion and stock offering. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Fidelity Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion and stock offering, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the conversion and stock offering.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether non-transferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Fidelity Bank, its members, FB Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that FB Bancorp or Fidelity Bank would prevail in a judicial or administrative proceeding.

The federal income tax opinion has been filed with the Securities and Exchange Commission as an exhibit to FB Bancorp’s registration statement. An opinion regarding the Louisiana income tax consequences consistent with the federal income tax opinion has been issued by Jones Walker LLP.

Restrictions on Purchase or Transfer of Our Shares after the Conversion and Stock Offering

The shares of common stock being acquired by the directors, executive officers of Fidelity Bank, and their associates, are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the stock offering by a director or an executive officer of FB Bancorp or Fidelity Bank generally may not be sold for a period of one year following the closing of the conversion and stock offering, except in the event of the death of the director or executive officer. Each statement of ownership or certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of FB Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion and stock offering, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the LOFI and the FDIC. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Applicable conversion regulations prohibit FB Bancorp from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been approved by stockholders (with any applicable regulatory approval) or tax-qualified employee stock benefit plans.

RESTRICTIONS ON ACQUISITION OF FB BANCORP

Although the Board of Directors of FB Bancorp is not aware of any effort that might be made to obtain control of FB Bancorp after the conversion and stock offering, the Board of Directors believes that it is appropriate to include certain provisions in FB Bancorp’s articles of incorporation and bylaws to protect the interests of FB Bancorp and its stockholders from takeovers which our Board of Directors might conclude are not in the best interests of Fidelity Bank, FB Bancorp or its stockholders.

The following discussion is a general summary of the material provisions of FB Bancorp’s articles of incorporation and bylaws, Fidelity Bank’s Louisiana stock savings bank articles of incorporation and bylaws, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in FB Bancorp’s articles of incorporation and bylaws and Fidelity Bank’s stock articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of Fidelity Bank’s application for conversion filed with the LOFI and the FDIC, and except for Fidelity Bank’s stock articles of incorporation and bylaws, FB Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

FB Bancorp’s Articles of Incorporation and Bylaws

FB Bancorp’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of FB Bancorp more difficult.

Directors. The Board of Directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•

a prohibition on service as a director by a person (i) against whom a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency, (ii) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, or (iii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime;

•

a prohibition on service as a director by a person who is a director, officer, employee, or a 10% shareholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of FB Bancorp, that engages in financial services-related business activities or solicits customers, whether through a physical presence or electronically, in the same market areas as FB Bancorp or any of its subsidiaries;

•

a prohibition on service as a director by a person who does not agree in writing to comply with all of FB Bancorp’s policies applicable to directors (for example, its confidentiality policy) and confirm in writing his or her qualifications;

•

a prohibition on service as a director by a person who is party to any agreement, understanding or arrangement with a party other than FB Bancorp or a subsidiary that (i) provides such person with material benefits that are tied to or contingent upon FB Bancorp entering into a merger, sale of control or similar transaction in which FB Bancorp is not the surviving entity, (ii) materially limits such person’s voting discretion as a member of the Board of Directors of FB Bancorp, (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of FB Bancorp, or (iv) has lost more than one election for service as a director of FB Bancorp.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of FB Bancorp provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of FB Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of FB Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon FB Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, FB Bancorp and its subsidiaries and on the communities in which FB Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of FB Bancorp;

•	whether a more favorable price could be obtained for FB Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of FB Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of FB Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of FB Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the President, Chief Executive Officer, Chairperson of the Board of Directors, a majority of the total number of directors that FB Bancorp would have if there were no vacancies on the Board of Directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at such meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the Board of Directors prior to the time of the stockholder’s acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to FB Bancorp at least 90 days, but not more than 100 days, prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting, then stockholders must submit written notice to FB Bancorp no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the SEC or on a website maintained by FB Bancorp.

Authorized but Unissued Shares. After the conversion, FB Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock.” The articles of incorporation authorize 120,000,000 shares of common stock and 5,000,000 shares of preferred stock. FB Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that FB Bancorp would have if there were no vacancies on the Board of Directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that FB Bancorp has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of FB Bancorp that the Board of Directors does not approve, it would be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of FB Bancorp. The Board of Directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “ – Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the Board of Directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our Board of Directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our Board of Directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)

The authority of the Board of Directors to provide for the issuance of preferred stock and the ability of a majority of the holders of common stock to increase or decrease the number of authorized shares of preferred stock, alone or together with holders of preferred stock;

(ii)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(iii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(iv)	The number of stockholders constituting a quorum or required for stockholder consent;

(v)	The authority of the Board of Directors to manage the business and affairs of FB Bancorp;

(vi)	The number of directors constituting the Board of Directors;

(vii)	The division of the Board of Directors into three staggered classes of three year terms;

(viii)	The prohibition on stockholders cumulating their votes in the election of directors to the Board of Directors;

(ix)	The ability of the Board of Directors to fill vacancies on the board;

(x)	The provision regarding stockholder proposals and nominations of directors;

(xi)	The requirement that at least two-thirds of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(xii)	The ability of the Board of Directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(xiii)	The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire FB Bancorp;

(xiv)	The indemnification of current and former directors and officers, as well as employees and other agents, by FB Bancorp;

(xv)	The limitation of personal liability of officers and directors to FB Bancorp for money damages;

(xvi)	The selection of the forum state; and

(xvii)

The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xvi) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that FB Bancorp would have if there were no vacancies on the Board of Directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Conversion Regulations

LOFI and FDIC regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the LOFI’s and the FDIC’s prior written approval, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The LOFI and the FDIC define “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a savings bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulations also provide civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Bank Holding Company Act

Federal law provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve Board. Any company that acquires control of a bank becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Pursuant to federal regulations, the term “company” is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities. “Control” of a bank is defined as having ownership, control, or power to vote, directly or indirectly, at least 25% of any class of a bank’s voting stock, control in any manner of the election of a majority of the directors of the bank, or the power to exercise a controlling influence over the management or policies of the bank. The Federal Reserve Board has created rebuttable presumptions of control which could render a company in control at ownership levels below 25%. In addition, a bank holding company must obtain Federal Reserve Board approval before acquiring ownership or control of 5% or more of any class of voting stock of a bank or another bank holding company. An acquisition of control of a bank that requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act is generally not subject to the notice requirements of the Change in Bank Control Act.

Accordingly, the prior approval of the Federal Reserve Board under the Bank Holding Company Act would be required: before any bank holding company could acquire 5% or more of the common stock of FB Bancorp; and before any other company could acquire 25% or more of the common stock of FB Bancorp.

Restrictions applicable to the operations of bank holding companies may also deter companies from seeking to obtain control of FB Bancorp. The Federal Reserve Board has created rebuttable presumptions of control which could render a company in control at ownership levels below 25%. See “Regulation and Supervision.”

DESCRIPTION OF CAPITAL STOCK OF FB BANCORP

General

FB Bancorp is authorized to issue 120,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. FB Bancorp currently expects to issue in the stock offering up to 17,250,000 shares of common stock. It will not issue shares of preferred stock in the stock offering. Each share of FB Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock according to the plan of conversion all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock of FB Bancorp will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. FB Bancorp can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of FB Bancorp will be entitled to receive and share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor. If FB Bancorp issues shares of preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion and stock offering, the holders of common stock of FB Bancorp will have exclusive voting rights in FB Bancorp. They will elect its Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of FB Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If FB Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

As a stock savings bank, corporate powers and control of Fidelity Bank will be vested in its Board of Directors, who elect the officers of Fidelity Bank and who fill any vacancies on the Board of Directors. Voting rights of Fidelity Bank will be vested exclusively in the owner of the shares of capital stock of Fidelity Bank, which will be FB Bancorp, and voted at the direction of FB Bancorp’s Board of Directors. Consequently, the holders of the common stock of FB Bancorp will not have direct control of Fidelity Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Fidelity Bank, FB Bancorp, as the holder of all of Fidelity Bank’s capital stock, would be entitled to receive all assets of Fidelity Bank available for distribution, after payment or provision for payment of all debts and liabilities of Fidelity Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of FB Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of FB Bancorp available for distribution. If preferred stock is issued by FB Bancorp, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of FB Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the Board of Directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of FB Bancorp’s authorized preferred stock will be issued as part of the conversion and stock offering. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Forum Selection for Certain Stockholder Lawsuits

The articles of incorporation of FB Bancorp provide that, unless FB Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of FB Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of FB Bancorp to FB Bancorp or FB Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of FB Bancorp shall be deemed to have notice of and consented to the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with FB Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.

TRANSFER AGENT

The transfer agent and registrar for FB Bancorp’s common stock will be Pacific Stock Transfer Company.

EXPERTS

The balance sheets of Fidelity Bank as of December 31, 2023 and 2022, and the related statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given their authority as experts in accounting and auditing in this Registration Statement.

FinPro Capital Advisors, Inc. has consented to the publication in this prospectus of the summary of its report to FB Bancorp setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and stock offering and of its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to FB Bancorp and Fidelity Bank, has issued to FB Bancorp its opinion regarding the legality of the common stock and has issued to FB Bancorp and Fidelity Bank its opinion regarding the federal income tax consequences of the conversion and stock offering. Jones Walker LLP has issued its opinion to FB Bancorp and Fidelity Bank regarding the Louisiana state income tax consequences of the conversion and stock offering. Certain legal matters will be passed upon for Performance Trust by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FB Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including FB Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Fidelity Bank has filed with the LOFI an application for conversion. This prospectus omits certain information contained in the application. The application may be examined at the LOFI office located at 8660 United Plaza Boulevard, 2nd Floor, Baton Rouge, Louisiana 70809 and at the FDIC Dallas regional office located at 600 North Pearl Street, Suite 700, Dallas, Texas 75201. A copy of the plan of conversion is available for review at Fidelity Bank’s branch offices.

In connection with the conversion and stock offering, FB Bancorp will register its common stock under Section 12 of the Securities Exchange Act of 1934. Upon registration, FB Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, FB Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the consummation of the conversion and stock offering.

#    #    #

Separate financial statements for FB Bancorp have not been included in this prospectus because it has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fidelity Bank

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Fidelity Bank (the “Bank”) as of December 31, 2023 and 2022, and the related statements of operations, comprehensive income, changes in equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Bank as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 1 to the financial statements, the Bank has changed its method of accounting for credit losses in 2023 due to the adoption of ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.

Basis for Opinion

These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on the Bank’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Bank in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Bank’s auditor since 2023. (Note: Partners of Postlethwaite & Netterville, APAC joined EisnerAmper LLP in 2023. Postlethwaite & Netterville, APAC had served as the Bank’s auditor since 2007)

EISNERAMPER LLP

Metairie, Louisiana

March 1, 2024

FIDELITY BANK

BALANCE SHEETS

DECEMBER 31, 2023 AND 2022

	2023	2022
	(dollars in thousands)
ASSETS
Cash and due from banks	$5,795	$8,137
Interest-bearing deposits at other financial institutions	81,313	52,600

Total cash and cash equivalents	87,108	60,737
Securities available for sale, at fair value (amortized cost of $269,378 and $294,155)	249,898	270,118
Derivative assets	184	384
Loans held for sale, at fair value	22,576	17,110
Loans held for investment	665,684	556,129
Less: allowance for credit losses	(6,203)	(7,298)

Loans held for investment, net	659,481	548,831
Federal Home Loan Bank stock, at cost	4,106	2,555
Bank owned life insurance	14,640	14,337
Accrued interest receivable	5,506	4,658
Premises and equipment, net	51,455	46,832
Other real estate owned	815	139
Goodwill	5,786	5,786
Mortgage servicing rights	2,231	8,900
Prepaid expenses	2,518	2,055
Other assets	18,628	24,825

Total assets	$1,124,932	$1,007,267

LIABILITIES AND EQUITY
Deposits:
Non-interest bearing	$142,032	$174,553
Interest bearing	627,256	616,975

Total deposits	769,288	791,528
Advances by borrowers for taxes and insurance	11,774	14,157
Other borrowings	172,200	30,100
Accrued interest payable	524	20
Other liabilities	14,409	19,443

Total liabilities	968,195	855,248

Equity:
Retained earnings	172,126	171,008
Accumulated other comprehensive income (loss)	(15,389)	(18,989)

Total equity	156,737	152,019

Total liabilities and equity	$1,124,932	$1,007,267

The accompanying notes are an integral part of these statements.

FIDELITY BANK

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
	(dollars in thousands)
Interest income
Interest and fees on loans	$43,287	$35,481
Interest and dividends on investment securities	9,278	5,927
Interest on deposits in other banks	1,733	2,402

Total interest and dividend income	54,298	43,810

Interest expense
Deposits	6,762	1,797
Borrowed funds	3,368	447

Total interest expense	10,130	2,244

Net interest income	44,168	41,566
Provision for credit losses	649	(396)

Net interest income after provision for credit losses	43,519	41,962

Non-interest income
Service charges and fee income from deposit accounts	3,160	3,547
Gain on sale of mortgage loans	12,526	14,477
Gain (loss) on sales and disposal of assets	(1)	9
Gain on sale of available for sale securities	66	135
Gain on sale of mortgage servicing rights	5,318	—
Other non-interest income	3,856	4,373

Total non-interest income	24,925	22,541

Non-interest expenses
Salaries and employee benefits	40,729	41,953
Occupancy and equipment	8,067	8,238
Directors’ fees	806	748
Data processing	4,683	3,665
Advertising and marketing	1,755	1,785
Mortgage servicing rights amortization	1,763	3,079
Hedging activity, net	247	(4,904)
Other general and administrative	8,946	7,834

Total non-interest expenses	66,996	62,398

Net income before income taxes	1,448	2,105
Income taxes	330	(5)

Net income	$1,118	$2,110

The accompanying notes are an integral part of these statements.

FIDELITY BANK

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
	(dollars in thousands)
Net income	$1,118	$2,110
Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale	4,623	(24,984)
Reclassification adjustment for gains realized on securities available for sale	(66)	(135)

Net unrealized gains (losses)	4,557	(25,119)
Tax effect	(957)	5,275

Total other comprehensive income (loss)	3,600	(19,844)

Total comprehensive income (loss)	$4,718	$(17,734)

The accompanying notes are an integral part of these statements.

FIDELITY BANK

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity
	(dollars in thousands)
Balance at December 31, 2021	$168,898	$855	$169,753
Comprehensive income (loss):
Net income	2,110	—	2,110
Other comprehensive loss, net of tax	—	(19,844)	(19,844)

Total comprehensive income (loss)			(17,734)

Balance at December 31, 2022	171,008	(18,989)	152,019
Comprehensive income (loss):
Net income	1,118	—	1,118
Other comprehensive income, net of tax	—	3,600	3,600

Total comprehensive income (loss)			4,718

Balance at December 31, 2023	$172,126	$(15,389)	$156,737

The accompanying notes are an integral part of these statements.

FIDELITY BANK

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
	(dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,118	$2,110
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,410	2,153
(Gain) loss on sales and disposal of assets	1	(9)
Net (accretion) amortization on securities	(699)	(392)
Provision for credit losses	649	(396)
Increase in cash surrender value of life insurance	(303)	(278)
Amortization of mortgage servicing rights	1,763	3,079
Federal Home Loan Bank stock dividends	(164)	(37)
Net gain on sale of available for sale securities	(66)	(135)
Net gain on sale of mortgage servicing rights	(5,318)	—
Deferred income taxes (benefit)	(916)	393
Net decrease in derivative instruments	200	1,573
Changes in other operating assets and liabilities	(212)	(6,630)
Loans held for sale:
Originations	(464,017)	(560,612)
Proceeds from sale	471,407	619,575
Gain on sale of loans, net	(12,526)	(14,477)
Net change in fair value	(330)	1,332

Net cash provided by (used in) operating activities	(7,003)	47,249

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of securities available for sale	(17,298)	(252,833)
Proceeds from maturities, prepayments, and sales of securities available for sale	42,840	33,951
Proceeds from sale of mortgage servicing rights	10,751	—
Purchase of FHLB stock	(1,387)	—
(Increase) decrease in loans receivable, net	(112,138)	(11,875)
Purchases of premises and equipment	(7,033)	(2,427)
Proceeds from sale of other real estate owned	162	318

Net cash provided by (used in) investing activities	(84,103)	(232,866)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in deposits	(22,240)	(37,510)
Net change in other borrowings	142,100	(17,600)
Net change in advances by borrowers for taxes and insurance	(2,383)	(1,747)

Net cash provided by (used in) financing activities	117,477	(56,857)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	26,371	(242,474)
Cash and cash equivalents at beginning of year	60,737	303,211

Cash and cash equivalents at end of year	$87,108	$60,737

Supplemental Disclosures For Cash Flow Information:
Cash paid for interest on deposits and borrowings	$9,626	$2,242
Cash paid for income taxes	$—	$50
Loans transferred to other real estate owned	$839	$414

The accompanying notes are an integral part of these statements.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies

Fidelity Homestead Association, a Louisiana corporation, was formed on December 31, 1908, as a chartered institution by the state of Louisiana until 2007. In July 2007, Fidelity Homestead Association officially changed its charter to be a state-chartered mutual savings bank and changed its name to Fidelity Homestead Savings Bank. In December 2014, the name was changed to Fidelity Bank (“the Bank”).

The Bank operates eighteen full service branches and two drive-up branches in Southern Louisiana. The Bank’s primary lending products are real-estate residential, real-estate commercial, and consumer loans. The Bank’s primary deposit products are certificates of deposit and demand deposit accounts. In January 2014, the Bank acquired the net assets of NOLA Lending Group (“NOLA”) as a fully-owned division of the Bank. NOLA originates, primarily for resale, residential mortgages in Southern Louisiana, the Florida panhandle, and Mississippi.

A summary of the significant accounting policies of the Bank consistently applied in the preparation of the accompanying financial statements follows. The accounting principles followed by the Bank and the methods of applying them are in conformity with both accounting principles generally accepted in the United States of America and prevailing practices of the banking industry.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the allowance for credit losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions and the real estate industry.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Other material estimates that are particularly significant relate to mortgage banking operations under NOLA. These estimates include the Bank’s fair value measurements of loans held for sale, interest rate locks granted to consumers, and other derivative assets used for hedging the interest rate risk of NOLA’s mortgage business.

Concentration of Credit Risks

The Bank’s lending activity is concentrated primarily in Southern Louisiana. Repayment of loans is expected to come from cash flows of the borrowers. Losses are limited by the value of the collateral upon default of the borrowers. The Bank does not have any significant concentrations to any one industry or customer. The Bank also holds a substantial amount of its cash and cash equivalents at the Federal Reserve Bank.

Commercial real estate loans, including commercial construction loans, represented approximately 31% and 30% of the total portfolio at December 31, 2023 and 2022 respectively.

Cash and Cash Equivalents

For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as cash, interest-bearing deposits and noninterest-bearing demand deposits at other financial institutions with maturities less than one year. Generally, interest bearing deposits with banks have maturities of three months or less and federal funds are sold for one-day periods. The Bank may be required to maintain cash on hand or on deposit with the Federal Reserve Bank to meet regulatory requirements. The Federal Reserve announced on March 15, 2020 it was reducing reserve requirements to zero percent effective March 26, 2020. This action eliminated reserve requirements for all depository institutions to free up liquidity in the banking system to support lending to households and businesses. As such, during 2020 management reduced reserve balance to zero, where it remained as of December 31, 2023 and 2022.

Advertising

The Bank expenses the costs of advertising as incurred.

Investment Securities

Generally, the Bank invests in Federal Agency securities, such as, Federal Home Loan Bank (FHLB) and mortgage backed securities, such as those of Federal National Mortgage Association (FNMA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), Small Business Administration (SBA) and corporate bonds.

Securities are classified as available-for-sale and recorded at fair value, with unrealized gains and losses excluded from earnings and recognized, net of income taxes, in other comprehensive income (loss) and in accumulated other comprehensive income (loss), a separate component of equity. The Bank had no held to maturity or trading securities as of December 31, 2023 or 2022.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

The Bank evaluates available-for-sale securities in an unrealized loss position to determine whether the decline in the fair value below the amortized cost basis (impairment) is due to credit-related factors or noncredit-related factors. Any impairment that is not credit related is recognized in other comprehensive income, net of applicable taxes. Credit-related impairment is recognized as an allowance for credit loss on the balance sheet, limited to the amount by which the amortized cost basis exceeds the fair value with a charge to earnings. In evaluating available-for-sale securities in unrealized loss positions for impairment, management considers the magnitude and duration of the decline, as well as the reasons for the decline, whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, whether the Bank would be required to sell the securities before a full recovery of costs and the results of reviews of the issuers’ financial condition, among other facts.

The amortized cost of securities classified as available for sale or held to maturity is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage backed securities, over the estimated life of the security. Amortization, accretion and accrued interest are included in interest income on securities. Realized gains and losses are included in net securities gains and losses. Gains and losses on the sales of securities are recorded on the trade date and are determined using the specific identification method.

FHLB Stock

As a member of the FHLB, the Bank is required to maintain an investment in the FHLB based on defined criteria, including total assets. Because no ready market exists for this investment and there is no quoted market value, the Bank’s investment in FHLB stock is valued at cost. A determination as to whether there has been an impairment of a restricted stock investment is performed annually and includes a review of the current financial condition of the issuer.

Loans and Interest Income

The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans in Southeast Louisiana. The ability of the Bank’s creditors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the unpaid principal balances, less the allowance for credit losses and net of deferred loan origination fees and unearned discounts. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield, using the interest method over the contractual life of the loan, adjusted for prepayments. Unearned discount relates principally to consumer installment loans. Interest on loans is credited to operations based on the unpaid principal amount outstanding using methods that approximate the interest method.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Interest on loans is recorded to income as earned. Accretion of unearned income is computed using methods which approximate a level rate of return on recorded principal. The accrual of interest on loans is fully reserved against interest income at the earliest of the loan being 91 days delinquent or at which point the Bank believes the collection of interest is doubtful after consideration of the economic environment, business conditions, and collection efforts. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. The interest on these loans is accounted for on the cash-basis method or cost-recovery method, until qualifying for return to accrual. When a loan is placed on non-accrual status, uncollected accrued interest is reversed, reducing interest income and future income accrual is discontinued. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. Under certain circumstances, interest rate reductions may be allowed on delinquent loans. Delinquency is based on the contractual terms of the loan.

Loans held for sale are stated at fair value on the balance sheets. The fair value includes any differentiation of the loans interest rates compared to similar loans delivered to investors, the expected servicing value of the loans, and any accrued interest. The Bank does not defer fees or costs on loans held for sale. The Bank elected the fair value option for loans held for sale because it more accurately reflects income and expenses related to secondary market mortgage activities in periods presented. The fair value of loans held for sale at December 31, 2023 and 2022 was $22.6 million and $17.1 million compared to the unpaid principal balance of $21.2 million and $17.3 million, respectively.

Transfers of financial assets are accounted for as sales when control over the asset has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity. During the normal course of business, the Bank may transfer a portion of a financial asset, for example, a participation loan or government guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria for a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, and loan holders must have no recourse to the transferor other than standard representations and warranties, and no loan holder has the right to pledge or exchange the entire loan.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Allowance for Credit Losses

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off. Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors. The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not also included in the collective evaluation. When management determines that foreclosure is probable or the borrower is experiencing financial difficulty where repayment is expected to be provided substantially through the operation or sale of collateral, expected credit losses are based on the fair value of the collateral adjusted for selling costs as appropriate.

The evaluation of the adequacy of loan collateral is often based upon estimates and appraisals. Because of changing economic conditions, the valuations determined from such estimates and appraisals may also change. Accordingly, the Bank may ultimately incur losses which vary from management’s current estimates. Adjustments to the allowance for credit losses are reported in the period such adjustments become known or are reasonably estimable.

Other Real Estate Owned

Other real estate owned assets consist of real estate acquired through, or in lieu of, loan foreclosure. These assets are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to allowance for credit losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other operating expenses.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Premises and Equipment

Land is carried at cost. Buildings, furniture, fixtures, equipment, and leasehold and land improvements are carried at cost, less accumulated depreciation computed on a straight line basis over the estimated useful lives of 5 to 39 years for buildings and leasehold and land improvements and 3 to 10 years for furniture, fixtures and equipment. Depreciation and amortization are computed primarily using the straight-line method over the estimated useful lives of the assets or over the shorter of the lease terms or the estimated lives of the leasehold improvements. Expenditures for repairs and maintenance are charged to operations while expenditures for major replacements and betterments are capitalized. When property and equipment are retired or sold, their cost and accumulated depreciation and amortization are removed from the property accounts and the resulting gain or loss is recorded in current operations at the date of disposal.

Loan Servicing

The authoritative guidance for accounting for servicing of financial assets requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to subsequently measure those servicing assets and servicing liabilities at fair value. Under the guidance, for subsequent measure, the Bank elected to continue to use the amortization method instead of adopting the fair value method. Management has determined that it has one class of servicing rights which is based on the type of loan. The risk characteristics of the underlying financial assets used to stratify servicing assets for purposes of measuring impairment are interest rate, type of product (fixed versus variable), duration, and asset quality.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan; the fees are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Goodwill

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration paid over the fair value of net assets acquired and liabilities assumed at acquisition date. Goodwill has an indefinite useful life and is not amortized, but tested for impairment at least annually. The Bank performed its annual impairment evaluations of goodwill for 2023 and 2022. The evaluations indicate no impairment is required.

Bank Owned Life Insurance

The Bank is the owner and beneficiary of life insurance policies covering the lives of certain officers. These policies were purchased for investment purposes and are not associated with any deferred compensation or supplemental retirement plan.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent. Deferred tax assets are reduced by a valuation allowance, if based on the weight of evidence available, it is more likely than not that some portion or all of deferred tax asset will not be realized.

The Bank follows the accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Changes in the recognition or measurement are reflected in the period in which the change in judgment occurs. The Bank has evaluated its positions regarding the accounting for uncertain tax positions and does not believe it has any material uncertain tax positions.

The Bank recognizes interest and penalties on income taxes as a component of income tax expense.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss).

Derivative Assets

As part of mortgage origination activities, the Bank enters into two forms of derivatives. These are interest rate locks and forward commitments to deliver residential mortgage bonds. The Bank does this to make an economic hedge against interest rate risk. The net values of these assets are carried at fair value with changes reflected in income. The Bank does not designate these as a hedge accounting relationship. For more information, see note 15.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Off-Balance Sheet Credit Related to Financial Instruments

In the ordinary course of business, the Bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Fair Values of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance sheet financial instruments do not include the value of anticipated future business or the value of assets and liabilities not considered financial instruments.

Revenue Recognition

Service charges and fee income and other non-interest income include deposit and lending-related fees. Deposit-related fees consist of fees earned on customer activities and are generally recognized when the transactions occur or as the service is performed. Fees are earned on deposit accounts for account maintenance and various transaction-based services, such as ATM transactions, wire transfer activities, check and money order processing and insufficient funds/overdraft transactions. Lending-related fees generally represent transactional fees earned from late payments and other miscellaneous fees.

Card interchange fees are recognized upon settlement of credit and debit card payment transactions and are generally determined on a percentage basis for credit cards and fixed rates for debit cards based on the corresponding payment network’s rates.

There are no significant judgments relating to the amount and timing of revenue recognition for revenue streams within the scope of Topic 606. Due to the nature of the services provided, the Bank does not incur costs to obtain contracts and there are no material incremental costs to fulfill these contracts that should be capitalized. Additionally, there are no material contract assets or receivables as the Bank does not typically enter into long-term revenue contracts with its customers.

SBA Paycheck Protection Program

During the years ended December 31, 2021 and 2020, the Bank originated $257 million in Paycheck Protection Plan loans established by the Coronavirus Aid, Relief, and Economic Security (CARES) Act. These loans are fully guaranteed by the Small Business Administration. The Bank had $0.6 million and $0.8 million outstanding on December 31, 2023 and 2022, respectively. Income on these loans was calculated based on the loan balance, 1.0% stated interest rate, and origination fees received spread over the expected life of the program.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Leases

As of January 1, 2022, the Bank adopted FASB Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), and all related amendments. Topic 842 requires lessees to recognize right-of-use assets and lease liabilities in the balance sheet and requires more disclosures related to lease transactions. The Bank elected to use the transition method that allows an entity to apply the new lease standard at the date of adoption and recognize a cumulative-effect adjustment (if any) to the opening balance of retained earnings in the year of adoption. The Bank’s adoption of Topic 842 did not result in any adjustments to equity or changes in the timing or amounts of lease costs.

Recent Accounting Standards Adopted:

Allowance for Credit Losses

On January 1, 2023, the Bank adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write down on available-for-sale debt securities management does not intend to sell or believes that it is more likely than not they will be required to sell.

Upon adoption of these new credit loss measurement standards, the Bank did not recognize a material change to its financial position or results of operations. No retroactive cumulative effect of accounting changes were recognized in this adoption.

Troubled Debt Restructurings

ASU 2022-02, “Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.” ASU 2022-02 eliminates the accounting guidance for troubled debt restructurings in Accounting Standards Codification (“ASC”) Subtopic 310-40, Receivables - Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. Additionally, ASU 2022-02 requires entities to disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of ASC Subtopic 3126-20, Financial Instruments - Credit Losses - Measured at Amortized Cost. ASU 2022-02 became effective for the Bank on January 1, 2023. The adoption of ASU 2022-02 did not have a significant impact on our financial statements.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

1.	Organization and Summary of Significant Accounting Policies (continued)

Reclassifications

Certain amounts in the 2022 financial statements have been reclassified to conform to the 2023 presentation. Any changes in presentation did not have a material impact on the Bank’s financial condition or results of operations.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

2.	Investment Securities

The tables below show the amortized cost and fair value, by type, of the Bank’s available for sale debt securities as of December 31, 2023 and 2022:

	2023
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Available for sale:
U.S. government sponsored agencies	$146,112	$175	$10,760	$135,527
Mortgage-backed securities: residential	85,902	52	7,159	78,795
Corporate bonds	37,298	—	1,787	35,511
Small Business Administration	66	—	1	65

Total available for sale	$269,378	$227	$19,707	$249,898

	2022
Available for sale:
U.S. government sponsored agencies	$168,619	$64	$14,173	$154,510
Mortgage-backed securities: residential	82,464	26	7,633	74,857
Corporate bonds	42,963	70	2,390	40,643
Small Business Administration	109	—	1	108

Total available for sale	$294,155	$160	$24,197	$270,118

At year-end 2023 and 2022, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies, in an amount greater than 10% of Bank equity.

Most of these unrealized losses result from securities which were purchased at a premium in anticipation of a more stable interest rate environment. The Bank believes that its premium amortization policies are appropriate and will result in a reasonable return on these investments being recorded in the statements of operations. Accordingly, management is able to effectively measure and monitor the unrealized loss position on these securities and because the Bank does not intend to sell the securities and it is not more-likely-than-not that the Bank will be required to sell the investments before recovery of their amortized cost bases, the Bank determined no allowance for credit loss was required as of December 31, 2023.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

2.	Investment Securities (continued)

A summary of securities with gross unrealized losses at December 31, 2023 and 2022 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	2023
	Less Than 12 Months		12 Months or More
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Unrealized Losses
Available for sale:
U.S. government sponsored agencies	$5,491	$9	$126,532	$10,751	$10,760
Mortgage-backed securities and small business administration	10,241	98	64,263	7,062	7,160
Corporate bonds	2,507	88	33,004	1,699	1,787

Total available for sale	$18,239	$195	$223,799	$19,512	$19,707

	2022
Available for sale:
U.S. government sponsored agencies	$132,951	$10,555	$13,809	$3,619	$14,174
Mortgage-backed securities and small business administration	58,892	5,214	14,201	2,419	7,633
Corporate bonds	35,948	2,108	1,718	282	2,390

Total available for sale	$227,791	$17,877	$29,728	$6,320	$24,197

The amortized cost and estimated fair value by maturity or next repricing date of investment securities at December 31, 2023 are shown in the following table. Fixed rate securities are classified according to their contractual maturities without consideration of principal amortization, potential prepayments or call options. Accordingly, actual maturities may differ from contractual maturities.

	Amortized Cost	Fair Value
Within one year or less	$—	$—
One through five years	82,686	79,081
After five through ten years	81,546	76,200
Over ten years	105,146	94,617

Total	$269,378	$249,898

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

2.	Investment Securities (continued)

Sales of available for sale securities for the years ended December 31, 2023 and 2022, were as follows:

	2023	2022
Proceeds	$17,373	$13,985
Gross gains realized	270	135
Gross losses realized	204	—

At December 31, 2023 and 2022, approximately $170 million and $26 million of investments were pledged to secure various deposits or borrowings.

Additional information related to fair value of investment securities is provided in note 14.

3.	Loans Held for Investment

The components of loans were as follows at December 31:

	2023	2022
	(dollars in thousands)
Residential mortgage loans (1-4 family):
Fixed	$94,267	$70,659
Variable	154,630	143,312
Construction	15,764	686

Total residential mortgage loans	264,661	214,657

Commercial loans
Real estate	206,267	169,144
SBA Paycheck Protection Program	566	833
Other	69,053	65,305

Total commerical loans	275,886	235,282

Consumer loans:
Home equity	98,331	85,485
Other consumer	27,740	21,416

Total consumer loans	126,071	106,901

Total loans held for investment	666,618	556,840
Less:
Undisbursed portion of mortgage loans	(118)	(54)
Net deferred loan costs (fees)	(816)	(657)
Allowance for credit losses	(6,203)	(7,298)

Total loans held for investment, net	$659,481	$548,831

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

The Bank has an established methodology of the Allowance for Credit Losses (“ACL”) that assesses the risks and losses inherent in the Bank’s loan portfolio. For purposes of determining the ACL, the Bank segments certain loans in its portfolio by product type. The Bank’s loans are segmented into the following pools: residential mortgage loans, commercial real estate loans, other commercial loans, home equity, and consumer loans. The Bank also sub-segments these segments into classes based on the associated risks within those segments. Residential mortgage loans are divided into the following classes: fixed, variable and construction. Each class of loans requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment. The Bank uses an internally developed model in this process. Management uses judgment in establishing additional input metrics for the modeling processes.

The model and assumptions the Bank uses to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices and end-user controls are appropriate and properly documented. The following are the factors the Bank uses to determine the ACL for each segment or class of loan.

Residential Mortgage Loans

All of our residential mortgage loans are centrally underwritten. When assessing credit risk, we analyze certain credit factors, such as, payment history, credit utilization and length of credit history. All of our residential mortgage loans are secured by real estate; therefore, we evaluate and estimate the current market value of the collateral property. Common risk factors that are not specific to individual loan transactions include economic conditions within our markets, including unemployment rates and potential changes in real estate collateral values due to market conditions. Personal events, disability, death or change in marital status of the borrower also increase risk in residential mortgage lending.

Residential Mortgage Loans (Fixed and Variable)

Characteristically, residential mortgage loans are secured by 1 – 4 family residential properties and residential lots. Declines in market value can result in residential mortgages with outstanding balances in excess of the collateral value of the property securing the loan.

Residential Construction Loans

Residential construction loans can experience delays in construction and cost overruns that can exceed the borrower’s financial ability to complete the construction project, which could result in unmarketable collateral.

Commercial Loans

All of our commercial loans are centrally underwritten. When assessing credit risk, we analyze the borrower’s ability to generate adequate cash flow to service the debt in accordance with the terms and conditions of the loan agreement. Usually, our commercial loans are secured by collateral and we assess the current value of the collateral. Additionally, the Bank evaluates and assesses the financial strength and liquidity of the borrower’s principals because the Bank generally requires the personal guarantees of the borrower’s principals. Common risk factors that are not specific to individual loan transactions include economic conditions within our markets, including unemployment rates and potential changes in collateral values due to market conditions.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

Commercial Real Estate

Commercial mortgage, commercial construction and land development loans are dependent upon the supply and demand for commercial real estate in the markets we serve as well as the demand for newly constructed residential homes and lots. A decrease in demand could result in decreases in the underlying collateral values and make repayment of the outstanding loans more difficult for our borrowers. Loans secured by non-residential properties and multifamily housing are dependent upon the ability of the property to produce cash flow sufficient to cover debt service and other operating expenses. These property types are susceptible to weak economic conditions which can result in high vacancy rates.

SBA Paycheck Protection Program

During the year ended December 31, 2020, the Bank added a new loan category for Paycheck Protection Program (“PPP”) loans originated. These loans are 100% backed by the Small Business Administration (“SBA”) to help businesses keep their workforces employed during the Coronavirus pandemic. The Bank recorded approximately $2.8 million in 2022 and $3.9 million in 2021 in fee income associated with the origination of these loans. No fee income remained in 2023.

Other Commercial Loans

The repayment of commercial loans not secured by real estate is primarily dependent upon the ability of our borrowers to produce cash flows consistent with our original projections analyzed during the credit underwriting process. While our loans our generally secured by collateral with limitations on maximum loan to value ratios, there is a risk that liquidation of the collateral will not fully satisfy the loan balance.

Consumer Loans

All of the Bank’s consumer loans are centrally underwritten. When assessing credit risk, we analyze certain credit factors, such as, payment history, credit utilization and length of credit history. Since a large percentage of consumer loans are secured, management evaluates the likely market value of the collateral. Common risk factors that are not specific to individual loan transactions include economic conditions within our markets. Personal events, disability, death or change in marital status of the borrower also increase risk in consumer lending.

Home Equity Loans

Home equity and home equity lines of credit loans are secured by first or junior liens on residential real estate making such loans susceptible to deterioration in residential real estate values. Additional risks include lien perfection deficiencies and the inherent risk that the borrower may draw on the lines in excess of their collateral value, particularly in a deteriorating real estate market.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

Other Consumer Loans

Consumer loans include loans secured by personal property, such as automobiles, mobile homes and other title vehicles, such as boats and motorcycles. Consumer loans also include unsecured loans. The value of the underlying collateral for this loan category is especially volatile due to the potential rapid decline in values.

Credit Quality Indicators

Loans are categorized into risk categories based on relevant information about the ability of our borrowers to service their debt obligations. The relevant information includes current financial information, historical payment history, credit documentation, public information and current economic trends, among other factors. The Bank uses a risk grading matrix to assign risk grades to each of our commercial loans and a portion of our other loans. Loans are graded on a scale of 1 to 10. A description of the general characteristics of the ten grades is as follows:

Grade 1	Substantially Risk Free. Fully secured by own-Bank deposits.

Grade 2	Minimal. Minimal degree of risk in both short term and long term. No noted credit, collateral or technical deficiencies. Exemplary and established history with the Bank and elsewhere. Exceptional financial strength and generally in the upper quartile of peer comparisons. Loans secured by properly margined and monitored marketable securities may also be in this category.

Grade 3	Moderate. Only moderate risk apparent in both short term and long term. Financial characteristics of borrower are strong. Demonstrated ability to generate sufficient cash flow to meet debt service requirements including 3-5 years of generating increasing or consistently strong levels of cashflow, the capital structure is strong with only moderate leverage, trends are favorable, and comparison to peer is positive. Credit reflects strong collateral values with proper margins, and/or is supported by strong guarantees.

Grade 4	Acceptable. Acceptable level of risk in both short term and long term. Borrower generates sufficient cash flow to meet debt service requirements with a comfortable margin and debt is adequately secured with appropriate collateral margins and supported by guarantees. Leverage, liquidity, margins, etc. are comparable to peer, but may not be as strong as borrowers risk rated 3.

Grade 5	Acceptable with Care. Risk is still considered acceptable, cash flow coverage of debt service requirements is adequate, but there are certain negative factors that could increase long term risk. Some common characteristics of these credits include: structure at variance with policy, LTV’s in excess of prescribed levels, trends negative but not materially adverse, leverage in excess of peer, etc.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

Grade 6	Watch. Only marginally acceptable financial profiles, and financial trends are less favorable than prior periods. Short term risk may be acceptable, but negative factors could develop to make long term risk unacceptable. Weaknesses may include: outdated financials, inconsistent financial performance, strained liquidity, and adverse financial trends.

Grade 7	Special Mention. Increased level of risk (and, therefore, additional scrutiny) due to some weakening trend, poor performance, a particular circumstance or some other noted deficiency. Generally, repayment according to plan is still anticipated.

Grade 8	Substandard. Identified crucial weakness with associated loss potential. Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. An assessment under ASC 310 must be performed on credits identified for individual evaluation graded Substandard.

Grade 9	Doubtful. Full repayment or liquidation is highly questionable or improbable. Loans classified Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently know facts, conditions and values, highly questionable and improbable. An assessment under ASC 310 must be performed on credits identified for individual evaluation graded Doubtful.

Grade 10	Loss. All outstanding principal and accrued interest is deemed uncollectible and is to be charged off promptly. Loans classified Loss are considered uncollectible and of such little value that their continuance as Bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. Loans classified Loss requires a 100% specific reserve.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

Loans with a risk rating of 1 through 6 are classified as “Pass” rated credits in the following tables. Nonrated loans are also classified as “Pass.” The following table presents the Bank’s recorded investment in loans by credit quality indicators by year of origin as of December 31, 2023.

	Term Loans
1-4 Family Residential	2023	2022	2021	Prior	Revolving	Total
Pass	$58,213	$71,746	$35,005	$77,016	$291	$242,271
Special Mention	—	261	—	95	—	356
Substandard	808	1,767	653	3,042	—	6,270
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$59,021	$73,774	$35,658	$80,153	$291	$248,897

Residential Construction	2023	2022	2021	Prior	Revolving	Total
Pass	$14,585	$1,179	$—	$—	$—	$15,764
Special Mention	—	—	—	—	—	—
Substandard	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$14,585	$1,179	$—	$—	$—	$15,764

Commercial Real Estate	2023	2022	2021	Prior	Revolving	Total
Pass	$42,867	$43,365	$11,703	$84,579	$12,537	$195,050
Special Mention	—	—	—	9,394	—	9,394
Substandard	—	—	—	1,823	—	1,823
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$42,867	$43,365	$11,703	$95,795	$12,537	$206,267

Commercial	2023	2022	2021	Prior	Revolving	Total
Pass	$9,265	$2,120	$5,936	$6,519	$41,555	$65,395
Special Mention	—	—	—	494	1,281	1,775
Substandard	69	326	—	209	1,404	2,008
Doubtful	—	—	—	—	18	18
Loss	—	97	25	146	155	423

Total	$9,334	$2,543	$5,961	$7,368	$44,413	$69,619

Home Equity	2023	2022	2021	Prior	Revolving	Total
Pass	$10,399	$6,726	$6,218	$11,097	$62,362	$96,802
Special Mention	—	—	—	—	66	66
Substandard	—	680	—	305	441	1,426
Doubtful	—	—	—	—	33	33
Loss	—	—	—	—	4	4

Total	$10,399	$7,406	$6,218	$11,402	$62,906	$98,331

Other Consumer	2023	2022	2021	Prior	Revolving	Total
Pass	$8,334	$1,557	$1,144	$448	$16,210	$27,693
Special Mention	27	—	—	—	—	27
Substandard	13	—	—	—	7	20
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

Total	$8,374	$1,557	$1,144	$448	$16,217	$27,740

Total Loans	$118,448	$101,923	$57,617	$130,946	$257,684	$666,618

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

The following table presents the Bank’s recorded investment in loans by credit quality indicators as of December 31, 2022.

	December 31, 2022
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
1-4 Family Residential	$209,717	$116	$4,138	$—	$—	$213,971
Construction	686	—	—	—	—	686
Commercial Real Estate	167,191	108	1,845	—	—	169,144
SBA Paycheck Protection Program	784	—	38	11	—	833
Other Commercial	63,767	311	714	306	207	65,305
Home Equity	84,348	101	1,001	35	—	85,485
Other Consumer Loans	21,190	83	63	65	15	21,416

Total Loans	$547,683	$719	$7,799	$417	$222	$556,840

Allowance for Credit Losses and Recorded Investment in Loans Receivable

The following table outlines the changes in the allowance for credit losses by collateral type, the allowances for loans individually and collectively evaluated for impairment, and the amount of loans individually and collectively evaluated for impairment at December 31, 2023:

	1-4 Family Residential	Construction	Commercial Real Estate	Other Commercial	Home Equity	Other Consumer	Total
	(dollars in thousands)
Allowance
Beginning balance	$839	$3	$880	$4,303	$385	$888	$7,298
Charge-offs	(5)	—	—	(1,277)	(47)	(478)	(1,807)
Recoveries	—	—	3	30	—	30	63
Provision for Credit Loss	—	—	—	649	—	—	649
Allocation of surplus	376	(2)	1,335	(2,119)	198	212	—

Balance at end of year	$1,210	$1	$2,218	$1,586	$536	$652	$6,203

Ending allowance balance for loans individually evaluated for impairment	$361	$—	$—	$492	$—	$58	$911

Ending allowance balance for loans collectively evaluated for impairment	$849	$1	$2,218	$1,094	$536	$594	$5,292

Loans Receivable
Total period-end balance	$248,897	$15,764	$206,267	$69,053	$98,331	$27,740	$666,052

Balance of loans individually evaluated for impairment	$6,173	$—	$—	$1,795	$723	$109	$8,800

Balance of loans collectively evaluated for impairment	$242,724	$15,764	$206,267	$67,258	$97,608	$27,631	$657,252

SBA Paycheck Protection loans have been excluded from the above 2023 allowance for credit loss data.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

Allowance for Credit Losses and Recorded Investment in Loans Receivable

The following table outlines the changes in the allowance for credit losses by collateral type, the allowances for loans individually and collectively evaluated for impairment, and the amount of loans individually and collectively evaluated for impairment at December 31, 2022:

	1-4 Family Residential	Construction	Commercial Real Estate	Other Commercial	Home Equity	Other Consumer	Total
	(dollars in thousands)
Allowance
Beginning balance	$647	$—	$1,173	$4,556	$892	$920	$8,188
Charge-offs	(41)	—	(11)	(609)	(10)	(216)	(887)
Recoveries	21	—	—	364	—	8	393
Provision for Credit Loss	—	—	—	(396)	—	—	(396)
Allocation of surplus	212	3	(282)	388	(497)	176	—

Balance at end of year	$839	$3	$880	$4,303	$385	$888	$7,298

Ending allowance balance for loans individually evaluated for impairment	$77	$—	$—	$982	$35	$205	$1,299

Ending allowance balance for loans collectively evaluated for impairment	$762	$3	$880	$3,321	$350	$683	$5,999

Loans Receivable
Total period-end balance	$213,971	$686	$169,144	$65,305	$85,485	$21,416	$556,007

Balance of loans individually evaluated for impairment	$4,611	$—	$—	$1,789	$863	$337	$7,600

Balance of loans collectively evaluated for impairment	$209,360	$686	$169,144	$63,516	$84,622	$21,079	$548,407

SBA Paycheck Protection loans have been excluded from the above 2022 allowance for credit loss data.

The Bank had approximately $986 million and $1,432 million of unpaid principal balances related to loans serviced for other investors as of December 31, 2023 and 2022. Loans serviced for others are not included in the accompanying balance sheets.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

The following table as of December 31, 2022, summarizes impaired loans by class and includes the recorded investment and unpaid principal balances for impaired financing receivables with the associated allowance amount, if applicable. The Bank determined the specific allowance based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the remaining source of repayment for the loan is the operation or liquidation of the collateral. In those cases, the current fair value of the collateral, less selling costs was used to determine the specific allowance recorded. Interest income recognized on impaired loans for the year ended December 31, 2022 was immaterial to the financial statements.

	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment
	(dollars in thousands)
With no specific allowance recorded:
1-4 family residential	$3,910	$3,918	$—	$3,366
Construction	—	—	—	—
Commercial real estate	—	—	—	447
Other commercial	142	142	—	269
Home equity	828	829	—	537
Other consumer loans	67	68	—	54
With an allowance recorded:
1-4 family residential	$701	$701	$77	$419
Construction	—	—	—	—
Commercial real estate	—	—	—	115
Other commercial	1,647	1,648	982	1,221
Home equity	35	35	35	36
Other consumer loans	270	270	205	1,375
Total:
1-4 family residential	$4,611	$4,619	$77	$3,785
Construction	—	—	—	—
Commercial real estate	—	—	—	562
Other commercial	1,789	1,790	982	1,490
Home equity	863	864	35	573
Other consumer loans	337	338	205	1,429

	$7,600	$7,611	$1,299	$7,839

Also presented in the table is the average recorded investment of the impaired loans during the time within the period that the loans were impaired. When the ultimate collectability of the total principal of an impaired loan is in doubt and the loan is on nonaccrual status, all payments are applied to principal, under the cost recovery method. When the ultimate collectability of the total principal of an impaired loan is not in doubt and the loan is on nonaccrual status, contractual interest is credited to interest income when received, under the cash basis method. The average balances are calculated based on the month-end balances of the financing receivables of the period reported.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

3.	Loans Held for Investment (continued)

The Bank had $7.7 million and $4.9 million of non-accruing loans as of December 31, 2023 and 2022. Management determined that a specific reserve of approximately $0.9 and $1.1 million was necessary as of December 31, 2023 and 2022, respectively. The average investment in loans on non-accrual approximated $8.3 and $5.8 during the years ended December 31, 2023 and 2022, respectively. The amount of interest income that would have been recorded in 2023 and 2022 is not significant.

The following tables present a summary by loan class of past due and non-accrual loans as of December 31, 2023 and 2022 (dollars in thousands):

	December 31, 2023
	31-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans	Past Due> 90 Days and Accruing	Loans on Non-Accrual
1-4 family residential	$2,946	$2,858	$5,804	$243,093	$248,897	$—	$5,334
Construction	—	—	—	15,764	15,764	—	—
Commercial real estate	—	—	—	206,267	206,267	—	426
SBA Paycheck Protection Program	41	—	41	525	566		—
Other commercial	695	1,007	1,702	67,351	69,053	—	1,314
Home equity	1,728	396	2,124	96,207	98,331	—	561
Other consumer	445	5	450	27,290	27,740	—	30

Total	$5,855	$4,266	$10,121	$656,497	$666,618	$—	$7,665

	CECL
	December 31, 2023
	Nonaccrual Loans with No Allowance	Nonaccrual Loans with an Allowance	Total Nonaccrual Loans
1-4 family residential	$2,226	$3,108	$5,334
Construction	—	—	—
Commercial real estate	426	—	426
SBA Paycheck Protection Program	—	—	—
Other commercial	422	892	1,314
Home equity	561	—	561
Other consumer	9	21	30

Total	$3,644	$4,021	$7,665

	December 31, 2022
	31-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans	Past Due> 90 Days and Accruing	Loans on Non-Accrual
1-4 family residential	$394	$1,854	$2,248	$211,723	$213,971	$—	$3,097
Construction	—	—	—	686	686	—	—
Commercial real estate	1,560	—	1,560	167,584	169,144	—	—
SBA Paycheck Protection Program	58	11	69	764	833		11
Other commercial	956	763	1,719	63,586	65,305	—	1,433
Home equity	875	127	1,002	84,483	85,485	—	313
Other consumer	163	55	218	21,198	21,416	—	95

Total	$4,006	$2,810	$6,816	$550,024	$556,840	$—	$4,949

There was one modification made to a borrower experiencing financial difficulty in 2023 on a $34 thousand dollar loan for which a term concession was granted. There was one modification made to a borrower experiencing financial difficulty in 2022 on a $91 thousand dollar loan for which a temporary rate concession was granted. At December 31, 2023, there were 10 loans totaling $858 thousand with active short-term payment deferrals of principal, interest or both.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

4.	Premises and Equipment

Components of premises and equipment were as follows at December 31:

	2023	2022
Land and land improvements	$16,001	$13,271
Buildings	40,941	38,213
Furniture, fixtures and equipment	18,767	17,565
Leasehold improvements	6,024	5,987
Construction	386	40

Total premises and equipment	82,119	75,076
Less accumulated depreciation	(30,664)	(28,244)

Total premises and equipment, net	$51,455	$46,832

Depreciation and leasehold amortization expense approximated $2.4 million and $2.2 million for the years ended December 31, 2023 and 2022, respectively.

As previously described, the Bank adopted ASU 2016-02 and its amendments, using a modified retrospective approach, and the accounting policies related to leases were revised at the adoption date of January 1, 2022.

The Bank determines if an arrangement is a lease at the inception of the contract. For leases with terms greater than twelve months, right-of-use assets and lease liabilities are recognized at the contract commencement date based on the present value of lease payments over the lease term. Right-of-use assets represent the Bank’s right to use the underlying asset for the lease term. Lease liabilities present the Bank’s obligation to make lease payments arising from these contracts. The Bank’s operating leases in effect prior to January 1, 2022, were recognized at the present value of the remaining payments as of January 1, 2022.

Lease agreements may include rental escalation clauses or renewal options that are factored into management’s determination of lease payments, when appropriate. The estimated useful life of right-of-use assets is limited by the expected lease term unless there is a transfer of title or purchase option reasonably certain of exercise. The Bank’s lease agreements generally do not contain any material residual value guarantees, restrictions or covenants.

The Bank has elected the practical expedient that allows lessees to choose to not separate lease and nonlease components by class of underlying asset and are applying this practical expedient to all relevant asset classes. Additionally, the Bank elected the package of transition provisions available which allowed the carryforward of the Bank’s historical assessments of whether contracts contain leases, the lease classification, and the treatment of initial direct costs.

The Bank’s operating leases are primarily for office space. Amounts recognized at January 1, 2022, related to right-of-use assets and lease liabilities were $11.2 million. There was no significant impact to the 2022 statement of operations from the adoption of this standard.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

4.	Premises and Equipment (continued)

Other information related to operating leases is as follows as of December 31:

	2023	2022
Right-of-use assets obtained in exchange for lease obligations	$—	$10,147
Lease liabilities	$9,338	$10,182
Weighted average remaining lease term	17 years	18 years
Weighted average discount rate	2.66%	2.64%

As lessee, operating lease liabilities under non-cancellable leases are as follows:

2024	$1,301
2025	1,047
2026	942
2027	829
2028	684
2029 and thereafter	7,711

Total lease payments	12,514
Less: interest	(3,176)

Present value of lease liabilities	$9,338

For the years ended December 31, 2023 and 2022, lease costs included in the statement of operations were approximately $1,960 and $1,948, respectively.

5.	Goodwill

The changes in the Bank’s intangible assets for the years ended December 31, 2023 and 2022 were as follows:

	Goodwill	Total
December 31, 2021	$5,786	$5,786
Impairment	—	—

December 31, 2022	5,786	5,786
Impairment	—	—

December 31, 2023	$5,786	$5,786

Goodwill was acquired with NOLA Lending Group. Goodwill has an indefinite useful life and is not amortized, but tested for impairment at least annually.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

6.	Mortgage Servicing Rights

Information related to mortgage servicing rights as of December 31 are summarized as follows:

	2023	2022
Book value of mortgage servicing rights beginning of year	$8,900	$10,282
Additions from sale of loans	527	1,697
Book value removed from sale of servicing rights	(5,433)	—
Amortized to expense	(1,763)	(3,079)

Book value of mortgage servicing rights end of year	$2,231	$8,900

Fair value of mortgage servicing rights	$6,934	$18,813
Principal balance of mortgage loans serviced for others not reported as assets	$986,192	$1,431,792
Custodial escrows of serviced loans	$8,794	$11,495

7.	Deposits

Depositor account balances as of December 31 are summarized as follows:

	2023	2022
Negotiable order of withdrawal (NOW)	$268,379	$321,107
Savings accounts	127,213	167,402
Money market	108,778	135,255

	504,370	623,764
Certificates of deposit	174,362	135,309
Wholesale and brokered certificates of deposit	90,556	32,455

	$769,288	$791,528

The weighted average interest rate on depositor accounts as of December 31, 2023 and 2022 was 1.23% and 0.21%, respectively.

Included in deposits are certificates of deposit in amounts greater than $250,000 totaling $23 million of account balance and approximately $891 thousand in annual interest expenses for December 31, 2023 and $10 million of account balance and approximately $71 thousand in annual interest expense for December 31, 2022. The scheduled maturities of all certificates of deposit at December 31, 2023 were as follows:

2024	$195,250
2025	31,471
2026	21,792
2027	13,906
2028	2,499

Total	$264,918

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

8.	Income Taxes

The provision for income tax expense consists of the following for the year ending December 31:

	2023	2022
Current federal expense (benefit)	$1,246	$(398)
Deferred federal expense (benefit)	(916)	393

Total income taxes	$330	$(5)

There was a receivable balance of federal income taxes of $242 and $241 at December 31, 2023 and 2022, respectively.

Retained earnings at December 31, 2023 and 2022 included approximately $11 million accumulated prior to January 1, 1987 for which no provision for federal income taxes has been made. If this portion of retained earnings is used in the future for any purpose other than to absorb bad debts, it will be added to future taxable income.

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate of 21 percent on net income before income tax expense as indicated in the following analysis for the years ended December 31:

	2023	2022
	(dollars in thousands)
Federal expense based on statutory rate	$304	$442
Increase (decrease) resulting from:
Increase in life insurance	(64)	(58)
Tax credits and non deductible expenses	90	(389)

Income taxes	$330	$(5)

Effective rate	22.81%	0.00%

For the years ended December 31, 2023 and 2022, the total income tax provision differs from the amount that would be obtained by applying the federal tax rate to income before taxes due to tax exempt interest and certain non-deductible expenses. The tax credits utilized are related to the Federal Rehabilitation credits which were obtained in 2021, and can be carried forward for up to twenty years, if needed.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

8.	Income Taxes (continued)

The net deferred tax assets, recorded in the balance sheet in other assets, as of December 31, 2023 and 2022 consist of the following:

	2023	2022
Deferred tax asset:
Allowance for credit losses	$1,303	$1,533
Federal historic tax credits	520	875
Deferred Compensation	232	55
Intangibles	818	946
Unrealized loss on available-for-sale securities	4,091	5,048
Other	377	342

Subtotal	7,341	8,799

Deferred tax liability:
FHLB stock	(84)	(50)
Mortgage servicing rights	(468)	(1,869)
Premises and equipment	(1,522)	(1,579)
Unrealized gain on available-for-sale securities	—	—
Other	(91)	(84)

Subtotal	(2,165)	(3,582)

Deferred tax asset, net	$5,176	$5,217

9.	Other Borrowings

The Bank has a line of credit with the FHLB through which advances are drawn. Pursuant to collateral agreements with the FHLB, advances are secured by a blanket-floating lien on first mortgage loans and cash and investments held at FHLB. The unused portion of the line of credit as of December 31, 2023 and 2022 was approximately $314 million and $269 million, respectively. As of December 31, 2023, the advances had annual maturities and weighted average interest rates as listed below.

		Weighted Average
	Amount	Interest Rate
2024	$24,200	5.06%
2025	23,000	2.82%
2026	5,000	0.98%

Total	$52,200	3.68%

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

9.	Other Borrowings (continued)

As of December 31, 2022, the advances had annual maturities and weighted average interest rates as listed below.

		Weighted Average
	Amount	Interest Rate
2023	$10,900	1.77%
2024	3,200	2.32%
2025	11,000	0.89%
2026	5,000	0.98%

Total	$30,100	1.38%

As of December 31, 2023, the Bank had $120 million borrowed on the Federal Reserve’s special Bank Term Funding Program. The borrowing carries a fixed rate of 4.84%, matures December 24, 2024, and is prepayable at any time. Collateral for borrowings is the par value of investment securities. On January 16, 2024, the Bank refinanced this borrowing to a rate of 4.76% with a new maturity date of January 16, 2025.

10.	Capital Requirements and Other Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total, Tier 1, and common equity capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2023 and 2022, that the Bank meets all capital adequacy requirements to which it is subject.

As of the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, common equity Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

10.	Capital Requirements and Other Regulatory Matters (continued)

In 2014, FDIC adopted final rules implementing the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks. Under the final rules, minimum requirements will increase for both the quantity and quality of capital held by the Bank. The rules include a new common equity Tier 1 capital to risk-weighted assets minimum ratio of 4.5%; raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0%; require a minimum ratio of Total capital to risk-weighted assets of 8.0%; and require a minimum Tier 1 leverage ratio of 4.0%. A new capital conservation buffer, comprised of common equity Tier 1 capital, is also established above the minimum regulatory capital requirements. This capital conservation buffer was phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increased each subsequent year by an additional 0.625% until reaching its final level of 2.5% on January 1, 2019. Strict eligibility criteria for regulatory capital instruments were also implemented under the final rules.

The phase-in period for the final rules began for the Bank on January 1, 2015, with full compliance with all of the final rule’s requirements phased in over a multi-year schedule and fully phased-in January 1, 2019. The Bank’s capital levels remain characterized as “well-capitalized” under the new rules.

The Bank’s actual capital amounts and ratios as of December 31, 2023 and 2022 are presented in the table.

	Actual		Minimum		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
December 31, 2023
Tier 1 leverage capital:	$166,340	14.80%	$45,180	4.00%	$56,476	5.00%
Common Equity Tier 1 risk-based capital:	$166,340	22.67%	$33,013	4.50%	$47,685	6.50%
Tier 1 risk-based capital:	$166,340	22.67%	$44,017	6.00%	$58,690	8.00%
Total risk-based capital:	$172,543	23.52%	$58,690	8.00%	$73,362	10.00%
December 31, 2022
Tier 1 leverage capital:	$165,222	15.83%	$41,978	4.00%	$52,473	5.00%
Common Equity Tier 1 risk-based capital:	$165,222	24.60%	$30,228	4.50%	$43,663	6.50%
Tier 1 risk-based capital:	$165,222	24.60%	$40,305	6.00%	$53,740	8.00%
Total risk-based capital:	$172,520	25.68%	$53,740	8.00%	$67,174	10.00%

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

11.	Postretirement and Other Benefit Plans

The Bank has a 401(k) Profit Sharing Plan covering substantially all employees. Annual discretionary employer contributions to the Plan are set by the Board of Directors. There were no discretionary contributions in the years ended December 31, 2023 and 2022. The Plan provides, among other things, that participants in the Plan be able to direct the investment of their account balances within the Plan into alternative investment funds. The Bank matches employee’s contribution up to 4% of compensation. Employer contributions to the Plan totaled approximately $1.1 million and $1.1 million for the years ended December 31, 2023 and 2022, respectively.

The Bank has an unfunded noncontributory defined benefit pension plan that covers board members elected to the board prior to 2016. The plan is not available to future board members. The plan calls for a maximum $30 thousand annual payment to retired directors for their remaining life. Directors vests evenly over a 20-year period. On December 31, 2023 and 2022 there was one retired director receiving a fully vested annual payment. On December 31, 2023 and 2022 there were eight current directors eligible for payments upon retirement from the board. The Bank establishes a pension liability that reflects the present value of expected payments over the expected service period of eligible directors. At December 31, 2023 and 2022 this pension liability was $880 thousand and $685 thousand, respectively, which is included in other liabilities in the accompanying balance sheets.

The Bank has a noncontributory deferred compensation plan for certain executive officers. Each year the board compensation committee may contribute a deferred award based on that year’s performance. The award may compound with interest ranging from 0% to 10% based on annual board compensation committee’s discretion. The payment is awarded to the executive at the end of a 3-year period and must be employed to receive it. The following is information related to the deferred compensation plan:

	2023	2022
Payments made in calendar year	$246	$201
Expense for deferred compensation plan	$210	$208

	2024	2025	2026
Minimum future payments per year	$206	$166	$238

The minimum future payment above assumes no more discretionary interest is awarded.

12.	Commitments and Contingencies

The Bank is involved in various claims and legal proceedings. These cases are, in the opinion of management, ordinary, routine matters incidental to the normal business conducted by the Bank. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the financial position of the Bank.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

12.	Commitments and Contingencies (continued)

The Bank’s financial statements do not reflect various outstanding commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. Commitments to extend credit, consisting primarily of commercial lines-of-credit, revolving credit lines and overdraft protection agreements, include exposure to credit loss in the event of nonperformance of the customer. The Bank’s credit policies and procedures for credit commitments and financial guarantees are the same as those for extensions of credit that are recorded in the balance sheets. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank was not required to perform on any financial guarantees nor did it incur any losses on its commitments for the years ended December 31, 2023 and 2022:

Commitments outstanding as of December 31 were as follows:

	2023	2022
Residential construction	$14,368	$1,320
Commercial construction	9,972	$6,901
Revolving lines of credit and other	158,861	161,917

	$183,201	$170,138

The Bank estimates expected credit losses over the contractual period in which the Bank is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. A reserve for unfunded commitments is recorded within other liabilities on the balance sheets, and the related provision is recorded in other general expenses on the statements of operations. The reserve for unfunded commitments was $80 thousand at December 31, 2023.

13.	Related Party Transactions

Deposits from related parties held by the Bank at December 31, 2023 and 2022 approximated $2.3 million and $3.3 million, respectively. In the ordinary course of business, the Bank has granted loans to executive officers and directors and their affiliates.

During the years ended December 31, the loan activity was as follows:

	2023	2022
Balance, beginning of the year	$1,137	$1,295
Additions	35	48
Payments	(881)	(206)

Balance, end of the year	$291	$1,137

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

14.	Fair Value

The Bank determines the appropriate level in the fair value hierarchy for each fair value measurement. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The levels are as follows:

Level 1—quoted prices (unadjusted) in active markets for identical assets or liabilities as of the reporting date. Financial assets and liabilities utilizing Level 1 inputs include active exchange-traded equity securities, exchange-based derivatives, mutual funds and money market funds.

Level 2—inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchanged-based derivatives, commingled investment funds not subject to purchase and sale restrictions and fair-value hedges.

Level 3—unobservable inputs, such as internally-developed pricing models for the asset or liability due to little or no market activity for the asset or liability. Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded non-exchange-based instruments with unique characteristics.

Fair Value of Assets Measured on a Recurring Basis

The following describes the valuation methodology used for the Bank’s financial instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available-for-Sale Securities: Fair values of investment securities available for sale were primarily measured using information from a third-party pricing service. This pricing service provides pricing information by utilizing evaluated pricing models supported with market data information. Standard inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data from market research publications. If quoted prices were available in an active market, investment securities were classified as Level 1 measurements. If quoted prices were not available in an active market, fair values were estimated primarily by the use of pricing models. Level 2 investment securities were primarily comprised of mortgage-backed securities issued by government agencies and U.S. government-sponsored enterprises. Investment securities are classified within Level 3 when little or no market activity supports the fair value.

Mortgage Loans Held for Sale: The Bank originates mortgage loans that it intends to sell to the secondary market. Mortgage loans held for sale are valued on a recurring basis using a market approach by utilizing either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted for credit risk and other individual loan characteristics. As these prices are derived from market observable inputs, the Bank classifies these valuations as Level 2 in the fair value disclosures.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

14.	Fair Value (continued)

Derivative Financial Instruments: The Bank enters into derivative financial instruments as part of its hedging strategy and measures these instruments at fair value on a recurring basis in the balance sheets. Forward MBS trades are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Bank utilizes the exchange price or dealer market price for the particular derivative contract; therefore, these contracts are classified as Level 2. In addition, the Bank enters into interest rate locks with prospective borrowers. These commitments are carried at fair value based on the fair value of underling mortgage loans which are based on observable market data. These commitments are classified as Level 2 in the fair value disclosures, as the valuations are based on market observable inputs.

Fair Value of Assets Measured on a Nonrecurring Basis

Certain assets and liabilities are measured at fair value on a nonrecurring basis. The Bank records loans considered impaired at their fair value. A loan is considered impaired if it is probable the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Fair value is measured at the fair value of the collateral for collateral-dependent loans. Impaired loans are classified as Level 2 unless appraised value is either not available, management has determined fair value of the collateral is further impaired below appraised value when the Bank is a seller of collateral, or there is no observable market price. Other real estate owned are initially recorded at fair value less estimated costs to sell. The fair value of other real estate owned is based on property appraisals and an analysis of similar properties available. The Bank classifies repossessed assets as Level 2 assets. The Bank’s impaired loans are included in note 3.

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

14.	Fair Value (continued)

The carrying amounts and estimated fair values of financial instrument as of December 31, 2023 and 2022, were as follows:

	Carrying	Fair
	Amount	Value	Level 1	Level 2	Level 3
December 31, 2023
Financial assets:
Cash and due from banks	$5,795	$5,795	$5,795	$—	$—
Interest-bearing cash equivalents	$81,313	$81,313	$81,313	$—	$—
Securities available for sale	$249,898	$249,898	$—	$249,898	$—
Loans held for sale	$22,576	$22,576	$—	$22,576	$—
Loans held for investment	$659,481	$661,600	$—	$661,600	$—
Derivative assets	$184	$184	$—	$184	$—
Accrued interest receivable	$5,506	$5,506	$—	$—	$5,506
Financial Liabilities:
Deposits	$769,288	$706,000	$—	$706,000	$—
Escrows	$11,774	$11,774	$11,774	$—	$—
Other borrowings	$172,200	$171,160	$—	$171,160	$—
Accrued interest payable	$524	$524	$—	$—	$524
December 31, 2022
Financial assets:
Cash and due from banks	$8,137	$8,137	$8,137	$—	$—
Interest-bearing cash equivalents	$52,600	$52,600	$52,600	$—	$—
Securities available for sale	$270,118	$270,118	$—	$270,118	$—
Loans held for sale	$17,110	$17,110	$—	$17,110	$—
Loans held for investment	$548,831	$555,382	$—	$555,382	$—
Derivative assets	$384	$384	$—	$384	$—
Accrued interest receivable	$4,658	$4,658	$—	$—	$4,658
Financial Liabilities:
Deposits	$791,528	$691,624	$—	$691,624	$—
Escrows	$14,157	$14,157	$14,157	$—	$—
Other borrowings	$30,100	$28,492	$—	$28,492	$—
Accrued interest payable	$20	$20	$—	$—	$20

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

15.	Mortgage Banking Derivatives

Commitments to fund certain mortgage loans (interest rate locks, or “IRLs”) to be sold into the secondary market and forward commitments (“Forwards”) for the future delivery of residential mortgage bonds are considered derivatives. The Bank enters into Forwards for the future delivery of residential mortgage bonds when interest rate lock commitments are entered into in order to economically hedge the effect of changes in interest rates resulting from its commitments to fund the loans. These mortgage banking derivatives are not designated in hedge accounting relationships. Fair values were estimated based on changes in mortgage interest rates from the date of the commitments. The net change in fair market value of IRLs are recorded in other non-interest income. The net change in fair market value and the cost to close Forwards are recorded as hedging activity in non-interest expenses.

The net gains (losses) relating to these free-standing derivative instruments used for risk management are summarized below as of December 31:

	Revenue Classification	2023	2022
IRLs	Gain (Loss) on sale of mortgage loans	$54	$(1,456)
Forwards	Hedging activity, net	(247)	4,904

Total		$(193)	$3,448

The following table reflects the amount and market value of mortgage banking derivatives included in the Balance Sheets at December 31:

	2023		2022
	Notional	Fair	Notional	Fair
	Amount	Value	Amount	Value
IRLs	$28,013	$481	$30,637	$428
Forwards	$23,500	$(297)	$27,000	$(44)

Total	$51,513	$184	$57,637	$384

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

16.	Segment Information

The Company has two reportable segments: traditional banking and mortgage banking. Revenues from traditional banking operations consist primarily of interest earned on loans held for investment and securities and fees from deposit services. Mortgage banking operating revenues consist principally of interest earned on mortgage loans held for sale, gains on sales of loans in the secondary mortgage market, and mortgage loan origination fee income. Accounting policies for segments are the same as those described in Note 1. Segment performance is primarily evaluated using operating revenue. Income taxes are allocated, and material indirect expenses are allocated by volume. Mortgage banking is an internal division of Fidelity and not a separate legal entity. Information reported internally for performance assessment follows:

		Mortgage	Total
	Banking	Banking	Segments
2023:
Net Interest income	$40,628	$3,540	$44,168
Gain on sale of mortgage loans	—	12,526	12,526
Other revenue	4,013	8,386	12,399

Total operating revenue	$44,641	$24,452	$69,093

Salaries and employee benefits	$21,114	$19,615	$40,729
Mortgage servicing rights amortization	—	1,763	1,763
Hedging activity, net	—	247	247
Other expenses	18,111	6,795	24,906
Income tax expense (benefit)	1,057	(727)	330

Total expenses	$40,282	$27,693	$67,975

Segment profit	$4,359	$(3,241)	$1,118

Segment assets	$1,090,761	$34,171	$1,124,932

2022:
Net Interest income	$37,922	$3,644	$41,566
Gain on sale of mortgage loans	—	14,477	14,477
Other revenue	4,392	3,672	8,064

Total operating revenue	$42,314	$21,793	$64,107

Salaries and employee benefits	$18,434	$23,519	$41,953
Mortgage servicing rights amortization	—	3,079	3,079
Hedging activity, net	—	(4,904)	(4,904)
Other expenses	15,097	6,777	21,874
Income tax expense (benefit)	1,580	(1,585)	(5)

Total expenses	$35,111	$26,886	$61,997

Segment profit	$7,203	$(5,093)	$2,110

Segment assets	$981,043	$26,224	$1,007,267

FIDELITY BANK

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(dollar amounts in thousands unless otherwise noted)

17.	Subsequent Events

Management has evaluated subsequent events through the date that the financial statements were available to be issued, March 1, 2024 and determined that the following matter required additional disclosure. No other subsequent events occurring after this date have been evaluated for inclusion in these financial statements.

On February 28, 2024, the Board of Directors of the Bank adopted a plan of conversion (the “Plan”). The Plan is subject to the approval of the Federal Deposit Insurance Corporation and the Louisiana Office of Financial Institutions and must be approved by the affirmative vote of at least a majority of the votes eligible to be cast by the voting members of the Bank at a special meeting. The Plan sets forth that the Bank proposes to convert into a stock savings bank structure with the establishment of a stock holding company (FB Bancorp, Inc.), as parent of the Bank. The Bank will convert to the stock form of ownership, followed by the issuance of all of the Bank’s outstanding stock to FB Bancorp, Inc. Pursuant to the Plan, the Bank will determine the total offering value and number of shares of common stock based upon an independent appraiser’s valuation. The stock will be priced at $10.00 per share. In addition, the Bank’s Board of Directors will adopt an employee stock ownership plan which will subscribe for up to 8% of the common stock sold in the offering. FB Bancorp, Inc. is organized as a corporation under the laws of the State of Maryland and will own all of the outstanding common stock of the Bank upon completion of the conversion. The conversion will be accounted for as a change in corporate form with the historic basis of the Bank’s assets, liabilities and equity unchanged as a result.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by FB Bancorp, Inc. or Fidelity Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of FB Bancorp, Inc. or Fidelity Bank since any date as of which information is furnished herein or since the date of this prospectus.

Up to 17,250,000 Shares

(Subject to Increase to up to 19,837,500 Shares)

(Proposed Holding Company for Fidelity Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

_________, 2024

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until June 17, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of shares of our common stock being registered.

*	Registrant’s Legal Fees and Expenses	$800,000
*	Registrant’s Accounting Fees and Expenses, Including Tax Opinion Fees	120,000
*	Marketing Agent Fees and Expenses(1)	1,695,655
*	Records Management Agent’s Fees and Expenses	70,000
*	Appraisal Fees and Expenses	86,200
*	Printing, Postage, Mailing and EDGAR Fees	250,000
*	Filing Fees (LOFI, Nasdaq, FINRA, SEC)(1)	111,036
*	Transfer Agent Fees and Expenses	35,000
*	Business Plan Fees and Expenses	77,500
*	Proxy Solicitation Fees and Expenses	15,000
*	Other	45,000

*	Total	$3,305,391

*	Estimated.
(1)	Estimated at the adjusted maximum of the offering range, assuming 100% of the shares are sold in the subscription offering.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of FB Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such. References to the MGCL refer to Maryland General Corporation Law:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in Section A of this Article 10 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the MGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director of officer, indemnification shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contractual rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or to an advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the personal liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between Fidelity Bank and Performance Trust Capital Partners, LLC*

1.2	Form of Agency Agreement between Fidelity Bank, FB Bancorp, Inc. and Performance Trust Capital Partners, LLC*

2	Amended and Restated Plan of Conversion of Fidelity Bank

3.1	Articles of Incorporation of FB Bancorp, Inc.*

3.2	Bylaws of FB Bancorp, Inc.*

4	Form of Common Stock Certificate of FB Bancorp, Inc.*

5	Opinion of Luse Gorman, PC regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman, PC*

8.2	State Tax Opinion of Jones Walker LLP*

10.1	Employment Agreement between Fidelity Bank and Christopher S. Ferris*

10.2	Employment Agreement between Fidelity Bank and Katherine A. Crosby*

10.3	Fidelity Bank Executive Severance Plan*

10.4	Fidelity Bank Performance-Based Deferred Compensation Plan*

10.5	Fidelity Bank Amended and Restated Director Retirement Plan*

10.6	Form of Fidelity Bank Employee Stock Ownership Plan*

21	Subsidiaries of FB Bancorp, Inc.*

23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1 )

23.2	Consent of EisnerAmper LLP

23.3	Consent of Jones Walker LLP with respect to state tax opinion (set forth in Exhibit 8.2)*

23.4	Consent of FinPro, Inc.*

24	Power of Attorney (set forth on the signature page to this Registration Statement)*

99.1	Engagement Letter with FinPro, Inc. to serve as appraiser*

99.2	Letter of FinPro, Inc. with respect to subscription rights*

99.3	Appraisal Report of FinPro, Inc.*

99.4	Marketing Materials

99.5	Stock Order and Certification Form

99.6	Letter of FinPro, Inc. with respect to liquidation rights*

107	Filing Fee Table

*	Previously filed.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Orleans, State of Louisiana, on May 2, 2024.

FB BANCORP, INC.

By:	/s/ Christopher Ferris
Christopher Ferris
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Christopher Ferris Christopher Ferris	President and Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2024

/s/ Todd Wanner Todd Wanner	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2024

* Katherine Crosby	Chairwoman	May 2, 2024

* Gerry Barousse, Jr.	Director	May 2, 2024

* J. Luis Baños, Jr.	Director	May 2, 2024

* Mahlon Sanford	Director	May 2, 2024

* Stephen Hales	Director	May 2, 2024

* W. Anderson Baker, III	Director	May 2, 2024

* Wendy Beron	Director	May 2, 2024

* Mark Romig	Director	May 2, 2024

* Todd G. Schexnayder	Director	May 2, 2024

*	By Power of Attorney dated March 4, 2024